As Filed with the Securities and Exchange Commission on July 18, 2007

                                                Registration  No. 333-119635

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM S-1
                        POST-EFFECTIVE AMENDMENT NO. 5
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
           (Exact name of registrant as specified in its charter)

            6221                  Delaware                  20-0069251
     (Primary SIC Number)  (State of organization)           (IRS EIN)

                            505 Brookfield Drive
                            Dover, Delaware 19901
                           Telephone:  (800) 331-1532
  (address and telephone number of registrant's principal executive offices)

                              Mr. Michael Pacult
                    c/o White Oak Financial Services, Inc.
                               5914 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                          William S. Scott, Esquire
                           The Scott Law Firm, P. A.
                      940 Northeast 79th Street, Suite A
                                Miami, FL 33138
              Telephone (305) 754-3603; Facsimile (305) 754-2668
                             wscott@wscottlaw.com

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 0

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

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Part I - Disclosure Document

                  Providence Select Fund, Limited Partnership

                Amended and Fully Restated Prospectus to Offer

 $50,000,000 (50,000 Units) Maximum in Units of Limited Partnership Interest

                  To Be Sold at the Net Asset Value per Unit
             Computed At the End of Each Month During the Offering

The Offering

The Fund is a registered commodity pool that trades in the speculative trade of U.S. and international futures, options on futures and forward contracts in a diversified portfolio that includes currencies, interest rates, energy, metals and commodities in both U.S. and global markets. An independent trading advisor is employed with the primary objective of the Fund appreciating over time. An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

Two general partners, White Oak Financial Services, Inc. and Mr. Michael Pacult, have the authority to manage the Fund. We refer to them collectively as "the general partner." The general partner is authorized by the partnership agreement to use its sole judgment to employ, establish the terms of employment, and terminate commodity trading advisors and futures commission merchants.

This is a best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. New limited partners will be admitted and limited partnership interests will be sold on the first business day of each month at a price that will be the month-end net asset value of the partnership divided by the number of outstanding partnership interests. Net asset value is calculated and partnership interests are issued on a monthly basis.

All subscriptions received will be placed in a depository account maintained by the general partner at Star Financial Bank, Angola, IN until we accept them. The general partner has sole and absolute discretion to terminate the offering for any reason.

You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. You have the right to rescind your subscription for five business days after it is submitted. There is a redemption fee of 3% during the first four months of investment, 2% the second four months, 1% the third four months, and none after the first twelve months. There will be no selling commission, however, the selling agents will receive a continuing service fee for the partnership interests sold by them of 3% of the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund will pay this fee at 1/4% monthly based on the net asset value of the investment. If you purchase $500,000 or more in partnership interests, you will be issued additional partnership interests from the registered offering to reduce the continuing service fee. See Summary, Subscription Procedure.

The Risks - These securities are highly speculative. Before you decide whether to invest, read this entire prospectus carefully and consider risks below and the complete description of "Risks you face" beginning on page 6.

*	The Fund business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

*	This investment involves a high degree of risk.  You should purchase these securities only if you can afford a complete loss of your investment.

*	The Fund is new and has limited operating history.

*	Trading profits and interest income must be generated to offset substantial expenses. To receive your investment back during the first twelve months, the Fund must generate a return of at most 11.00% at the current net asset value and 8.06% should we sell the maximum.

*	Transfer of your partnership interests will be restricted and subject to general partner approval. No public market for the partnership interests exists and none is expected to develop.

*	Although you will not receive distributions, you must pay annual Federal and State income taxes on your share of any profits earned, if any.

*	We must pay the following fees: Up to 3.25% annual management fee on our net assets and 20% incentive fee on new net profits to the trader; 6% annual fixed brokerage commissions and up to 0.5% incentive fee on new net profits to the corporate general partner; 3% continuing service fee to the selling agents; and, annual operating costs of $50,000.

*	This partnership will not make distributions.  To receive a return on your investment, you must use our redemption procedure, which is subject to restrictions.

*	The general partner and affiliates have conflicts of interest with regard to the management of this partnership including, but not limited to, the individual general partner is the sole principal of the corporate general partner and a 50% owner of the principal selling agent.

*	Commodity trading is highly leveraged.  A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any State securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Fund is not a registered mutual fund under the Investment Company Act of 1940.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

A maximum of $50,000,000 in units of limited partnership interest may be sold, of which $1,925,893 has already been sold, as of June 30, 2007. The Fund has commenced trading. The balance of proceeds to the Fund, $48,074,107, is offered at the Net Asset Value at the end of the month in which the subscription is received on the terms provided in this prospectus to also be used to trade and operate the Fund.

                          FUTURES INVESTMENT COMPANY
           5914 N. 300 West, Fremont, Indiana 46737 * (260) 833-1306
                     Best Efforts Principal Selling Agent

                                 July __, 2007

                     Commodity Futures Trading Commission

                           Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                     ------------------------------------

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the sec public reference facilities in Washington, D.C. Please call the SEC at (800) SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.

                             Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either:

*	a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or

*	an annual gross income of at least $45,000 and a net worth, similarly calculated of at least $45,000.

Residents of the following States must meet the specific requirements set forth below. Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.

1.	Alaska-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

2.	Arizona-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

3.	California-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

4.	Iowa-Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.

5.	Kansas-Net worth of at least $225,000 or a net worth of at least $60,000 and an annual gross income of at least $60,000. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

6.	Maine-Net worth of at least $200,000 or a net worth of at least $50,000 and an annual taxable income of at least $50,000.

7.	Massachusetts-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

8.	Michigan-Net worth of at least $225,000 or a net worth of at least
$60,000 and taxable income during the preceding year of at least $60,000.

9.	Minnesota-Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and Power of Attorney and (ii) make the representation in respect of risk tolerance in the Subscription Agreement.

10.	Mississippi-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

11.	Missouri-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

12.	Nebraska-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

13.	New Hampshire-Net worth of at least $250,000 or a net worth of at least
$125,000 and an annual taxable income of at least $50,000.

14.	North Carolina-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

15.	Pennsylvania-Net worth of at least $175,000 or a net worth of at least
$100,000 and an annual income of at least $50,000. Because the minimum closing amount is less than 1/10th of the maximum offering size, Pennsylvania investors are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

16.	South Carolina-Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

17.	South Dakota-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

18.	Tennessee-Net worth of at least $250,000 or a net worth of at least
$65,000 and annual taxable income of at least $65,000.

19.	Texas-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

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                               Table of Contents

Commodity Futures Trading Commission                                       i
Risk Disclosure Statement                                                  i
Suitability Standards                                                      ii
Table of Contents                                                         iii
Summary of the Offering                                                    1
The Fund                                                                   1
Description of Securities Offered for Sale                                 1
Plan For Sale of Partnership Interests                                     1
Subscription Procedure                                                     1
Will You Benefit From An Investment In The Fund?                           2
Business Objectives                                                        2
Summary Risk Factors                                                       2
Charges To The Fund                                                        3
Use Of Proceeds                                                            4
Selection Of Commodity Trading Advisors And Allocation Of Equity           4
Federal Income Tax Aspects                                                 4
Redemptions                                                                4
Diagram of Partnership Structure & Commissions Providence Select Fund,
Limited Partnership                                                        5
The Risks You Face                                                         6
The corporate general partner of this Fund has limited experience.         6
We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return
on your investment.                                                        6
You may not transfer your partnership interests and must rely on our
redemption procedures to receive your investment back.                     6
Your right of redemption is limited.                                       6
The Fund depends upon the individual general partner, and his absence
could cause the Fund to cease operations.                                  6
General partner and commodity trading advisor will serve other
businesses and may not have adequate time to devote to the Fund.           6
There are conflicts of interest in the Fund structure that may limit our
profits.                                                                   7
You will be taxed on profits though you will not receive distributions.    7
You will have to pay taxes on profits in a current year which may be
lost in future years.                                                      7
If the general partner selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be
responsible for recouping any previous losses.                             7
The general partner may change the commodity trading advisor and its
allocation of equity to or among advisors without prior notice to you.     7
You will not participate in management and may not contest the business
decisions of the general partner.                                          7
Broad investment guidelines.                                               7
Commodity futures trading is speculative and highly risky.                 7
As a result of leverage, small changes in the price of the Fund's
positions may result in major losses.                                      8
The general partner does not control the trading advisor or its
methods and may not be able to prevent large losses.                       8
Illiquid markets could make it impossible for the Fund's advisors
to realize profits or limit losses.                                        8
Changes in trading equity may adversely affect Fund performance.           8
Failure of commodity broker or banks could result in loss of assets.       8
When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may
lose the entire value of our positions in those markets.                   8
Option trading is highly risky and requires less equity to secure
a trade, thus providing greater potential for loss.                        9
If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to
government imposed price limits or market illiquidity.                     9
We may not be able to compete with others with greater resources
which could cause loss of Fund investment.                                 9
Resignation of the individual general partner may cause taxation
as a corporation.                                                          9
The offering of units has not been subject to independent review.          9
You will not have the protections provided by the Investment
Company Act of 1940.                                                       10
Investment in this Fund may subject you to the inconvenience of an
IRS audit.                                                                 10
General partner may settle IRS claim without your approval, whether
or not it is in your best interest.                                        10
You may be subject to back taxes and penalties.                            10
The general partner may cause riskier trading by raising the
incentive fee to 27% without prior notice to you.                          10
Conflicts Of Interest                                                      10
General partner, the commodity trading advisor, the futures
commission merchant, the selling agents and their principals
may preferentially trade for themselves and others.                        10

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Possible retention of voting control by the general partner may
limit your ability to control issues.                                      10
Partnership fees may be higher than they would be if they were
negotiated.                                                                10
Individual general partner and spouse may receive continuing
compensation for partnership interests they sell.                          11
General partner may select trading advisor to capitalize on
incentive fee                                                              11
Commodity trading advisor may engage in high risk trading to
generate fees.                                                             11
The individual general partner has sole control over the time
he will allocate to the management of the Fund.                            11
No Resolution Of Conflicts Procedures                                      11
Interests Of Named Experts And Counsel                                     11
Management's Discussion And Analysis                                       12
The Fund                                                                   12
The General Partners                                                       12
Experience                                                                 12
Authority                                                                  12
Analysis of Critical Accounting Policies                                   12
Partnership Books and Records                                              12
The Commodity Trading Advisor                                              13
Executive Compensation                                                     13
The Advisory Contracts                                                     13
Business Objective And Expenses                                            13
Explanatory Notes:                                                         15
Securities Offered                                                         16
Management's Discussion                                                    16
Description of Intended Operations                                         16
Risk Control                                                               17
Trading Risks                                                              17
Fiduciary Responsibility and Remedies                                      17
Indemnification                                                            18
Provisions of Limited Partnership Agreement                                18
Provisions of Law                                                          18
Provisions of Federal and State Securities Laws                            18
Provisions of the Securities Act of 1933 and NASAA Guidelines              18
Provisions of the Clearing Agreement                                       18
Other Indemnification Provisions                                           18
Relationship With The Futures Commission Merchant And The
General Partner                                                            18
Fixed Commissions are Competitive                                          19
Relationship With The Commodity Trading Advisor                            19
The Commodity Trading Advisor Will Trade For Other Accounts                19
Non-Disclosure Of The Commodity Trading Advisor's Methods                  19
Charges To The Fund                                                        19
Compensation Of General Partner                                            19
Compensation Of The Commodity Trading Advisor                              19
Restrictions on Management Fees                                            20
Compensation of Futures Commission Merchant                                20
Compensation of Selling Agents                                             20
Miscellaneous Fees To Futures Commission Merchant                          21
Rights of General Partner                                                  21
Other Expenses                                                             21
Charges To The Fund                                                        21
Potential Advantages                                                       22
Equity Management                                                          22
Investment Diversification                                                 22
Limited Liability                                                          22
Administrative Convenience                                                 22
Access To The Commodity Trading Advisor                                    23
Use Of Proceeds                                                            23
Determination Of The Offering Price                                        23
The General Partner                                                        23
Identification                                                             23
The Individual General Partner                                             24
No Ownership In Commodity Trading Advisor And Futures Commission
Merchant                                                                   24
Ownership in the Partnership                                               24
Trading By The General Partner                                             24
No Prior Performance of this Fund and Regulatory Notice                    25
Trading Management                                                         25
No Affiliation With Commodity Trading Advisor                              25
Rights of the General Partner With Respect To Commodity Trading
Advisor Selection And Allocation Of Equity                                 25
Performance of Other Partnerships Managed by the General Partner           26
Performance Record Of Bromwell Financial Fund, Limited Partnership         27
Performance Record Of Atlas Futures Fund, Limited Partnership              27
The Commodity Trading Advisor                                              28
NuWave Investment Corp                                                     28
Business Background                                                        28
Trading Program                                                            29
Performance History                                                        31
The Futures Commission Merchant                                            33
Federal Income Tax Aspects                                                 34
Scope Of Tax Presentation                                                  34
No Legal Opinion As To Certain Material Tax Aspects                        35

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Partnership Tax Status                                                     35
No IRS Ruling                                                              35
Tax Opinion                                                                35
Passive Loss And Unrelated Business Income Taxes Rules                     36
Basis Loss Limitation                                                      36
At-Risk Limitation                                                         36
Income And Losses From Passive Activities                                  37
Allocation Of Profits And Losses                                           37
Taxation Of Futures And Forward Transactions                               37
Section 988 Foreign Currency Transactions                                  38
Capital Gain And Loss Provisions                                           38
Business For Profit                                                        38
Self-Employment Income And Tax                                             38
Alternative Minimum Tax                                                    38
Interest Related To Tax Exempt Obligations                                 38
Not A Tax Shelter                                                          38
Taxation Of Foreign Partners                                               38
Partnership Entity-Audit Provisions-Penalties                              39
Employee Benefit, Retirement Plans And IRA's                               39
The Limited Partnership Agreement                                          39
Formation Of The Fund                                                      40
Units of Partnership Interests                                             40
Management Of Partnership Affairs                                          40
General Prohibitions                                                       40
Additional Offerings                                                       40
Partnership Accounting, Reports, And Distributions                         40
Federal Tax Allocations                                                    41
Transfer Of Partnership Interests Only With Consent Of The General
Partner                                                                    41
Termination Of The Fund                                                    41
Meetings                                                                   41
Redemptions                                                                41
Plan For Sale Of Partnership Interests                                     42
No NASD Limitation on Sales Commissions and Disclosure of
Wholesaling Fees                                                           42
No Sales to Discretionary Accounts                                         42
The Selling Agent                                                          42
Depository Account & Offering Price                                        42
Subscription Procedure                                                     43
Subscription Amounts                                                       43
Revocation and Acceptance of Subscription                                  44
Investor Suitability                                                       44
Investor Warranties                                                        44
Legal Matters                                                              45
Litigation And Claims                                                      45
Legal Opinion                                                              45
Experts                                                                    45
Additional Information                                                     45

Financial Statements

A.	Providence Select Fund, Limited Partnership

       Interim Financial statements for the period ended March 31, 2007

       Audited Financial Statements for the years ended 2006, 2005, and 2004

B.	White Oak Financial Services, Inc.

       Audited Financial Statements for the years ended 2006, 2005, and 2004


         [The balance of this page has been intentionally left blank.]

                            Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the exhibits.

The Fund

The Providence Select Fund, LP allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and swap markets. Specifically, the Fund trades in a portfolio that includes financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. It can also participate in agricultural commodities, commodities in general, like metals and energy products, options on futures, and the futures markets domestically and globally. The general partner uses its discretion to employ advisors that look to manage risk and volatility.
The individual general partner has provided advisory services for individual managed accounts for 26 years similar to the services he is providing for the Fund, and he has developed and refined his approach to evaluating professional advisors over that period. The performance data required to be disclosed for the most recent five calendar years of the advisor selected is included.

The Fund is a Delaware limited partnership organized on May 16, 2003, with its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. Its books and records are kept at the offices of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737with duplicate copies kept with The Scott Law Firm, P.A., 940 NE 79th Street, Suite A, Miami, FL 33138 or such other locations selected by the General Partner, from time to time, by notice to the partners. The Fund is operated pursuant to a limited partnership agreement which is included as Exhibit A and is managed and controlled by White Oak Financial Services, Inc., a Delaware corporation, and Michael Pacult, who are collectively referred to as the general partner. The main business office and phone of the individual and corporate general partners are 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306.

The general partner employs independent professional trading managers called commodity trading advisors to select trades for the Fund.

Description of Securities Offered for Sale

By our previous prospectus, we sold a total of $1,925,893 of partnership interests. As of the effective date of this prospectus, we are offering by this prospectus the balance of $48,074,107 in value of partnership interests to bring the total offered since the commencement of sales to $50,000,000. The remaining interests will be sold at the month end net asset value per partnership interest, which reflects trading profits, losses and expenses.

Plan For Sale of Partnership Interests

All sales will be made through broker dealers that will use their best efforts, which means they will try, but not guarantee, to sell the partnership interests.

All subscriptions accepted by the general partner will be placed in a depository account maintained at Star Financial Bank, Angola, IN until accepted by the general partner. Interest accrued on your subscription amount will be used to buy additional partnership interests for you.

This offering will continue until the maximum of $50,000,000 is sold. The general partner may terminate this offering at any time.

Subscription Procedure

To purchase partnership interests, you must (i) complete and execute a subscription agreement (Exhibit D), and deliver your executed subscription documents and check for your investment, which should be made payable to "Star Bank for the acct. of Providence," (ii) make representations and warranties in the Subscription Agreement related to your suitability to purchase the partnership interests, (iii) grant a Power of Attorney to the general partner to take all actions necessary to admit you as a limited partner to the Fund,
(iv) and pay for at least $25,000 in partnership interests, though the general partner may reduce this amount to not less than $5,000. All units will be charged a 3% continuing service fee.

And you must also have the minimum net worth and income provided in the State of your residence, if it is listed, at the front of this prospectus or, one of the following: (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, both exclusive of your home, home furnishings and automobiles.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the partnership interests is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Will You Benefit From An Investment In The Fund?

You may benefit from an investment in the Fund if you want to diversify your portfolio from traditional stock, bond and real estate investments and if you have money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. The purchase of Fund partnership interests presents the opportunity to invest in futures markets which are typically not represented in most investors' portfolios and which, through long or short positions, offer the opportunity to profit from rising or falling markets.

However, if you cannot afford the risk of losing your entire investment in this partnership, you should not purchase these partnership interests.

The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and swap trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of the trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

Investors in the Fund get the advantage of limited liability in highly leveraged trading.

Business Objectives

We are organized to be a commodity pool to engage in the speculative trading of futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments. We also trade options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and other financial instruments.

We cannot guarantee that we will meet our objectives or avoid substantial losses.

Summary Risk Factors

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the Fund, see the Risk Factors section beginning on page 6.

Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by registered commodity trading advisors. This trading is highly leveraged and takes place in very volatile markets.
You could lose all or a substantial amount of your investment in the Fund.

The Fund has limited operating and performance history to serve as the basis for evaluating an investment in the Fund. However, the track record of the commodity trading advisor discloses the trading program to be used for this Fund that gives an indication of future results; however, past results are no guarantee of future results. In addition, the general partner may invest the offering proceeds in a different program run by a separate advisor without prior notification to the partners.

This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment. To return an initial investment at the current (as of June 30, 2007) net asset value per partnership interest of $1,027.64 after the first year of operation, we must earn a profit of 9.82%, or $100.96 per partnership interest based on our current net asset value during the subsequent twelve months , and we must earn a profit of 7.24% should we sell the maximum during the next twelve months and our net asset value be $50,000,000. To return an initial investment of $1,027.64 during the first year of operation, we must earn a profit of at most 11.00% at our current net asset value and 8.06% should we sell the maximum.

Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure. The redemption price will be the net asset value of the partnership interests you hold at the end of the month in which you provide the general partner with no fewer than ten days prior written notice of your request to redeem.

Although you will not receive distributions, you must pay Federal and State income taxes on your share of the profits, if any, earned by this partnership for the year in which they are earned.

The general partner and affiliates have conflicts of interest with regard to the management of this partnership. Specifically (i) the general partner's fees and principal selling agent's continuing service fees have not been negotiated at arm's length, (ii) the individual general partner is the sole principal of the corporate general partner and an affiliate of the principal selling agent, and (iii) the general partner, the commodity trading advisor and their principals may preferentially trade for the own accounts or for others.

Commodity trading is highly leveraged. A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

The general partner may at any time and it its sole discretion select and allocate all or a portion of the Fund's assets to commodity trading advisors other than NuWave Investment Corp., and investors in the Fund must rely on the ability of the general partner to select such additional advisors.

The incentive nature of the compensation to be paid to the corporate general partner and the commodity trading advisor may encourage riskier or more speculative positions than would otherwise be assumed.

The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable, and that may not occur.

Charges To The Fund

The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.



/Entity
/Nature of Service
/Amount of Compensation
_______________________________________
/The general partner
(White Oak Financial Services, Inc. and Mr. Michael Pacult)

/Manages the Fund;
negotiates and pays trading costs; assumes credit risk of the partnership to
the futures commission merchant	White Oak receives a fixed brokerage
commission of 6% to clear trades and retains the difference between the 6% and the round turn commissions paid to the futures commission merchant. [$1,455+]

/White Oak receives up to a 0.5% incentive fee computed quarterly on new net profits the Fund has produced through trading.
_______________________________________
/The commodity trading advisor
(NuWave Investment Corp.)

/Selects and enters trades for the Fund	Annual
management fee based on the rate of trading assigned by the trading advisor and approved by the general partner of up to 3.25% annually, paid monthly, of the equity assigned to it to trade. [$788.13+]

/20% quarterly incentive fee on new net profits it generates.

_______________________________________
/The futures commission merchant
(Man Financial Inc.)

/Accepts trades from the advisor, clears the trades; hold the Fund's trading equity

/The corporate general partner pays the futures commission merchant the per round turn commissions.
_______________________________________
/The selling agents
(Futures Investment Company, a National Association of Securities Dealers registered broker/dealer, principal selling agent and additional selling agents it appoints)

/Solicits and services investment in the Fund

/The Fund pays the selling agents a 3% continuing service fee of the initial investment for the first year of the investment. After the twelfth month, the Fund will pay this fee at 1/4% monthly based on the net asset value of the investment for so long as the investment remains in the Fund. [$750+]
_______________________________________
/Lawyers, Accountants and Others
(The Scott Law Firm, P. A. Jordan, Patke & Associates, Ltd., CPA and other accountants)

/Initial and continuing legal, audit and accounting work

/$299,135 in offering and organizational expenses, to be reimbursed by the Fund to the general partner after the twelfth month of operation. [$150+] Annual operating costs of $39,000 in audit and accounting, $5,000 in legal , and $6,000 in miscellaneous, such as Blue Sky and printing. [$25+]
_______________________________________
+ Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $50,000,000.

Use Of Proceeds

After the twelfth month of operation following the commencement of business, the Fund will reimburse the general partner for all offering and organizational expenses incurred prior to the commencement of business, which total $299,135. Offering expenses incurred after the commencement of business, if any, are paid by the Fund as incurred. The general partner has initially applied all of the Fund assets toward trading commodities and cash reserves.

Selection Of Commodity Trading Advisors And Allocation Of Equity

The general partner has selected NuWave Investment Corp. to serve as commodity trading advisor of the Fund. The trading advisor is solely responsible for making trades, and neither the general partner nor you will have notice or the opportunity to approve the trades made. The advisor trades its Combined Portfolio 2x program. The program uses multiple non-correlated technical strategies to trade financial and commodity futures contracts. The advisor makes short sales, with unlimited risk of loss, on behalf of the Fund. The general partner, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

Federal Income Tax Aspects

In the opinion of The Scott Law Firm, P.A., counsel to the general partner, the Fund is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for Federal income tax purposes. As such, whether or not the Fund has distributed any cash to the limited partners, each limited partner must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of ordinary income or loss, and/or capital gain or loss. Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the limited partners. Although the Fund treats the brokerage fees and performance fees paid as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

Redemptions

You may request the general partner to accept the surrender of your partnership interests for cash through our redemption procedures. The general partner will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets or reserve for contingent claims. There is a redemption fee of 3% during the first four months of investment, 2% the second four months, 1% the third four months, and none after the first twelve months. See, The Limited Partnership Agreement, Redemptions.

                Diagram of Partnership Structure & Commissions

                  Providence Select Fund, Limited Partnership

Please see the previous table under Charges to the Fund for a description of the parties and expenses.

			Investor (you)
				|
				|
			Principal Selling Agent
			Futures Investment Company*
				|
				|
Limited Partners--------General Partner and---------------------Commodity Trading Advisor
Investors (you)		Commodity Pool Operator			NuWave Investment Corp.
			White Oak Financial Services, Inc.		|
			and Michael P. Pacult				|
				|					|
				|					|
			Futures Commission Merchant---------------------
			Man Financial Inc
				|
				|
			Futures Market

Mr. Pacult is a 50% owner of Futures Investment Company, the principal selling agent and is also 100% owner of White Oak Financial Services, Inc.

      [The balance of this page has been intentionally left blank.]

The Risks You Face

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of partnership interests sold.

The corporate general partner of this Fund has limited experience.

The corporate general partner, has not previously operated a commodity pool prior to the commencement of business of the Fund or engaged in any other business.

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.

We must pay our fees, charges and expenses before you will realize a profit. They are (i) fixed brokerage commissions to cover the cost of trades of 6% annually of the equity assigned to the trading advisor to trade (ii) a 3% annual continuing service fee, paid as described in Charges to the Partnership, to the selling agents, (iii) a management fee to the commodity trading advisor of up to 3.25% per year, (iv) yearly operating expenses estimated at $50,000, (v) variable operating expenses such as telephone, postage, and office supplies, and (vi) extra-ordinary expenses such as claims and defense of claims from brokers, partners, and other parties.

The incentive fees of up to 0.5% to the general partner and 20% to the commodity trading advisor are accrued monthly but paid on a quarterly basis. The Fund may increase the combined incentive fees paid to the trading advisor and general partner to 27% if the management fee is eliminated. Conversely, the Fund may increase the management fees to the commodity trading advisor and general partner to a total of 6% if the total incentive fees are decreased to 15%. The Fund may be subject to substantial incentive fees in the initial quarters of operation of the Fund that will not be refunded, even if we experience subsequent losses that produce a net loss for that year. See Charges to the Fund.

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your partnership interests with the consent of the
general partner, which will be granted only in limited circumstances.   See
The Limited Partnership Agreement, Transfer Of Units Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The Limited Partnership Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide (i) the redemption amount will be the net asset value of the partnership interests as calculated at the end of the month in which the redemption request is received, (ii) you must submit your redemption request in a form acceptable to the general partner no fewer than ten days prior to the withdrawal date (iii) it must be approved by the general partner, and (iv) it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the general partner intends to grant all redemption requests received no fewer than ten days prior to the last business day of the month and will pay those requests within twenty days after the last business day of the month in which the redemption request was received. Intervening circumstances may prevent the redemption of partnership interests before they are significantly devalued. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Fund depends upon the individual general partner, and his absence could cause the Fund to cease operations.

You will be relying entirely on the ability of the general partners to select and monitor the commodity trading advisor selected for the Fund. The individual general partner is also the sole director and officer of the corporate general partner. If he becomes unable to perform his duties, the Fund could be required to cease operations and trading until a replacement for him is found.

General partner and commodity trading advisor will serve other businesses and may not have adequate time to devote to the Fund.

The individual general partner currently manages other commodity pools and both general partners expect to manage additional pools in the future. Such other pools may also use this pool's general partner to negotiate better terms for clearing and other services. The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisor intends to use similar trading methods for all accounts it manages pursuant to a given program, it may vary those methods. Accordingly, there is no guarantee that our trading results will be similar to or better than the trading advisor's other accounts. Our business could be adversely affected by the failure of either the individual general partner, who is also the sole director of the corporate general partner, or the trading advisor to devote sufficient time to the Fund affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the Fund structure that may limit our profits.

Before investing in this partnership, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, the individual general partner is also a principal of Futures Investment Company, the principal selling agent. Therefore, the individual general partner will probably not replace Futures Investment Company as the principal selling agent because it may retain a portion of the 3% annual continuing service fee on sales made by associated persons it employs.

In addition, because the principal selling agent is affiliated with the general partner, no independent due diligence of this offering will be conducted in regard to interests it sells. The general partner retains a portion of the 6% fixed annual fee for brokerage commissions and is paid up to a 0.5% incentive fee and, therefore, is unlikely to resign. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You will be taxed on profits though you will not receive distributions.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year. We do not intend to make distributions, so you must receive a redemption pursuant to our redemption procedures to receive a return of your investment. And, losses after any year-end could require you to pay taxes on any prior year's income from principal. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

If the general partner selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We rely upon a commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Exhibit F). A trading advisor may terminate its relationship with the Fund at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the general partner would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms that are as favorable. Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees on new net profits they generates.

The general partner may change the commodity trading advisor and its allocation of equity to or among advisors without prior notice to you.

Without prior notice to you, the general partner may change the commodity trading advisor and the amount of equity to trade at any time, for any reason.

You will not participate in management and may not contest the business decisions of the general partner.

You may not manage or conduct our business in any way. If you did, you would be deemed a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A). Accordingly, you are bound by the business decisions of the general partner.


Broad investment guidelines.

We have no policies restricting the manner in which the general partner may allocate the Fund's assets to trading advisors or the manner in which the Fund's trading advisor may invest for the Fund, other than those described in "Summary of the Offering -- Business Objectives", "Trading Management", and "The Commodity Trading Advisor". The General Partner has broad discretion in allocating the Fund's assets to trading advisors and the trading advisor has sole discretion in investing the Fund's assets, including the particular
trading strategies and the amount of leverage to be used.   The Fund's assets
may be less diversified than they would be if allocated differently or managed by other advisors and/or may be invested in instruments that differ significantly from instruments you might select if you were managing your own trading.

Commodity futures trading is speculative and highly risky.

Commodity futures, forward, and option contracts have a high risk of loss and are highly volatile. Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather;

agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices, (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted, (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by the commodity trading advisor may also fail to predict price direction, (iv) it is possible for most of our open positions to be unprofitable at the same time (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position, (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account, for which, the general partner is responsible, and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisor.

As a result of leverage, small changes in the price of the Fund's positions may result in major losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade. The margin amount is typically between 10% and 40% of the value of the contract traded. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 10% of the futures contract price is deposited as margin, a 10% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account. Also, the trading advisor is solely responsible for its trades and will not be limited in the amount of leverage it may employ.

The general partner does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchant. The general partner does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the general partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the general partner knows remedial action must be taken.

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

It is not always possible to execute a buy or sell order. Such lack of liquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes a lack of liquidity and exposure to substantial losses. These losses could exceed the total equity in our account, for which the general partner is responsible.

Changes in trading equity may adversely affect Fund performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and (iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.
See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor will not limit the total equity it accepts and may suffer losses that cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Failure of commodity broker or banks could result in loss of assets.

If the futures commission merchant or other entities with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts will be insured for only $100,000 and payment on insured deposits may be delayed.

When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties and the value
of the item traded.   The general partner has the authority to grant the right
to the commodity trading advisor to trade commodities on United States commodity exchanges, foreign commodity exchanges, the inter-bank currency markets, the physical commodity cash markets and any other markets the general partner, in its sole judgment, deems appropriate. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement or a devaluation of a particular foreign currency to be large enough to destroy the creditworthiness or value of the contracts and options issued by a particular party or government, or all of the contracts and options of an entire market. In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

We may trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great in the case of selling option premium.

If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits or market illiquidity.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

We may not be able to compete with others with greater resources which could cause loss of Fund investment.

Commodity futures trading is highly competitive. We compete with others who may have, greater experience more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of the individual general partner may cause taxation as a corporation.

Any general partner wishing to voluntarily withdraw from the Fund must give 120 days prior written notice to the limited partners. When the sole general partner of a partnership is a corporation, the tax rules require conditions to be met to allow the Fund to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met, decentralized management, unlimited liability, limited transferability of shares, and limited continuation of existence.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s), our income or loss would not be passed through to you, we would be taxed at corporate rates, all or a portion of any distributions made to you would be taxed to you as dividend income, and the amount of such distributions would not be deductible by us in computing our taxable income. See Federal Income Tax Aspects.

The offering of units has not been subject to independent review.

Purchasing partnership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The general partner will not advise you in any manner on an investment in this partnership, including matters of diversification, prudence and liquidity. Accordingly, you must rely upon the experience of qualified investment counsel you select.

You will not have the protections provided by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the Fund, the corporate general partner, the individual general partner and the commodity trading advisor involves only the trade of commodities, none of them is required, nor does any of them intend, to be registered under the Investment Company Act of 1940 or any similar State law. Therefore, you are not protected by any such legislation.

Investment in this Fund may subject you to the inconvenience of an IRS audit.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be required to file amended returns, may be subject to a separate IRS audit, and required to pay back taxes, plus penalty and interest.

General partner may settle IRS claim without your approval, whether or not it is in your best interest.

The corporate general partner is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Fund tax counsel has delivered an opinion to the general partner that this partnership, as presently operated by the general partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the general partner. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income. The aggregate of such expenses is deductible only if such amount exceeds 2% of the taxpayer's adjusted gross income. The general partner believes that our operations qualify as a trade or business.

The general partner may cause riskier trading by raising the incentive fee to 27% without prior notice to you.

The general partner has reserved the right to raise, without prior notice to you, the total incentive fee between the trading advisor and the general partner to a maximum of 27% provided the total management fees charged by the commodity trading advisor and general partner are 0%. If this occurs, the trading advisor may engage in riskier trades, with the encouragement of the general partner, because their fees would be tied exclusively to the performance of the trading program.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase partnership interests. The general partner will use this notice of conflicts as a defense against any claim or other proceeding made against the corporate general partner, the individual general partner, the commodity trading advisor, the futures commission merchant, the principal selling agent or any principal or affiliate, agent or employee of any of them.

General partner, the commodity trading advisor, the futures commission merchant, the selling agents and their principals may preferentially trade for themselves and others.

Because the general partner, the commodity trading advisor, the futures commission merchant, the selling agents and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. For example, if any of them trade for their own account, you will not have access to their trading records. They could take their positions prior to the entry of positions they know will be placed for the partnership, although, they have stated they will not do so.

Possible retention of voting control by the general partner may limit your ability to control issues.

The general partner, its principal and its affiliates may purchase an unlimited amount of partnership interests. These persons include the individual general partner, who is also a principal of Futures Investment Company, the principal selling agent. It is possible that they could purchase enough partnership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as, amendment of the Limited Partnership Agreement, change in our basic investment policy, dissolution of this partnership, or the sale or distribution of our assets. However, neither general partner may vote, directly or indirectly, on the issue of their removal.

Partnership fees may be higher than they would be if they were negotiated.

The fixed annual brokerage commission to the corporate general partner has not been negotiated at arm's length, although they are less than the presumptive fair and reasonable limits provided by the guidelines of the North American Securities Administrators Association. The general partner (i) accepts the credit risk of the Fund to the futures commission merchant, (ii) maintains the day to day contact with the selling agents and the commodity trading advisor, (iii) reviews the daily positions and margin requirements of the Fund, (iv) pays the futures commission merchant' charges,
(v) pays the continuing service fees to the selling agents for communicating with investors and maintaining investment in the partnership.

The individual general partner is the principal of the corporate general partner and a principal and 50% owner of Futures Investment Company, the principal selling agent. He has a conflict of interest because he receives compensation from the fixed brokerage commissions paid to the corporate general partner and the continuing service fee paid to the principal selling agent, Futures Investment Company. From the fixed brokerage commissions paid to the corporate general partner, the general partner must pay round turn brokerage commissions to the futures commission merchant. The corporate general partner will keep any remaining portion of the fixed brokerage commission. The continuing service fee is paid by the partnership to the selling agents for payment, as they determine, to the associated persons who sold partnership interests to the other partners and you. The individual general partner will be paid a portion of the continuing service fee paid to Futures Investment Company, the principal selling agent, for interests it sells.

Individual general partner and spouse may receive continuing compensation for partnership interests they sell.

The individual general partner and his spouse are both 50% owners and registered representative of Futures Investment Company. As such, they may receive a portion of the 3% annual continuing service fee for their work to retain investment in the Fund through service of the partnership interest they sell, if any.

General partner may select trading advisor to capitalize on incentive fee

The corporate general partner receives an incentive fee on new net profits. It may select a trading advisor and accept an inordinately high exposure to risk to attempt to achieve profits to be paid the incentive fee.

Commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives an incentive fee, it might select trades that are too risky for us.

The individual general partner has sole control over the time he will allocate to the management of the Fund.

The individual general partner is responsible for managing this partnership along with three other public and one private commodity pool, and for performing other investor relations services as a principal and associated person of Futures Investment Company.

The individual general partner has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures in the future. He is solely responsible for the allocation of his time to the management of this partnership as well as the other projects he currently manages and will manage in the future. He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the Fund.

No Resolution Of Conflicts Procedures

The general partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, in all dealings affecting this partnership, the general partner has a fiduciary responsibility to all of the Fund's investors to exercise good faith and fairness.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the general partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement. You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests Of Named Experts And Counsel

The general partner has employed The Scott Law Firm, P.A., a Florida professional corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the partnership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the Fund to give advice on the preparation of this offering document have been hired on a contingent fee basis, except that the law firm has agreed to a sliding scale fixed fee based upon the number of units sold at each closing. The general partner believes no conflict of interest is created by this fee arrangement and that it is in the partners' best interests. Nor do any of them have any present or future expectation of interest in the general partner, the selling agent, the commodity trading advisor, or the futures commission merchant.

Management's Discussion And Analysis

The Fund

Providence Select Fund, Limited Partnership is a Delaware limited partnership organized on May 16, 2003, and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. See page 25 for the performance record of the Fund.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The Fund is managed by its general partners. The Fund does not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which grants full management control to the general partner including, the right to employ independent trading managers called commodity trading advisors. The agreement will terminate at 11:59 p.m. on May 16, 2024, or upon an event causing an earlier termination.

Except for the limited partnership agreement, the Fund may not enter any contract with the general partner or commodity trading advisors that is greater than one year in duration. However, all such contracts may provide for automatic annual renewal and be terminable at anytime without penalty upon sixty days, or less, written notice by the either party to the contract.

The General Partners

The corporate general partner is White Oak Financial Services, Inc., a Delaware corporation incorporated on April 21, 2003. It was registered as a commodity pool operator on May 14, 2003 and maintains its main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual general partner is Michael Pacult, who was registered as a commodity pool operator on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual and corporate general partners and the Fund will comply with all applicable registration and other requirements under the Commodity Exchange Act, as amended.

Experience

The corporate general partner has not previously operated a commodity pool or engaged in any other business. The individual general partner's background and experience can be found on page 24. The past performance of the other funds that the individual general partner manages can be found at pages 27 and 27.

Authority

The individual general partner is the sole shareholder, director, principal and officer of the corporate general partner. Although the signature of either the individual or corporate general partner may bind this partnership, the individual general partner is the sole decision maker for this partnership.
He also is the sole decision maker for three other publicly traded commodity pools and one privately held commodity pool.

The general partner is authorized to take all actions necessary to manage the
affairs of the Fund.   See Article II of the Limited Partnership Agreement,
attached as Exhibit A.

Analysis of Critical Accounting Policies

The Fund's critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the Fund trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as "change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "realized profit/loss" when open positions are closed out; the sum of these amounts constitutes the Fund's trading revenues. Earned interest income revenue, as well as management fee, incentive fee, and brokerage fee expenses of the partnerships are recorded on an accrual basis. The general partner believes that all relevant accounting assumptions and policies have been considered.

Partnership Books and Records

Our books and records will be maintained for six years at the office of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737. A duplicate set of our books and records are maintained by The Scott Law Firm, P.A. or such other locations as the General Partner may determine, from time to time, by notice to the partners. You may access our books and records related to the partnership and your account by visiting the corporate general partner's office at a mutually convenient time and you may have copies made at a reasonable charge per page. The corporate general partner serves as tax partner for the Fund. The CPA firm of Jordan, Patke & Associates, Ltd., 300 Village Green Drive Ste 210, Lincolnshire, IL 60069 conducts our annual audit and the annual audit of the corporate general partner, and prepares the IRS Form K-1s sent to investors and our tax returns.

The Commodity Trading Advisor

To conduct trading on our behalf, the general partner has initially selected an independent commodity trading advisor, NuWave Investment Corp. Without prior notice to you, the general partner has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the general partner will give you notice of any change in trading advisors within seven days of such change. Such notice will include a description of your right to redemption.

No change in trading advisors will constitute a material change to the limited partnership agreement or the structure of our operation. All trading advisors employed to trade for the Fund will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

Executive Compensation

The corporate general partner, as an independent contractor, is compensated to manage the pool. It receives a portion of the 6% fixed brokerage commissions and up to a 0.5% incentive fee. Also, as a 50% owner of Futures Investment Company, Mr. Pacult, the individual general partner, may receive a portion of the 3% annual continuing service fee paid to Futures Investment Company for sales made by associated persons it employs.

The Advisory Contracts

The authority granted to the trading advisor is expressed in the advisory contract and power of attorney granted by the Fund to the trading advisor, and the futures commission merchant. See Exhibit F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market.

The advisory contract and power of attorney may be terminated, at any time, upon notice by either the Fund or the trading advisor to the other and to the futures commission merchant.

Business Objective And Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The general partner organized this partnership to be a commodity pool, as that term is defined in the Commodity Exchange Act. It employs independent commodity trading advisors to trade for us.

The general partner has allocated substantially all of our net assets to the selected trading advisor to conduct this trading. The trading advisor typically allocates between 10% and 40% of the trading equity assigned to it as a deposit, or margin, to secure the trading positions it selects. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. The right to increase the amount of equity utilized for margin is solely at the discretion of the commodity trading advisor and under certain market conditions, this range could be substantially higher.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, State and local taxes upon income, if any, earned by this partnership.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial commissions, fees and other costs to do business, or avoid substantial trading losses. See Charges to the Fund.

Below is a chart explaining the expenses we expect to incur during the next two twelve month periods of operation. All interest income is paid to the Fund. During the periods of the below chart , we assume the value of each unit of partnership interest will remain constant at the current price, as of June 30, 2007, of $1,027.64 .

         [The balance of this page has been intentionally left blank.]

                   Expenses Per Unit of Partnership Interest
                For The Next Two 12-Month Periods Of Operations

								1st - 12th Months		13th - 24th Months

						Based Upon Current 	Based Upon Maximum	Based Upon Maximum
						Net Asset Value		Units Sold	 	Units Sold

Actual Units Sold to Date and Value (1)		1,918.17 Units
						($1,971,188)
Units to be Sold Pursuant to this Prospectus (1)			48,655 Units 		48,655 Units
									($50,000,000)		($50,000,000)

Selling Price per Unit (2)			$1,027.64		$1,027.64		$1,027.64
Offering Expenses (3)				0.00			0.00			5.98
Operating Expenses (4)				26.07			1.03			1.03
Continuing Compensation (5)			30.83			30.83			30.83
Trading Advisor's Management Fee (6)		32.40			32.40			32.40
Trading Advisor's and General Partner's
 Incentive Fee (7)				1.49			0.00			0.00
Brokerage Commissions and Trading Fees (8)	59.81			59.81			58.20
Interest Income (9)				(49.64)			(49.64)			(49.64)

Trading Income Required to Redeem one Unit at
Initial Value after first twelve month period
and second twelve month period (10)		$100.96			$74.43			$80.41

Income as a % of Selling Price Per Unit with
0% redemption fee after first twelve month
period and second twelve month period (11)	9.82%			7.24%			7.82%
_______________________________________________
Redemption prior to first twelve months (11):

Redemption during first 4 months:
Income as a % of Selling Price Per Unit
with 3% redemption fee (12)			6.79%			5.81%			N/A

Redemption during second 4 months:
Income as a % of Selling Price Per Unit
with 2% redemption fee (13)			8.89%			6.94%			N/A

Redemption during third 4 months:
Income as a % of Selling Price Per Unit
with 1% redemption fee (14)			11.00%			8.06%			N/A

Explanatory Notes:

(1) Your investment will be held in a depository account until you are admitted to the Fund as a limited partner. The partnership has currently registered on a Form S-1, filed with the U.S. Securities and Exchange Commission, a maximum of $50,000,000 of partnership interests to be sold. The general partner may register additional partnership interests, from time to time.

(2) You will purchase partnership interests at the partnership's month end net asset value per unit.

(3) Offering expenses incurred prior to commencement of business of $299,135 will be paid by the general partner and reimbursed by the Fund after the twelfth month of operation. .

(4) The partnership incurs yearly operating expenses of approximately $39,000 for audit and accounting, $5,000 for legal, and $6,000 for miscellaneous costs, such as Blue Sky and printing.

(5) The Fund pays to the principal selling agent a continuing service fee for the partnership interests sold by them of 3% of the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund will pay this fee at 1/4% monthly based on the net asset value of the investment.

(6) The commodity trading advisor is paid a monthly management fee based on the rate of trading assigned by NuWave and approved by the general partner of up to 1/12 of 3.25% of the trading equity allocated to it on deposit in the accounts with the futures commission merchant, calculated as of the close of business of the last trading day for the then current month. For purposes of this calculation, we have assumed that 97% of our assets will be allocated to trading and subject to the fee, with a 3% cash reserve not subject to the fee.

(7) The trading advisor receives a 20% quarterly incentive fee on new net profits, which means the amount of income earned from trading, less losses, round turn brokerage commissions and fees, and excluding interest income. The corporate general partner receives up to a 0.5% incentive fee, calculated the same as the trading advisor; see note (6) above.

 (8) Brokerage commissions and trading fees are fixed by the general partner at 1/2% monthly, 6% annually, of our assets on deposit with the futures commission merchant. For purposes of this calculation, we assume that 97% of our assets will be allocated to trading, with a 3% reserve retained by the Fund.

(9) For purposes of this calculation, we have assumed that 100% of the partnership equity will earn interest at the current cash market interest rate assumption of 4.83% annually.

(10) This computation assumes there will be no claims or other extra-ordinary expenses.

(11) There is a redemption fee of 3% during the first four months of investment, 2% the second four months and 1% the third four months. There is no redemption fee after the first twelve months of investment. You will be permitted to withdraw your subscriptions for five business days after submission to the general partner for acceptance.

(12) Assumes redemption request is made during the first four months of investment, incurring a 3% redemption fee. Charges and interest have been calculated as of the last day of the fourth month of investment.

(13) Assumes redemption request is made during the second four months of investment, incurring a 2% redemption fee. Charges and interest have been calculated as of the last day of the eighth month of investment.

(14) Assumes redemption request is made during the third four months of investment, incurring a 1% redemption fee. Charges and interest have been calculated as of the last day of the twelfth month of investment.

The break-even numbers in the above table are our best estimates only.

Securities Offered

We, Providence Select Fund, Limited Partnership will offer and sell limited partnership interests in this partnership at the month end net asset value per partnership interest of the Fund. See Determination Of The Offering Price.

You, the Investor, will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on partnership matters such as the replacement of the general partner. See The Limited Partnership agreement attached as Exhibit A. You will not be responsible for our debts in excess of your investment amount, unless (i) we become insolvent and you receive distributions which represent a return on your investment, in which, under certain circumstances, you would have to return to us to pay our debts, or (ii) you acquire any interest in the corporate general partner, or (iii) you manage this partnership. See Plan For Sale of Partnership Interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the general partner before you will become a partner and will be either rejected within five business days of receipt or accepted on the close of business on the last day of the month in which your subscription was received, (ii) becomes irrevocable and may not be withdrawn after five business days after submission; unless, a longer statutory withdrawal period applies to you, and
(iii) will be deposited and held in a segregated depository account until you are admitted into the Fund.

There cannot be any assurance that additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Management's Discussion

This is a continuation of the offering of our partnership interests. We may conduct future offerings after the close of this offering, raise money only through offerings, such as this one, and do not intend to borrow any money. We must pay expenses to qualify and sell our partnership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion, as well as other expenses. We allocate all our net assets to trading and other investments, except those assets used to pay operating expenses and reserves for redemptions and contingencies. All our business is conducted through the general partner.

Description of Intended Operations

The general partner has selected Man Financial Inc. as the unaffiliated futures commission merchant. The general partner has deposited its funds to the futures commission merchant to hold as security for the trades selected by the commodity trading advisor. The futures commission merchant has been directed to send the general partner, before the open of business each day, a computer or fax report that describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Risk Control

The general partner reviews the daily transmissions provided by the futures commission merchant and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has sole discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made.

The general partner uses its best efforts to monitor the daily value of the Fund, which it provisionally calculates from the daily information provided by the futures commission merchant, and will make such information available to limited partners upon request. However, the accountant calculates the partnership's net asset value per investor unit after the close of business on the last day of each month. If the net asset value per unit falls to less than 50% of the greater of the original $1000 selling price less commissions and other charges, or such higher value earned through trading, then the general partner will (i) immediately suspend all trading, (ii) provide you with immediate notice of the reduction in net unit value, and (iii) give you the opportunity, for 15 days after the date of such notice, to redeem your partnership interests according to the provisions of Article IX, Sections 9.5 and 9.6 of the Limited Partnership Agreement. No trading shall commence until after the lapse of such fifteen-day period. See Exhibit A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the general partner is unaware of any anticipated known demands, commitments or required capital expenditures, material trends, favorable or unfavorable, which will affect our capital resources, or trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission and the futures commission merchant, establishes minimum margin requirements for each traded contract. The futures commission merchant will require the margin assigned to each account to be on deposit before a trade will be accepted. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements

will materially affect our proposed operations. However, it is possible for an increase in margins applicable to the trades the advisor selects for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our partnership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility and Remedies

You have legal rights under Delaware partnership and applicable Federal and State securities laws. In all dealings affecting this partnership, the general partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. No contract shall permit the general partner to contract away its fiduciary obligation under common law. The limited partnership agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the general partner.

If the general partner acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. There are substantial and inherent conflicts of interest in the Fund's structure which are disclosed in the prospectus. The general partner intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

In the event that you form the belief that the general partner has violated its fiduciary duty, you may seek relief individually or on behalf of the partnership under applicable laws, including the partnership laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the general partner. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring partnership class actions in Federal court to enforce your rights and the rights of the other limited partners under the Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to sale of your investment to you may be recovered from the general partner should the breach of those laws been caused by the general partner. The responsibility of a general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the general partner, you should consult your legal counsel. The performance of the general partner for the operation of the partnership and its fiduciary duty are governed by the limited partnership agreement attached as Exhibit A.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the general partner from being responsible or accountable for any act or omission, for which you, other limited partners or the Fund itself may claim it is liable, provided that the general partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and such action or failure to act does not constitute misconduct or a breach of the Federal or State securities laws related to the sale of partnership interests.

Specifically, if the general partner has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a partner or other entity, the Fund will defend, indemnify and hold the general partner harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Fund.

Provisions of Law

According to applicable law, indemnification of the general partner is payable only if the general partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct by the general partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and State securities laws. If any indemnification of the general partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the general partner or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the general partner or other agent of the Fund and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the general partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold partnership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various State administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through an unaffiliated futures commission merchant, Man Financial, Inc. According to the clearing agreement that governs trades entered, we must indemnify Man for any reasonable outside and in-house attorney's fees incurred by it arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The general partner has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship With The Futures Commission Merchant And The General Partner

The corporate general partner supervises the relationship with the futures commission merchant, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor, and review of the daily reports.

The general partner has engaged Man Financial Inc. to act as the futures commission merchant to open and close the trades selected by the trading advisor for the Fund account.

Fixed Commissions are Competitive

The annual fixed commission that we pay to clear our trades are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association. The general partner has the right to select any substitute or additional selling agents, introducing brokers or futures commission merchants at any time, for any reason. However, the general partner is unlikely to dismiss the current principal selling agent because of its affiliation with the individual general partner.

Either general partner or any other commodity pool operated by them may obtain commission rates to clear trades that are more favorable to their accounts than the brokerage commissions the general partner charges us.

Relationship With The Commodity Trading Advisor

The Commodity Trading Advisor Will Trade For Other Accounts

The commodity trading advisor trades for its own accounts and for others on a discretionary basis. It may use trading methods, policies and strategies for others that differ from those used for us. Consequently, such accounts may have different trading results from ours.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite to the positions taken for us. This would present a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Fund.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the Fund and the trading advisor's other accounts are identical, and the prices of such trades are different. See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the general partner that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure Of The Commodity Trading Advisor's Methods

We have provided a general description of the commodity trading advisor's methods and strategies under The Commodity Trading Advisor, Description of Trading Program. However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisor may make in its trading methods. See Risk Factors, No Notice of Trades or Trading Method.

Charges To The Fund

As an investor in this partnership, you will pay your pro rata share of the cost of our formation and operation. These charges are described in narrative form and in the chart that follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the general partner and its affiliates will earn in connection with this offering. Some of these charges were not negotiated at arm's length, but rather were determined by the general partner.

Compensation Of General Partner

The partnership pays the corporate general partner, White Oak Financial Services, Inc., fixed brokerage commissions of 6% annually from which it must pay the futures commission merchant the cost of the trades entered by the commodity trading advisor. The corporate general partner retains the difference, if any, between the fixed brokerage commissions and the clearing costs and fees paid to the futures commission merchant.

The partnership pays the general partner an incentive fee of up to 0.5% of the new net profit produced by the partnership. The combined trading advisor and general partner management fee may not exceed 6% without a corresponding reduction in incentive fee. See Charges to the Fund, Restrictions on Management Fees.

Compensation Of The Commodity Trading Advisor

NuWave Investment Corp., the commodity trading advisor, has been allocated equity to trade from funds that have been deposited in an account with the futures commission merchant. Each month, we deduct from the Fund's account managed by the trading advisor a management fee based on the rate of trading assigned by the trading advisor and approved by the general partner of up to 1/12 of 3.25%, or 3.25% annually, of the dollar amount of the equity assigned to it to trade, including equity in open trades, with each position in a commodity interest accounted for at fair market value, computed upon the close of business on the last trading day of the previous month and pay it directly to the trading advisor as a management fee. The general partner has reserved the right to change this fee at its sole discretion. See Charges to the Fund, Restrictions on Management Fees.

The partnership pays the commodity trading advisor an incentive fee equal to 20% of the new net profit it produces. If the Fund has multiple trading advisors, it would be possible for one advisor to earn an incentive fee while the Fund as a whole lost money because of the poor trading performance of another advisor.

New net profit:

*	is calculated to determine how much a trading advisor has increased our net assets through trading alone

*	is based upon the net value of the equity assigned to the trading advisor to trade

*	is calculated after the payment of brokerage fees

*	is calculated monthly but paid quarterly

*	only occurs when any losses in previous quarters have been offset by new profits regardless of whether:

  *	the general partner has changed the trading advisor's compensation, or

  *	the Fund and trading advisor have entered a new contract

*	is adjusted to eliminate the effects of:

  *	any new subscriptions for partnership interests

  *	redemptions by partners

  *	any interest income paid to the partnership, and

  *	any other income earned on our assets that are not related to trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by the trading advisor and the general partner based on the new net income, as calculated above.

Qtr	Net Income	CTA (20%)	GP (0.5%)

1	$	1,000	$	200	$	5
2		(200)		0		0
3		1,000		160		4
4		600		120		3

Restrictions on Management Fees

It is possible that some of the States in which we wish to sell partnership interests will require that we apply the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that (i) the total management fees, including that of the general partner and the commodity trading advisors, may not exceed 6% of our net assets, and (ii) incentive fees based upon profits earned may not exceed 15% of new net profits.

As permitted by the guidelines, without prior notice to you, the general partner has reserved the right to raise the current total incentive fee to a maximum of 27%, provided the total management fees are correspondingly lowered to 0%. However, the general partner will notify you of any change in fees within seven business days. This prospectus discloses the maximum management and incentive fees payable by the Fund; however, the general partner intends to charge actual fees in such a manner that are permitted by the guidelines by either lowering the management fee or the incentive fee. If the management fees and incentive fees were charged in a manner not in accordance with these guidelines, we could not offer or sell this partnership's interests to residents of States that apply these guidelines to this offering.

Compensation of Futures Commission Merchant

The Fund pays the corporate general partner annual fixed brokerage commissions of 6%, paid at 1/2% monthly, to cover all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees. The general partner is responsible for all payments to the futures commission merchant and retains the difference between the 6% brokerage commission paid to it by the Fund and the payments it makes to the futures commission merchant for trades.

Compensation of Selling Agents

The Fund pays a continuing service fee to the selling agents for the partnership interests sold by them of 3% of the initial investment the first year. For the second year and each year thereafter, for so long as the investment remains in the Fund, the Fund will pay this fee at the rate of 1/4% of the value of the partnership interests in the Fund at the close of business on the last day of each month.

The recipients of the continuing service fee are responsible for maintaining investment in this partnership. This must be done to spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and allow the long-term trading strategies of the commodity trading advisor to be profitable so additional investments can be solicited.

The Fund pays continuing service fees to the persons responsible for selling the partnership interests to (i) maintain continuous contact with the partners to whom they sold interests in the Fund, (ii) review of the monthly statement to be aware of the Fund results to discuss with the investors, (iii) explain changes in trading advisors and results from operations, (iv) answer questions regarding the Fund, and (v) work to retain investment in the Fund.

All units will be charged a 3% continuing service fee; provided, however, investors who have purchased and not redeemed at least $1,000,000 in total partnership interests will be issued additional partnership interests from the registered offering at the close of business each month to reduce the annual continuing service fee by 1.5% of the dollar amount of their holdings. Similarly, investors who have purchased and not redeemed at least $500,000, but not more than $1,000,000, in total partnership interests will be issued additional partnership interests at the close of business each month to reduce the annual continuing service fee by 0.75% of the dollar amount of their holdings.

Miscellaneous Fees To Futures Commission Merchant

The partnership will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The general partner has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the general partner has reserved the right to (i) add a general partner management fee, (ii) increase or lower the incentive fee, (iii) change the futures commission merchant, (iv) change the commodity trading advisor, (v) add an introducing broker, (vi) have the Fund pay a round turn brokerage commission as opposed to a fixed percentage, at any time, with or without a change in circumstances; provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate, excluding pit brokerage fees of the futures commission merchant plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average Net Assets directly related to trading activity.

Other Expenses

The partnership must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, the partnership must pay yearly operating costs of approximately $50,000, which includes $39,000 for accounting and audit, $5,000 for legal services, and $6,000 for miscellaneous costs, such as Blue Sky and printing. The partnership must also pay customary and routine administrative expenses, and other direct expenses.

In addition, the partnership will reimburse the general partner for direct expenses, such as the cost to prepare and file periodic amendments and restatements of the registration statement, prospectus, and financial statements. Also reimbursable are web site promotion used in connection with the solicitation and sale of partnership interests, together with audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges To The Fund

The following table includes all charges to the Fund.


/Entity
/Form of Compensation
/Amount of Compensation
_________________________________
/General Partner
(White Oak Financial Services, Inc. and Michael Pacult)

/Fixed Brokerage Commission

/White Oak receives 6% annually to clear trades and retains the difference between the 6% and the round turn commissions paid to the futures commission merchant. [$1,455+]

/Incentive Fee

/White Oak receives up to a 0.5% incentive fee paid quarterly on new net profits the Fund has produced through trading.
_________________________________
/Selling Agents
(Futures Investment Company, a National Association of Securities Dealers registered broker/dealer, principal selling agent and additional selling agents it appoints)

/Continuing Service Fee

/The Fund pays the selling
agents a 3% continuing service fee for the initial investment the first year. Beginning in the 13th month, the Fund will pay this fee at 1/4% monthly, based on the net asset value of the investment for so long as the investment remains in the Fund. [$750+]

_________________________________
/Futures Commission Merchant
(Man Financial Inc.)

/Round-turn commissions	The corporate general partner
pays the futures commission merchant the round turn brokerage commissions.

/Reimbursement of delivery, insurance, storage and any other charges incidental
to trading and paid to third parties	Reimbursement by the Fund of actual
payments to third parties in connection with Fund trading
_________________________________
/Commodity Trading Advisor
(NuWave Investment Corp.)

/Fixed Management Fee

/Annual management fee,
paid monthly, based on the rate of trading assigned by NuWave and approved by the general partner of up to 3.25% of the trading equity assigned to it to trade. [$788.13+]

/Incentive Fee

/20% of the quarterly new net profits it generates
_________________________________
Lawyers, Accountants and Others
(The Scott Law Firm, P. A. Jordan, Patke & Associates, Ltd., CPA and other accountants)

/Legal, accounting, audit and other actual expenses necessary to the operation of the Fund, and all claims and other extraordinary expenses of the Fund. Claims and other costs cannot be estimated and will be paid or reserved as incurred.

/$299,135 in offering and organizational expenses, to
be reimbursed by the Fund to the general partner after the twelfth month of operation. [$150+] Annual operating costs of $39,000 in audit and accounting, $5,000 in legal, and $6,000 in miscellaneous, such as Blue Sky and printing. [$25+]
_________________________________
+ Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $50,000,000.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to place equity with registered commodity trading advisors who have demonstrated an ability to trade profitably in the judgment of the general partner, and have that equity allocated to the trading advisors in a manner that is intended by the general partner to optimize future profit potential.

The individual general partner has over twenty-six years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the Fund, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

In the opinion of our legal counsel, The Scott Law Firm, P.A., you will not be subject to margin calls and cannot lose more than your original investment amount plus, in the event of bankruptcy, distributed profits made within 90 days, provided the Fund's structure is maintained by the general partner, and no limited partner participates in any phase of our management other than to vote as a limited partner pursuant to the terms of the partnership agreement. See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of partnership interest, trading profits or losses, and expenses. We also prepare a Form K-1 to assist in your tax reporting relating to your investment in this partnership.

Access To The Commodity Trading Advisor

An investment in the Fund provides access to the commodity trading advisor and the portfolio diversification provided by that commodity trading advisor.

Use Of Proceeds

After the twelfth month of operation following the commencement of business, the Fund will reimburse the general partner for all offering and organizational expenses incurred up to the commencement of business. Such expenses are currently $299,135. Offering expenses incurred after the commencement of business, if any, are paid by the Fund as incurred.

The general partner has initially applied all of the Fund assets toward trading commodities and cash reserves. The management, brokerage commission and continuing service fees identified under Charges to the Fund are paid by the Fund. Incentive fees are paid at the end of each quarter.

The general partner has sole authority to determine the percentage of our assets that will be held on deposit with the futures commission merchant, used for other investments, and held in bank accounts to pay current obligations and as reserves.

The general partner deposits substantially all of our net assets with the futures commission merchant for trading by the trading advisor. However, approximately 3% of the previous month's net assets may be retained in our bank accounts to pay expenses and redemptions.

We use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements. All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

Approximately10% to 40% of our assets are normally committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Fund's benefit. To estimate interest income earned upon our deposits, the general partner has assumed that we will receive 4.83% interest on our deposits at the futures commission merchant.

The futures commission merchant, government agency or commodity exchange could increase margins applicable to us to hold trading positions at any time. And, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

Determination Of The Offering Price

The general partner initially established the amount of units to be offered at fifty million dollars ($50,000,000) and set the value of each unit of partnership interest for sale at one thousand dollars ($l,000). Since the Fund commenced business on March 5, 2007, it offers partnership interests at their net unit value, or the price per unit equal to our net assets, after payment and accrual for all expenses and reserves, divided by the number of outstanding units of partnership interests. This amount is calculated after the close of business on the last business day of the month in which the general partner accepts a duly executed subscription agreement and payment from a future partner. Such future partner will be admitted as a partner on the open of business on the first day of business of the following month.

The General Partner

Identification

Two general partners, White Oak Financial Services, Inc. and Mr. Michael Pacult, manage us. See Management's Discussion and Analysis of Financial Condition, The General Partners.

The purpose of a corporate general partner is to provide continuous partnership operations in the unlikely event that the individual general partner is unable to perform. If the individual general partner were unable to also serve as the president of the corporate general partner, its corporate duties as general partner would continue to operate pursuant to its By-Laws, and another individual general partner would be selected pursuant to the Limited Partnership Agreement.

Financial statements for the corporate general partner for the period ended December 31, 2006 are included in this prospectus. The individual general partner's net worth of 3.4 million dollars consists primarily of real estate that is not readily marketable. However, it is sufficient to maintain compliance with the North American Securities Administrators Association guidelines for commodity pools. This will allow the partnership interests to be sold in States that apply those guidelines.

For so long as the Fund is registered to sell its securities or is seeking to become registered to sell its securities in a state which requires the general partner to maintain a minimum net worth, and for so long as there remains a partner from such state that has not redeemed all its partnership interests, a general partner will meet the sponsor net worth requirements of the North American Securities Administrators Association guidelines for commodity pools. Also, see Experts.

You will not acquire or otherwise have any interest in the corporate general partner, or any entity other than Providence, by purchasing the partnership interests offered by this prospectus.

The Individual General Partner

Mr. Pacult, age 62, is the individual general partner and the sole shareholder, director, principal, and officer of the corporate general partner. He is also a principal, officer, director and 50% shareholder of Futures Investment Company, the principal selling agent.

Mr. Pacult grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and Zoology. Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his spouse as 50% owners, established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. From inception to present, he has been a director and president of Futures Investment Company. It serves as the principal selling agent of partnership interests.

In addition to the partnership interests offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

Mr. Pacult's affiliations with other commodity pools and commodity pool operators is under Performance of Other Partnerships Managed by the General
Partner on page 26.   His duties with respect to those entities are to make
all of the decisions and supervise all of the actions they take.

Mr. Pacult's business background for the past five years is as follows:

From	To	Employer Name & Address	Position Held and Type of Business

1983	Present	Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737
		President, Director and 50% Owner of Broker-Dealer/Introducing Broker

11/03	Present	Ashley Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
		President, Director and Owner of Commodity Pool Operator

11/03	Present	Belmont Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
		President, Director and Owner of Commodity Pool Operator

04/03	Present	White Oak Financial Services, Inc., 5914 N. 300 West, Fremont, IN 46737
		President, Director and Owner of Commodity Pool Operator

10/04	Present	TriView Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
		President, Director and Owner of Commodity Pool Operator

05/05	Present	Evergreen Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
		President, Director and Owner of Commodity Pool Operator

No Ownership In Commodity Trading Advisor And Futures Commission Merchant

Neither the individual general partner, nor any of his affiliates, has any ownership in the commodity trading advisor or the futures commission merchant. Mr. Pacult's spouse will have no ownership or role in the management of the Fund or the corporate general partner.

Ownership in the Partnership

As of June 30, 2007, the individual general partner does not have an interest in the partnership and the corporate general partner maintains a $25,000 interest in the partnership. Neither has any other investment in the partnership. Neither the trading advisor nor any of its principals has any interest in the partnership.

Trading By The General Partner

Either general partner may, from time to time, trade commodity interests for their own accounts. The results and other records of any such trading activities will not be made available to you. Neither general partner will knowingly take positions ahead of identical positions taken by the Fund.

No Prior Performance of this Fund and Regulatory Notice

THIS POOL ONLY RECENTLY COMMENCED TRADING AND HAS A LIMITED PERFORMANCE
HISTORY

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation With Commodity Trading Advisor

The trading advisor is not affiliated with either general partner. Additionally, the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either general partner. See The Commodity Trading Advisor for a summary of the trading advisor's performance information.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection And Allocation Of Equity

The general partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the general partner may, in its sole discretion and without notice to you terminate any current or future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

The general partner periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the general partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

As the general partner receives an incentive fee and may engage more than one trading advisor, the following may possibly occur (i) we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall, (ii) the general partner may receive an incentive fee because the Fund is profitable overall, though one or more trading advisors are trading at a loss, or (iii) as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance Record of the Fund

The following capsule shows our past performance for the period from inception of trading in March, 2007, through June, 2007. Past performance is not necessarily indicative of future results.

                  Providence Select Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

		2007

January		N/A
February	N/A
March		0.86
April		0.58
May		(0.74)
June		2.05
July
August
September
October
November
December
Year-to-Date	2.76

Name of Pool:	Providence Select Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisor:	NuWave Investment Corp.
Principal Protected:	No
Date of Inception of trading:	March, 2007
Aggregate Gross Capital Subscriptions:	$1,925,893
Net Asset Value of the pool:	$1,971,188 on total units outstanding: 1918.17
Net Asset Value Per Unit:	$1,027.64
Largest Monthly Draw-Down**:	5-02 / 0.74%
Worst Peak-to-Valley Draw-Down***:	5-02 / 0.74%

*  Rate of Return is
computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance of Other Partnerships Managed by the General Partner

Within the last ten years, the individual general partner of the Fund, Michael Pacult, has managed four other commodity pools, one of which, Strategic Opportunities Fund, LLC, is privately offered and commenced business in July, 2005. Mr. Pacult is the sole principal of Evergreen Capital Management, Inc., the corporate general partner of Strategic Opportunities Fund, LLC. The other three pools are publicly offered: Atlas Futures Fund, LP, Bromwell Financial Fund, LP and TriView Global Fund, LLC. Atlas and Bromwell have commenced trading, however, TriView became effective November 3, 2005 but has not yet commenced trading. The Fund's corporate general partner has not managed any other commodity pools. As of August, 2003, Mr. Pacult became an individual general partner and sole principal of the corporate general partner of both Atlas and Bromwell, but is no longer an individual general partner of Bromwell. Mr. Pacult has been the individual managing member and principal of the corporate managing member of TriView since inception. As of June 30, 2007, the total amount of money raised for Atlas and Bromwell was $15,789,463 and the total number of investors in both pools was 224. There are not yet any investors in TriView nor has any money been raised for it. In November, 2003, the two trading advisors for Bromwell were replaced because they were unprofitable. As of January 12, 2005, the new trading advisor, Fall River Capital, LLC had not been profitable and the general partner of Bromwell suspended the offering and trading, and caused substantially all of the partners to redeem their accounts in Bromwell. Bromwell is currently undergoing reorganization with new terms and a new commodity trading advisor. Atlas, however, has been profitable since inception and its offering is ongoing.

Performance Record Of Bromwell Financial Fund, Limited Partnership

The individual general partner of the Fund serves as the principal of a corporate general partner, Belmont Capital Management, Inc., which manages another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000.

Bromwell paid various expenses in relation its operation including (i) a monthly management fee of 1/12%, or 1% annually, to its trading advisor, (ii) a quarterly incentive fee to the trading advisor of 20% on new net profits it generates, (iii) a quarterly incentive fee of 5% to the corporate general partner on all new net profits of the partnership, (iv) a monthly brokerage commission of 1/3%, or 4% annually, to the corporate general partner, (v) a monthly continuing service fee to the selling agents of 1/3%, or 4% annually, adjusted month to month to reflect profit and loss, for so long as the investment remains in the partnership.

The following capsule shows the past performance of Bromwell Financial Fund, LP for the period from the year 2002 through June 30, 2007, though trading was suspended as of January 12, 2005. Past Performance Is Not Necessarily Indicative Of Future Results. You will receive no interest in Bromwell Financial Fund or any other entity except Providence by your purchase of partnership interests in Providence Select Fund offered by this prospectus.

                 Bromwell Financial Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

2005
(Jan 1 - Jan 12)	2004		2003		2002
(14.54)			(9.37)		(9.27)		(4.82)

Name of Pool:	Bromwell Financial Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisors:	Fall River Capital, LLC
Principal Protected:	No
Date of Inception of trading:	July, 2000
Aggregate Gross Capital Subscriptions:	$2,525,062
Net Asset Value of the pool:	$1,639 on total units outstanding: 2.57
Net Asset Value Per Unit:	$637.74
Largest Monthly Draw-Down**:	4-01/16.49%
Worst Peak-to-Valley Draw-Down***:	9-02 to 1-05/43.15%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record Of Atlas Futures Fund, Limited Partnership

The individual general partner of the Fund serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999. It commenced trading on October 15, 1999. Clarke Capital Management, Inc. and NuWave Investment Corp. select and enter trades for Atlas Futures Fund, Limited Partnership.

Atlas Futures Fund pays various expenses in relation its operation including a quarterly incentive fee of 25% to Clarke on its new net profits and 20% to NuWave on its new net profits; a monthly management fee to NuWave on the first $2,000,000 in equity assigned to it to trade of up to 1/4%, or 3% annually, and 1/6% monthly, or 2% annually, of equity assigned to it above $2,000,000; and, a monthly brokerage commission of 11/12%, or 11% annually, to its corporate general partner and introducing broker.

The following capsule shows the past performance of Atlas Futures Fund, LP for the period from the year 2002 through June 30, 2007. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Atlas Futures Fund or any other entity except Providence by your purchase of partnership interests in Providence Select Fund offered by this prospectus.

                    Atlas Futures Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

2007
(Jan-Jun)	2006	2005	2004	2003	2002
4.58		3.94	22.91	56.04	33.47	10.97

Name of Pool:	Atlas Futures Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.
NuWave Investment Corp.
Principal Protected:	No
Date of Inception of trading:	October, 1999
Aggregate Gross Capital Subscriptions:	$13,264,401
Net Asset Value of the pool:	$17,034,846 on total units outstanding: 4,668.13
Net Asset Value Per Unit:	$3,649.18
Largest Monthly Draw-Down**:	10-02/12.94%
Worst Peak-to-Valley Draw-Down***:	9-02 to 11-02/17.86%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The annual rate of return performance for 2001 was (5.70)% and for 2000 was 31.76%.

The Commodity Trading Advisor

NuWave Investment Corp

The Trading Advisor has been registered with the Commodity Futures Trading Commission ("CFTC") as a commodity trading advisor since February 24, 1993 and as a commodity pool operator since June 14, 2004. The Trading Advisor is a member of the National Futures Association effective December 14, 2001. The Trading Advisor operates its principal office at 1099 Mount Kemble Avenue, Morristown, New Jersey 07960, Telephone: (973) 425-9192, Fax: (973) 425-9190,
E-mail: info@NuWavecorp.com.

Business Background

Troy W. Buckner has been a principal of the Trading Advisor since its inception. Mr. Buckner is a 21 year industry veteran who began his career at Salomon Brothers, Inc. as a derivatives and program trading specialist in 1986. In 1989 Mr. Buckner left Salomon Brothers to focus his full attention on the design and implementation of sophisticated trading models for use in the futures and equity markets. After five years of full time position trading based on his proprietary methodologies, Mr. Buckner joined Classic Capital as a principal with responsibility for the design and execution of both futures and U.S. equity investment models. In 1995 Hyman Beck & Company hired Mr. Buckner as a principal to develop and manage systematic, short-term investment strategies capable of trading the world's liquid futures and currency markets. His extensive research into innovative, non-correlated investment programs is complemented by years of trading experience and an in-depth understanding of market theory. As of March 2003 Mr. Buckner is listed as a principal and AP of Mt. Kemble Futures, a registered IB set up to service the needs of potential NuWave Investment Corp. clients in need of a clearing relationship. Mr. Buckner graduated Magna Cum Laude from the University of Delaware in 1984 with a double major (finance/accounting) and a minor (economics) before earning his M.B.A from the University of Chicago in 1986.

John S. Ryan has been a principal of the Trading Advisor since May 16, 2001. Mr. Ryan began his career in 1998 at IBM, where he designed corporate networks in New York City. Specializing in systems and communications, he implemented custom solutions for top NYC law firms and universities. In 1993, after five years at IBM, Mr. Ryan was recruited by Hyman Beck & Company to head their technology effort, where he held the titles of Principal and Director of Technology. He is credited with helping to build the infrastructure and research effort that was critical to their success up until the time of his departure Since joining NuWave in March of 2001 as Chief Technology Officer and Chief Operating Officer, Mr. Ryan has also been actively involved with research and development, where his programming and quantitative skills have been utilized in the design of NuWave's trading systems and electronic trading infrastructure. Mr. Ryan earned his B.B.A degree in Computer Information Systems from Bernard Baruch College, City University of New York.

Yury V Orlov has been a principal of the Trading Advisor since July 19, 2005. Dr. Orlov began his professional career in 1986 at the Nuclear Physics Institute, Moscow State University where he held the title of Research Scientist until October 2003. The principals of NuWave engaged Dr. Orlov as an off-site consultant beginning in 1997, and by January of 2000 he had become integral in the design of NuWave's advanced electronic execution and modeling software. In October of 2003 Dr. Orlov moved to the United States, joining NuWave as a Principal in their New Jersey offices. Dr. Orlov's expertise is in the area of pattern recognition, genetic algorithms, time series analysis, and programming. He obtained his Master's Degree in Physics in 1983 and his PhD in Time Series Segmentation and Pattern Recognition, both from Moscow State University. Dr. Orlov has authored or co-authored more than 50 publications relating to his specialties and has been published in several scientific journals.

Any one or any combination of the three principals will direct the trades NuWave enters on behalf of the Partnership. The past performance of the Trading Advisor and its principals begins on page 31 of this prospectus.

Trading Program

The Combined Portfolio The Combined Portfolio evolved from the intent of the principals of the Trading Advisor to achieve a more stable, lower volatility return enhanced by diversification not only across different markets, but across trading styles as well. The Trading Advisor believes, based on its research to date, that the performance of each of its three programs, Alpha, Pattern Recognition and Beta, exhibit a substantial degree of non-correlation with one another as well as with other traditional strategies in any investment arena. Combining the three programs in one portfolio provides prospective investors with both enhanced diversification and expected cost savings. It is common for the Alpha, Pattern Recognition or Beta programs to hold opposite positions in any given market. Because positions for these programs are netted within a single account, clients save needless transactions costs that occur if these programs were managed by separate advisors. Similarly, incentive fees are netted for the three trading programs that comprise the Combined Portfolio. This prevents an incentive fee payment to the Trading Advisor unless the net performance across programs warrants. In the future, other programs and/or products may be included in the Combined Portfolio in varying degrees. Client accounts participating in the Combined Portfolio may thus be leveraged in a manor that reflects the addition of an additional program. Allocation and leverage decisions are made by the Trading Advisor with the aid of certain research studies, and combined experience, in an effort to minimize risk and maximize profit opportunities.

Alpha Program The Alpha Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a trading style considerably different than that which is typical of the managed futures industry. Portfolio composition includes a broad and diverse group of domestic and international futures and currency markets. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. Alpha positions itself to take advantage of significant longer term price moves, often before it has become clear to market participants that such a movement in price is underway. The program employs a series of proprietary algorithms that highlight trading opportunities that may be with, or against, the current trend. The result is a strategy with the ability to trade in varying market conditions, multiple time frames, and in any liquid market. The benefits are obvious. There is the potential for more consistent, low correlation returns and the opportunity to manage larger pools of assets due to the offbeat nature of trade selection, entry, and exit. History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Alpha Program, as it is applied here, generally trades the longer term time frame. As a result, low correlations and more consistent returns are possible. This program is offered only as a component of the Combined Portfolio.

Pattern Recognition Program The Pattern Recognition Program is a unique, systematic program that trades the world's 35 most liquid futures markets while generating results that are designed to have little correlation with other investment styles. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. The trading strategy is based upon the assumption that markets exhibit a degree of repetitive price action that can be identified throughout history. Factors responsible for such repetition may include fundamental factors (economic cycles, interest rates, weather and seasonality etc.) and human factors (fear, greed and other emotions). The Trading Manager's experience suggests that all successful traders rely on some form of pattern recognition, although the information they analyze to discern repetitive price tendencies may differ. Consider discretionary traders as an example. Their historical knowledge and experience allow them to analyze many kinds of information that give clues to future market direction. They study current fundamental data, economic trends, technical factors, etc. that collectively form the current pattern of events. This current pattern of events is evaluated in the context of history in order to form an opinion of the likely effect on prices. Trend-followers are another good example of pattern recognizers. They attempt to identify the "trend" pattern in its beginning and ending stages in order to capture repetitive profit opportunities in various markets. It is arguable that all successful traders benefit from repetitive patterns to market price movement. If this were not true, then it would be difficult to explain how successful traders continue to be profitable over the long run. The Pattern Recognition Program analyzes current price patterns in the context of history, emphasizing those occasions where there is statistical, evidence supporting the probability that prices will move in a particular direction. The Trading Manager believes that markets are, in general, very efficient and that price movement is to a large extent random. These facts do not prevent the identification of repetitive profit opportunities, however, they merely underscore the difficulty associated with capturing these opportunities with reasonable consistency. With a rigorous, probabilistic methodology that identifies repetitive historical tendencies, the Trading Manager attempts to benefit from a modest but consistent edge and solid risk control. This program is offered only as a component of the Combined Portfolio.

Beta Program The Beta Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a short-term trading style considerably different than that which is typical of the managed futures industry. Incorporating a broad and diverse group of domestic and international futures and currency markets in its trading mix, nearly 65% of market exposure is derived from international stock, bond, and currency markets. The remaining 35% includes various commodity markets. Designed to take advantage of short-term volatility and the more random nature of short-term price movements, Beta will trade with 9-day average holding periods. It has been designed to complement the Alpha and Pattern Recognition programs that currently make up the Combined Portfolio and will not be offered separately. Correlation between the Beta Program and the other two Combined components will be approximately 0.1. History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Beta Program is unique in its ability to complement both short and long term investment styles, while maintaining significant asset capacity.

Electronic Futures Portfolio The Electronic Futures Portfolio is based upon NuWave Investment Corp.'s fully automated, state-of-the-art trading program. Focusing only on those futures contracts that exist and trade in a purely electronic fashion, the portfolio's returns are generated through the identification of short-term price dislocations. All trading is 100% automated, allowing a rapid style of trading that would not be possible without the aid of sophisticated computer programming. While presently focused on domestic stock index contracts, NuWave expects to broaden trading in this program to include several worldwide futures contracts with a particular focus on financial futures.

Performance History

NuWave Investment Corp - Combined Portfolio (1x)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of partnership interests pursuant to this offering does not include any interest in this program.

               NuWave Investment Corp - Combined Portfolio (1x)
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

		2007	2006	2005	2004	2003	2002

January		0.40	1.45	(1.34)	2.23	4.68	(1.11)
February	(1.57)	(1.77)	(0.44)	2.40	5.26	(1.36)
March		(1.20)	0.19	0.56	(0.41)	(3.02)	(2.81)
April		0.95	1.55	(2.40)	(2.12)	(1.50)	(1.81)
May		0.01	0.42	2.16	(0.08)	1.11	0.75
June		2.83	(0.68)	2.10	1.01	(1.04)	3.82
July			(0.73)	1.94	(1.41)	0.26	4.09
August			1.38	3.60	0.21	2.24	2.20
September		0.95	1.69	1.45	(1.79)	4.66
October			0.75	(2.80)	2.14	4.15	(1.43)
November		(0.45)	2.25	4.78	1.00	(4.34)
December		2.48	1.29	1.34	0.63	7.53
Year-to-Date	1.36	5.59	8.70	11.97	12.25	9.94

Name of Commodity Trading Advisor:	NuWave Investment Corp
Name of the Trading Program:	Combined Portfolio (1x)
Date of Commencement of Trading by Advisor:	May 2001
Date of Commencement of Program Trading:	June 2001
Number of Accounts in Trading Program (2/07):	15
Aggregate assets in all programs (excl. notional funds) (2/07): $163,741,669 Aggregate assets in all programs (incl. notional funds) (2/07): $537,658,112
Aggregate assets in program (excl. notional funds) (2/07):	$0
Aggregate assets in program (incl. notional funds) (2/07):	$56,972,369
Largest Monthly Draw-down**:	11-02 / 4.34%
Worst Peak to Valley Draw-down***:	12-01 to 4-02 / 6.91%

*  Monthly Rate of
Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

The annual rate of return performance for 2001 was 2.76%.

NuWave Investment Corp - Combined Portfolio (2x)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of partnership interests pursuant to this offering does not include any interest in this program.

           NuWave Investment Corp - Combined Futures Portfolio (2x)
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

		2007	2006	2005	2004	2003	2002

January		0.79	2.89	(2.67)	4.68	9.70	(2.33)
February	(2.75)	(3.50)	(0.48)	5.03	10.98	(2.82)
March		(1.68)	0.85	1.10	(0.94)	(6.51)	(5.70)
April		2.70	3.23	(4.93)	(4.33)	(3.09)	(3.70)
May		0.33	0.99	4.15	(0.26)	2.12	1.39
June		5.24	(1.18)	3.98	1.91	(2.17)	7.49
July			(1.53)	3.81	(2.93)	0.42	8.74
August			2.68	6.80	0.29	4.59	4.61
September		1.92	2.59	2.42	(3.89)	9.76
October			1.44	(7.18)	4.47	8.63	(2.87)
November		(0.95)	5.06	10.54	2.07	(8.77)
December		4.75	2.51	2.69	1.27	15.46
Year-to-Date	4.50	11.89	17.78	25.24	24.88	20.00

Name of Commodity Trading Advisor:	NuWave Investment Corp
Name of the Trading Program:	Combined Futures Portfolio (2x)
Date of Commencement of Trading by Advisor:	May 2001
Date of Commencement of Program Trading:	Feb 2005
Number of Accounts in Trading Program (2/07):	39
Aggregate assets in all programs (excl. notional funds) (2/07): $163,741,669 Aggregate assets in all programs (incl. notional funds) (2/07): $537,658,112
Aggregate assets in program (excl. notional funds) (2/07):	$163,741,669
Aggregate assets in program (incl. notional funds) (2/07):	$471,114,690
Largest Monthly Draw-down**:	11-02 / 8.77%
Worst Peak to Valley Draw-down***:	12-01 to 4-02 / 13.81%

*  Monthly Rate of
Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

The annual rate of return performance for 2001 was 5.39%.

NuWave Investment Corp - Electronic Futures Portfolio

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of partnership interests pursuant to this offering does not include any interest in this program.

             NuWave Investment Corp - Electronic Futures Portfolio
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

		2007	2006	2005	2004	2003	2002

January		0.18	(2.66)	(0.51)	(0.57)	(0.07)	0.13
February	(1.86)	(0.17)	1.21	0.17	0.20	0.12
March		0.92	0.18	0.63	0.07	(3.02)	(0.19)
April		(0.05)	0.74	0.48	(0.41)	0.62	0.73
May		0.88	0.46	(1.56)	(0.35)	0.13	1.23
June		1.14	0.46	0.12	0.20	1.32	0.07
July			0.46	(1.77)	(2.13)	(0.72)	1.95
August			(1.47)	(0.74)	0.38	0.19	2.26
September		0.32	0.36	0.91	0.86	0.98
October			(0.94)	0.29	0.29	0.09	0.30
November		1.48	(1.02)	(1.49)	1.35	1.16
December		(0.04)	0.67	(0.21)	0.33	0.16
Year-to-Date	1.19	(1.25)	(1.86)	(3.11)	0.53	9.22

Name of Commodity Trading Advisor:	NuWave Investment Corp
Name of the Trading Program:	Electronic Futures Portfolio
Date of Commencement of Trading by Advisor:	May 2001
Date of Commencement of Program Trading:	May 2001
Number of Accounts in Trading Program (2/07):	3
Aggregate assets in all programs (excl. notional funds) (2/07): $163,741,669 Aggregate assets in all programs (incl. notional funds) (2/07): $537,658,112
Aggregate assets in program (excl. notional funds) (2/07):	$0
Aggregate assets in program (incl. notional funds) (2/07):	$9,571,053
Largest Monthly Draw-down**:	03-03 / 3.02%
Worst Peak to Valley Draw-down***:	11-03 to 2-06 / 7.93%

*  Monthly Rate of
Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

The annual rate of return performance for 2001 was 6.02%.

The Futures Commission Merchant

The general partner has selected an unaffiliated futures commission merchant, Man Financial Inc, 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101,
(212) 589-6200. It holds, supervises and controls approximately 97% of our equity, that which is used for trading by the commodity trading advisor. Man is part of the Man Group of companies and is a member of all major U.S. futures exchanges. It is a registered futures commission merchant and commodity pool operator pursuant to the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacities. As required by law, the general partner will provide notice to you within 21 days of any change in futures commission merchant.

At any given time, Man is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the partnership. There have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against Man or its principals within the five years preceding the date of this prospectus, except that Man has recently been sued by the Receiver for Philadelphia Alternate Asset Fund ("PAAF") and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the "Litigation"). The Receiver's claims for damages are not quantified in the Complaint, but are believed to be substantial. Man has informed the Fund that in acting as clearing broker for PAAF it was not responsible for its losses and, among other things, has brought in a number of third party defendants. Accordingly, it will deny the material allegations of the Complaint, and will otherwise vigorously defend the Litigation. Further, the outcome of the Litigation should not materially affect Man or its ability to perform as a Clearing Broker for the accounts of the Fund. The Commodity Futures Trading Commission ("CFTC") is also investigating the events involving PAAF's losses and Man's relationship to PAAF. To date, the CFTC has not brought any action against Man.

On February 20, 2007, Man settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc, CFTC Docket No. 07-04) in which Man was alleged to have failed to supervise one of its former associated persons (AP) who was charged with fraudulently soliciting customers to open accounts at Man. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, Man agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. Man also agreed to a cease and desist certain conduct regarding its order entry procedures and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

The futures commission merchant acts only as a clearing broker for the Fund and, as such, is paid commissions for executing and clearing trades. It has not passed upon the adequacy or accuracy of this prospectus. The futures commission merchant will not act in any supervisory capacity with respect to the trading advisor or the general partner nor participate in the management of the trading advisor, the general partner or the Fund. Therefore, prospective investors should not rely on the futures commission merchant's agreements to clear trades for the Fund or for any other reason related to it in deciding whether or not to purchase interests in the Fund.

Federal Income Tax Aspects

Scope Of Tax Presentation

This presentation is based on:

*	the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect as of the effective date of this prospectus and

*	the express intent of the general partner to:

*	operate the Fund as authorized and limited by the limited partnership agreement, and

*	cause us to invest only our equity capital and not to borrow money to operate the Fund, and

*	the belief by the general partner that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this partnership and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return. If the IRS audits us or you, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense.

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We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year. During taxable years in which little or no profit is generated from trading activities, you may still have interest income that will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, P.A. that summarizes the material Federal income tax consequences to individual investors in the partnership.

This discussion is not intended as a substitute for careful planning by you after you consider your tax circumstances; particularly, since the income tax consequences of an investment in the Fund will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below. Said opinion is based and conditioned upon factual representations made by the general partner on behalf of the Fund and assumptions that those facts will be applicable to the Fund continuously during its operation.

No Legal Opinion As To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon (i) any matter that concerns the tax consequences to any specific partner of investment in the Fund based on that partner's tax circumstances, (ii) any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or
(iii) any other matter that may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the general partner.

Partnership Tax Status

The Internal Revenue Code, at Section 7701, and the regulations promulgated thereunder, provides the criteria used cannot be present if a partnership is to be taxed as a partnership and not as a corporation. A partnership must have two or more of the following characteristics: (i) decentralized management, (ii) unlimited liability of the partners, (iii) limited transferability of partnership interests, and (iv) limited continuation of existence.

The limited partnership agreement obligates the general partner to operate the Fund in a manner so that it will be taxed as a partnership and not as a corporation.

If we were taxed as a corporation, (i) we would pay taxes at the corporate rates upon our income and gains, (ii) items of deduction and losses would be deductible only by us and not by you, (iii) tax credits would be available only to us and not to you, and (iv) all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income. This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your partnership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. Provided the principal activity of the Fund is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures, options or forward contracts on commodities. The general partner intends to limit the principal business activity and sources of income so that this exception will apply to us. In addition, the general partner has placed restrictions upon the right of redemption. See The Limited Partnership Agreement, Redemptions and Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the Fund and the opinions expressed in this prospectus.

Tax Opinion

The general partner believes, in reliance upon opinion of legal counsel, that this prospectus accurately summarizes all material Federal tax matters related to the Fund. In the opinion of The Scott Law Firm, P.A., tax counsel to the Fund, based upon the facts stated in the certificate of intended operation of the partnership supplied by the general partner, (i) we will be treated as a partnership for Federal income tax purposes, (ii) the allocations of profits and losses made when partners redeem their partnership interests will be upheld for Federal income tax purposes, (iii) based upon our contemplated trading activities, the IRS will consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business will not be subject to limitation under Section 67 or Section 68 of the Internal Revenue Code (iv) the profit share will be respected as a distributive share of our income allocable to Providence Select Fund, Limited Partnership; and
(v) the contracts we trade, as described in this prospectus, will satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the effective date of this prospectus and a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the general partner:

*	at all times, we will be operated in accordance with the Delaware
Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

*	for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the Fund

*	no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

*	the general partner will at all times actively direct the affairs of the
Fund

*	interests in the Fund:

*	will be transferable or redeemed only upon approval of the general partner

*	will not be traded on an established securities market, and

*	will not be readily tradable on a secondary market or the substantial equivalent thereof

*	we will not be registered under the Investment Advisor's Act of 1940;
and

*	over 90% of our earned income will be qualifying income as that term is defined in the Revenue Act of 1987.

The Scott Law Firm, P.A. is not able to opine upon the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the general partner on behalf of the Fund.

In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the general partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Fund and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

Any change in the representations of the general partner or the operative facts will prevent you and us from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss And Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The general partner intends to use its best efforts to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the Fund for tax purposes is equal to
(i) the cost decreased, but not below zero, by your share of any partnership losses and distributions, and (ii) increased by your share of any partnership income.

You may not deduct losses in excess of the adjusted basis for your interest in the Fund at the end of the Fund year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the Fund is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the Fund, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the Fund at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation that will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the Fund, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the partnership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of (i) cash distributions from the activity, (ii) deduction of losses from the activity, (iii) changes in the status of indebtedness from recourse to non-recourse, (iv) the commencement of a guarantee, or (v) other events that affect your risk of loss. You should consider the at risk provisions in arranging debt financing for purchasing a partnership interest.

Income And Losses From Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations, (i) the trading of personal property, such as futures contracts, will not be treated as a passive activity, (ii) partnership gains allocable to you will not be available to offset passive losses from sources outside the Fund, and (iii) partnership losses will not be subject to limitation under the passive loss rules.

Allocation Of Profits And Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the general partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the Fund equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The general partner intends to allocate income and losses in accordance with the Limited Partnership Agreement that it believes complies with applicable Internal Revenue Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

Taxation Of Futures And Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in contracts that are treated under Section 1256 of the Code. 1256 Contracts are any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option.

A regulated futures contract is a futures contract:

*	if it is traded on or subject to the rules of:

*	a national securities exchange which is registered with the Securities and Exchange Commission,

*	a domestic board of trade designated as a contract market by the
Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

*	which is marked-to-market to determine the amount of margin that must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for trade
among banks and private investors.   The Fund is expected to purchase or sell
these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the Fund from
Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from

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the personal and dependency exemptions.  The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 35%.
Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%. A limited partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature that are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain And Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses that are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business For Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The general partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income And Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the Fund constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax. Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law. Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in partnership such as this partnership. Taxpayers subject to the alternative minimum tax could be required to make estimated payments. The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each limited partner at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose would be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry partnership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not A Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the general partner intends to operate the Fund so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the general partner has not registered us as a tax shelter with the IRS.

Taxation Of Foreign Partners

An investment in the Fund should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income that is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax.

Because we have permitted the trading advisor to trade foreign currency and other contracts on foreign exchanges or derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into foreign and derivative transactions may cause us, and therefore any foreign limited partners, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the partnership even if the partnership enters into foreign exchange trades of currency and derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. We may elect to apply the final regulations retroactively once they are finalized. The Scott Law Firm, P. A. has not opined on the issues related to the withholding by us from distributions to foreign investors as the determination of how the treat this issue will be resolved at the end of each taxable year or upon receipt of a redemption request.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign partner, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign partner, the general partner may pay such tax out of the redemption of partnership interests by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the Fund level in a single partnership proceeding. The Limited Partnership Agreement has appointed the corporate general partner as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Internal Revenue Code provides that a partner must report a partnership item consistently with its treatment on the Fund return, unless the partner specifically identifies the inconsistency or can show that its treatment of the Fund item on its return is consistent with a schedule furnished to the partner by the Fund. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the Fund return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of (i) 10% of the correct tax, or
(ii) $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans And IRA's

The Employee Retirement Income Security Act of 1974 governs:

*	employee benefit plans, such as:

*	a qualified pension, profit-sharing or stock bonus plan, or

*	a qualified health and welfare plan; and

*	individual retirement accounts, commonly called IRAs.

You may not purchase limited partnership interests with the assets of a plan if we, the general partner, the selling agent, the futures commission merchant, or any of their affiliates, agents or employees has investment discretion over such plan, gives investment advice with respect to such plan assets, for a fee, or is an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the general partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

The Limited Partnership Agreement

This prospectus explains all material terms of the Limited Partnership Agreement; however, you are urged to read the entire agreement. See Exhibit A.

Formation Of The Fund

Our Certificate of Limited Partnership is dated and was filed on May 16, 2003 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the Fund or transact any business for the Fund.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, the limited partnership agreement allows successor representatives of such limited partner to redeem their partnership interests, but third party creditors and trustees may not anticipate distributions or seek redemption without permission of both the successor representative and the general partner.

Units of Partnership Interests

The amount of partnership interests you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of units of partnership interests you hold by the aggregate number of outstanding units of partnership interests.

Management Of Partnership Affairs

Only the general partner may manage this partnership. All of the decisions will be in the sole judgment of the general partner without any obligation to provide you with advance notice of the decisions to be made. You will not take part in the business or affairs of the Fund nor will you have any voice in its or the general partner's management or operations.

You and the other limited partners have a right to vote and a majority of those partners who hold outstanding partnership interests must give prior written approval of any material change in either the Limited Partnership Agreement or the Fund structure.

Without the limited partners' approval, the general partner may (i) change the management and incentive fees within the limits described by this prospectus,
(ii) change or add or delete trading advisors, (iii) change or add or delete introducing brokers, (iv) change or add or delete futures commission merchants, (v) change the commissions, (vi) redeem and return a limited partner account, (vii) change the commodity contracts traded, (viii) change the diversification of our assets among the various types of or in the positions held in commodity markets, or (ix) change or add legal counsel, experts, and tax partner to the Fund.

To the extent the law permits, such limited partners who hold a majority of the partnership interests may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the general partner. This includes removing the general partner and electing a new general partner.

The general partner may not make trades on our behalf. Independent commodity trading advisors selected by the general partner must do the trading.

General Prohibitions

Except for the security posted for commodity trades made in the Fund accounts on normal margin terms with the clearing broker, we may not borrow from or loan money or any other assets to any person. However, this shall not apply to the incurrence of debt to a partner or an affiliate with respect to:

*	the offering of partnership interests for sale

*	registration, or

*	initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the general partner or any of its affiliates. Nor may we permit the general partner or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the general partner may provide goods or services, including brokerage, at a competitive cost to us.

The general partner or its affiliates are not required to advance or loan funds to the Fund. If the general partner makes any advance or loan to the Fund, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts that would be charged the Fund by unrelated banks on comparable loans for the same purpose. The general partner shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The general partner has sole discretion to end this or any future offering of partnership interests, register additional partnership interests, and make additional public or private offerings of partnership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional partnership interests. We have not limited the amount of capital contributions or the maximum amount of partnership interests that may be issued, offered or sold.

Partnership Accounting, Reports, And Distributions

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You will have a capital account, and its initial balance will be the amount you paid for your partnership interests. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The general partner has sole discretion to make distributions from profits or net assets. You will receive a monthly report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month, (iv) the brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and (v) any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year, the Fund, under the supervision of the general partner and the financial experts selected, will allocate our capital gain or loss and ordinary income or loss, fees and expenses among the partners in accordance with the relationship of each capital account to all capital accounts. You must include your share of such items in your personal income tax return.

Transfer Of Partnership Interests Only With Consent Of The General Partner

Once admitted to this partnership and registered on the Fund records as the owner of partnership interests, you may (i) receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, (ii) vote on any matters submitted to the limited partners for voting, and (iii) exercise all rights granted to limited partners pursuant to the limited partnership agreement and pursuant to Delaware law.

You may transfer your partnership interests only with the written consent of the general partner. The general partner may not approve the transfer if it
(i) is not made for all of your partnership interests or, if you are not assigning all of your partnership interests, you will retain less than $5,000 of partnership interests, (ii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or State securities laws, or the Delaware limited partnership laws, or (iii) will jeopardize our ability to be taxed as a partnership and not as a corporation, or (iv) will affect characterizations or treatment of income or loss.

Termination Of The Fund

This partnership will terminate (i) at 11:59 p.m. twenty-one years from the date of the Limited Partnership Agreement, (ii) by election of the general partner, with concurrence of a majority vote of the limited partners, to terminate and dissolve this partnership, (iii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the general partner, unless the limited partners, by majority vote, elect to carry on the business and a new general partner has been substituted, (iv) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law, (v) upon any event which makes the continued existence of the Fund unlawful, or (vi) upon a majority vote of the limited partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues, including (i) amendment of the limited partnership agreement; provided, however, any amendment which modifies the compensation or distributions to the general partner or which affects the duties of the general partner requires its consent, (ii) removal of the general partner and election of a new general partner, (iii) cancellation of any contract for services with the general partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the general partner and the Fund is one year; and, provided further, should any amendment to this partnership agreement attempt to modify the compensation or distributions to which the general partner is entitled or which affects the duties of the general partner, such amendment will become effective only upon the consent of the general partner, (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Fund, (v) dissolution of the Fund, (vi) and change of any of the Fund's basic investment policies or in the structure of the Fund. See Management of Partnership Affairs.

The general partner must receive in person or by certified mail a written request with a check to cover the cost of sending notice of the meeting to all partners. One or more partners who collectively own 10% or more of the outstanding partnership interests must sign the written request. The general partner then has 15 days to call the meeting

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. There will be a redemption fee from the time you have been allocated partnerships interests from your subscription proceeds as follows:
3% during the first four months, 2% the second four months, 1% the third four months and none after the first twelve months. The general partner must receive written request, in form acceptable to it, no fewer than ten days prior to the last day immediately preceding the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month. The redemption price will be the net asset value of the partnership interests on the effective date of redemption, which will be the last day of each month for all redemption requests received and approved for payment by the general partner. If you wish to withdraw your redemption request, the general partner must receive written notice of such withdrawal request prior to the last business day of the month in which such request was submitted to be considered.

The general partner will pay the redemption requests within twenty days following the effective date; i.e., provided the request was received within ten days from the last day of the month, the effective date is the close of business on the last day of the month. However, you should be aware that the general partner may be unable to timely comply with the request for the sole reason that there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken or because there are contingent claims on partnership assets. Redemption requests will be handled in the order in which they are received, with preference given to requests received from limited partners, as opposed to a general partner or one of its affiliates. If redemption requests received from limited partners exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemption periods as cash becomes available.

If the general partner notifies you in writing, it may declare additional redemption dates or cause the Fund to redeem fractions of units of partnership interests.

Plan For Sale Of Partnership Interests

No NASD Limitation on Sales Commissions and Disclosure of Wholesaling Fees

This offering is made in compliance with an exemption to Rule 2810 granted in the discretion of the staff of the National Association of Securities Dealers, Inc. ("NASD").

NASD Rule 2810 includes the continuing service fee as compensation of the offering. In addition, the general partner may pay up to 1.75% of the net asset value of investments made through an additional selling agent for so long as the investment remains in the Fund to persons known as wholesalers who solicit the additional selling agent agreement. The NASD's Rules also treat this up to 1.75% as compensation attendant to the offering. This up to 1.75%, should the general partner elect to use wholesalers, will be paid entirely
from the brokerage commissions paid by the Fund to the general partner.   The
exemption from Rule 2810 will permit the wholesaling and continuing service fees to be paid for so long as the investment remains in the Fund.

No Sales to Discretionary Accounts

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

The Selling Agent

We are offering and selling the partnership interests through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983, whose address is 5914 N. 300 West, P.O. Box C, Fremont, Indiana 46737. It was registered as a fully disclosed broker/dealer registered with the National Association of Securities Dealers on July 24, 1997 and has been appointed the principal selling agent. It may, with the consent of the general partner, also select other broker dealers to sell partnership interests. All partnership interests will be sold on a best efforts basis, which means the selling agents will try, but not guarantee, to sell the partnership interests.

Currently, Futures Investment Company principally offers securities and interests in futures. It has and will continue to participate in offerings of other commodity pools sponsored by the general partner or other persons or entities in competition with us.

The individual general partner and his spouse own Futures Investment Company. They are also registered with the National Futures Association as associated persons and with the National Association of Securities Dealers, Inc. as registered representatives of Futures Investment Company. In those capacities, they earn commissions and continuing service fees on the partnership interests they sell and service.

Although we are offering a maximum of $50,000,000 in partnership interests pursuant to this registration statement, the Limited Partnership Agreement authorizes the general partner to determine the amount of partnership interests to be sold. If the Fund is to sell any partnership interests in excess of the $50,000,000, such partnership interests must also be registered with the Securities and Exchange Commission or sold by private offering pursuant to applicable exemption from registration.

Depository Account & Offering Price

All subscriptions accepted by the general partner will be placed in an segregated depository account maintained at Star Financial Bank, Angola, IN until the investor is admitted as a limited partner at the end of the month. Interest accrued on your subscription amount will be used to buy additional
partnership interests for you.   No funds, while held in the depository
account, will be available to pay debts or claims of the partnership or the general partner.

If you are investing in the partnership through a custodial account by transferring funds from a managed account at a futures commission merchant, your funds may be invested in the partnership on the admission date without use of the depository account.

The partnership interests are sold at the month end net asset value per partnership interest of the Fund, which is the net asset value of the partnership divided by the number of outstanding partnership interests. This offering will continue until the maximum of $50,000,000 in face amount of partnership interests is sold. The net asset value of the partnership is calculated before the open of the markets on the first business day of each month and limited partners will be admitted and issued partnership interests as of this date and price. Net asset value is calculated and partnership interests are issued on a monthly basis. Net asset value takes into consideration total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). The general partner may terminate this offering at any time.

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments that are liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that any additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests without notice for any reason.

Subscription Procedure

To purchase partnership interests, you must complete and execute a suitability questionnaire and a subscription agreement (Exhibit D), and deliver the executed subscription documents and check to the sales agent.

You should make out the check to "Star Bank for the acct. of Providence". Your check will then be deposited to the depository account by noon of the second business day following receipt by the selling agent.

Under no circumstances should you make payment in cash, or make any checks payable to the Fund, the general partner, the selling agent, or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in partnership interests; however, the general partner may at its sole discretion reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments, but you may not invest more than 10% of your net worth in the Fund. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any partnership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased partnership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or State securities laws which allow you to do so. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the Limited Partnership Agreement. The partnership interests offered to you are subject to prior sale. The general partner has sole discretion to reject any subscription, in whole or in part, within five days. If your subscription is accepted, the general partner will admit you as a partner and send you written confirmation to disclose the number of partnership interests purchased within 20 days of the close of business for the month in which you were admitted as a limited partner.

Investor Suitability

See Suitability Standards in Exhibit C and on page ii of this prospectus. The general partner and the sales agent shall make every reasonable effort to determine that the purchase of units of partnership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from the suitability questionnaire and subscription agreement (Exhibit D) signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the general partner and the sales agent shall make every reasonable effort to ascertain that you:

(a)	meet the minimum income and net worth standards established for the
Fund;

(b)	can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)	are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)	have an understanding of:

(i)	the fundamental risks of an investment in the Fund;

(ii)	the risk that you may lose your entire investment;

(iii)	the restrictions on the liquidity and transferability of the units;

(iv)	the background and qualification of the general partner and the Fund's commodity trading advisor; and

(v)	the tax consequences of an investment in the Fund.

Records of the information provided by you in the suitability questionnaire and subscription agreement (Exhibit D) will be maintained by or on behalf of the general partner and/or the sales agent for at least six years.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the general partner, the futures commission merchant and the selling agent including, but not limited to:

(a)	you are of legal age to execute the Subscription Agreement and Power of
Attorney and are legally competent to do so;

(b)	you acknowledge that you have received the prospectus, including the
Limited Partnership Agreement, prior to subscribing for partnership interests;

(c)	all information you have given to the general partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of submission. Also, if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner

(d)	unless (e) or (f) below apply to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e)	the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)	if you are subscribing in a representative capacity:

*	you have full power and authority to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the partnership interests, and

*	such entity has full right and power to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a limited partner pursuant to the Limited Partnership Agreement attached as Exhibit A.

The general partner, the futures commission merchant, and the selling agent may rely upon any of the above representations and warranties as a defense to any claim made against it.

Legal Matters

Litigation And Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against either general partner, the commodity trading advisors, the futures commission merchant, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

The Scott Law Firm, P.A., 940 Northeast 79th Street, Suite A, Miami, FL 33138, wscott@wscottlaw.com, is special securities counsel to advise the partnership and the general partner with respect to the offering of partnership interests, the preparation of this prospectus, the legality of the partnership interests offered, and the classification of the Fund as a partnership for tax purposes.

From time to time, the Firm will also advise the Fund regarding the maintenance of the partnership's tax status, the legality of any subsequent offers, and the legality of any transfers by partners. The general partner may add, delete, and change legal counsel to the Fund at any time for any reason. The general partner has granted the Firm the right to employ other law firms to help in matters that relate to the sale of partnership interests or our operation.

The Firm will not give you or any persons affiliated with you legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

The general partner has employed financial experts to perform services for the Fund. These experts currently are:

Jordan, Patke & Associates, Ltd. is our accounting and auditing expert, and is responsible for auditing the books and records of both the partnership and the corporate general partner, as well as preparing the Fund K-1's and our tax returns. Another firm has audited the financial statements for the years 2004 and 2005 that appear in this prospectus; however, the 2006 audit and all future audits will be conducted by Jordan, Patke & Associates, Ltd.

The corporate general partner serves as our tax partner. The general partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly account statements and annual financial statements audited by an independent certified public accountant.

The general partner may add, delete and change the experts selected to perform services for the Fund at any time for any reason.

We will send you the unaudited monthly account statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our general partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchant's Customer Agreement that established the Fund accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the Fund and the partnership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, including monthly prospectus supplements reflecting the previous month-end net asset value, are publicly available through the Commission's Internet site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737, with a duplicate set at the offices of The Scott Law Firm, P.A., 940 NE 79th Street, Suite A, Miami, FL 33138 or such other locations as the General Partner selects, from time to time, by notice to the partners.

You are invited to review any materials available to the general partner relating to this partnership, our operations, this offering, the Advisory Agreements between us and the commodity trading advisors, the Customer Agreement between us and the futures commission merchant, the commodity trading advisor's disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this partnership, and any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the general partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The general partner will allow you to obtain any additional information from third parties necessary to verify any representations or information in this prospectus and its exhibits, assuming the general partner possesses such information or has a right to acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of personal information relating to other investors.

         [The balance of this page has been intentionally left blank.]

                  Providence Select Fund, Limited Partnership

                       Index to the Financial Statements


                                                                    Page

Report of Independent Registered Public Accounting Firm	            F-2

Financial Statements

  Statements of Assets and Liabilities as of March 31, 2006
   and December 31, 2006	                                    F-3

  Schedule of Investments - Cash and Securities - March 31, 2007    F-4

  Schedules of Investments - Futures Contracts - March 31, 2007	    F-5

  Statements of Operations for the Three Months Ended March 31,
   2007 and 2006						    F-6

  Statements of Changes in Net Assets  for the Three Months
   Ended March 31, 2007 and 2006	 			    F-7

  Statements of Cash Flows  for the Three Months Ended
   March 31, 2007 and 2006					    F-8

  Notes to Financial Statements				         F-9 - F-14

  Affirmation of Commodity Pool Operator			    F-15

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Partners of
Providence Select Fund, Limited Partnership
Dover, Delaware




We have reviewed the accompanying statements of assets and liabilities of PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP, as of March 31, 2007, and the related statements of operations, changes in net assets and cash flows for the three months ended March 31, 2007. These financial statements are the responsibility of the Fund's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements of PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP for the Three Months Ended March 31, 2006 were reviewed by other accountants whose report dated May 15, 2006 stated that they were not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP as of December 31, 2006 and the related statements of operations, changes in net assets and cash flows for the year then ended (not presented herein); and in our report dated March 27, 2007, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2006 is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.


/s/ Jordan, Patke & Associates, Ltd.

Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
May 15, 2007


       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                  Providence Select Fund, Limited Partnership

                     Statements of Assets and Liabilities

								March 31,	December 31,
								2007		2006
								(A Review)
Assets

  Investments
    Equity in commodity futures trading accounts:

      Cash and cash equivalents					$998,700	$-
      Cash denominated in foreign currencies			17,580		-
  -
      Net unrealized gain on open futures contracts		15,554		-

  	Total brokerage cash equivalents and investments	1,031,834	-

      Cash							10,683		304
      Interest Receivable					3,415		-

      Reimbursable syndication costs				299,135		261,561
      Subscriptions Receivable					25,000		-
      Prepaid continuing service fee				28,872		-
      Prepaid operating costs and other				-		3,956

  	Total assets						1,398,939	265,821

Liabilities

  Accrued expenses						10,103		7,076
  Advances due to related parties				273,744		256,745
  Due to outside parties					5,473		-
  Accrued management fee					1,750		-
  Accrued commissions						3,488		-
  Accrued incentive fees					6,622		-

    Total Liabilities						301,180		263,821

Net assets							$1,097,759	$2,000


Analysis of Net Assets

  Limited partners						$1,070,709	$1,000
  General partner						27,050		1,000

    Net assets (equivalent to $1,008.62 and $1,000.00 per unit)	$1,097,759	$2,000


Partnership units outstanding

  Limited partners units outstanding				1,061.56	1.00
  General partner units outstanding				26.82		1.00

    Total partnership units outstanding				1,088.38	2.00

   The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                                March 31, 2007
                                  (A Review)


							Fair Value
Description					Maturity Date	Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U. S. Dollars:
  United States Markets								998,700		$998,700	98.27%

    Total cash denominated in U. S. Dollars							998,700		98.27%

      Total cash and cash equivalents denominated in U.S. Dollars				998,700		98.27%

Cash denominated in foreign currency:
  Euro Markets - Euro								6,455		8,629		0.85%
  British Pound Markets - GBP							21		42		0.00%
  Australian Dollar Markets - AUD						1,346		1,091		0.11%
  Hong Kong Dollar Markets - HKD						-		-		0.00%
  Japanese Yen Markets - JPY							920,000		7,818		0.77%

    Total cash denominated in foreign currency							17,580		1.73%

      Total investments										$1,016,280	100%

   The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                                March 31, 2007
                                  (A Review)




  									     Fair Value
Description				Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CBOT Soybeans			May 2007	2		1,425		$1,425
    CBT T-Note 10Y			June 2007	6		(5,094)		(5,094)
    CBOT Silver				May 2007	1		2,570		2,570
    CME Cattle				June 2007	2		(2,760)		(2,760)
    LME Aluminum			June 2007	2		4,488		4,488
    IMM Australian Dollar		June 2007	3		8,835		8,835
    IMM British Pound			June 2007	5		11,188		11,188
    IMM Euro FX				June 2007	3		6,750		6,750

      Total United States Commodity Futures Positions			27,402		27,402

  Japanese commodity futures positions held long:
    SMX Nikkei				June 2007	4		722,500		6,140

      Total Japanese commodity futures positions held long		722,500		6,140

  Euro commodity futures positions held long:
    EURX E-Bund				June 2007	3		(4,150)		(5,548)

      Total European commodity futures positions held long		(4,150)		(5,548)

  British commodity futures positions held long:
    LIF Long Gilt			June 2007	1		(1,590)		(3,130)
    LIF 3M STG IR			December 2007	8		(1,000)		(1,969)

      Total British commodity futures positions held long		(2,590)		(5,099)


  Total commodity futures positions held long						22,895

  United States commodity futures positions held short:
    CBOT Corn				July 2007	1		863		863
    CSC Sugar 11			May 2007	3		1,590		1,590
    CSC Coffee C			July 2007	1		(75)		(75)
    NY Natural Gas			May 2007	1		(3,890)		(3,890)
    NYM RBOB Gas			May 2007	1		(837)		(837)
    NYC Cotton				July 2007	4		(1,035)		(1,035)
    IMM Canadian Dollar			June 2007	2		(2,700)		(2,700)
    IMM  Japanese Yen			June 2007	4		(125)		(125)

      Total United States commodity futures positions held short	(6,209)		(6,209)

  Australian commodity futures positions held short:
    SFE SPI 200				June 2007	1		(5,725)		(4,640)
    SFE 10Y T-Bond			June 2007	4		4,024		3,261

      Total Australian  commodity futures positions held short		(1,701)		(1,379)

  Euro commodity futures positions held short:
    LIF 3M Euribor			December 2007	12		2,925		3,910
    MONEP CAC40				April 2007	1		(2,740)		(3,663)

      Total Euro  commodity futures positions held short		185		247

        Total commodity futures positions held short					(7,341)

          Net commodity futures positions						$15,554

   The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership

                           Statements of Operations

              For the Three Months Ended March 31, 2007 and 2006
                                  (A Review)



								Three Months Ended March 31,
								2007		2006

Investment income

  Interest income						$3,415		$-

    Total investment income					3,415		-

Expenses

  Commission expense to affiliates				3,488		-
  Commission expense to broker					-		-
  Management fees						1,750		-
  Continuing service fee					2,625		-
  Incentive fees						6,622		-
  Professional accounting and legal fees			6,200		-
  Other operating and administrative expenses			5,906		-

    Total expenses						26,591		-

      Net investment (loss)					(23,176)	-

Realized and unrealized gain (loss) from investments and foreign currency

  Net realized gain (loss) from:
    Investments							(714)		-
    Foreign currency transactions				17,725		-

      Net realized gains from investments and foreign
       currency transactions					17,011		-

  Net increase (decrease) in unrealized appreciation
   (depreciation) from:
    Investments							21,193		-
    Translation of assets and liabilities in foreign currencies	(5,639)		-

      Net increase in unrealized appreciation from investments
       and translation of assets and liabilities in foreign
       currencies						15,554		-

        Net gain on investments and foreign currency		32,565		-

          Net increase in net assets resulting from operations	$9,389		$-

   The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership

                      Statement of Changes in Net Assets

              For the Three Months Ended March 31, 2007 and 2006
                                  (A Review)




								Three Months Ended March 31,
								2007		2006

Increase (decrease) in net assets from operations
  Net investment (loss)						$(23,176)	$-
  Net realized gains from investments and foreign currency
   transactions							17,011		-
  Net increase in unrealized appreciation from investments and
   translation of assets and liabilities in foreign currencies	15,554		-

  Net increase in net assets resulting from operations		9,389		-

  Capital contributions from partners				1,086,370	-
  Distributions to partners					-		-

    Total increase in net assets				1,095,759	-

  Net assets at the beginning of the period			2,000		2,000

  Net assets at the end of the period				$1,097,759	$2,000

   The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership

                           Statements of Cash Flows

              For the Three Months Ended March 31, 2007 and 2006
                                  (A Review)


								Three Months Ended March 31,
								2007		2006

Cash Flows from Operating Activities

Net increase in net assets resulting from operations		$9,389		$-

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Unrealized appreciation (depreciation) on investments	(15,554)	-
    (Increase) in reimbursable syndication costs		(37,574)	-
    (Increase) in interest receivable				(3,415)		-
    (Increase) in subscriptions receivable			(25,000)	-
    (Increase) in prepaid continuing service fee		(28,872)	-
    (increase) decrease in prepaid operating costs		3,956		(14)
    Increase (decrease) in accrued commissions payable		3,488		-
    Increase (decrease) in accrued management and incentive
     fees							8,372		-
    Increase in accrued expenses				3,027		-

      Net cash (used in) operating activities			(82,183)	(14)


Cash Flows from Financing Activities

  Increase in advances from related parties			16,999		1,527
  Increase in advances from third parties			5,473		-
  Initial partner contribution					-		-
  Proceeds from sale of units, net of sales commissions		1,086,370	-

    Net cash provided by financing activities			1,108,842	1,527

      Net increase in cash and cash equivalents			1,026,659	1,513

      Cash at the beginning of the period			304		381


      Cash at the end of the period				$1,026,963	$1,894


Non-Cash Financing Activities

  Reimbursable syndication costs paid by and owed to related
   parties							$-		$9,518

   The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)


1.	Nature of the Business

  Providence Select Fund, Limited Partnership (the Fund) was formed on May 16, 2003 under the Delaware Uniform Limited Partnership Act. The Fund is engated in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors (CTA's). On March 5,2007, the Fund commenced business after admission of 46 limited partners, with total subscriptions of $1,088,370. The maximum offering is $50,000,000. White Oak Financial Services, Inc. (White Oak) and Michael Pacult are the General Partners and commodity pool operators (CPO's) of the Fund. The CTA is NuWave Investment Corp., which has the authority to trade as much of the Fund's equity as is allocated to it by the General Partner. The selling agent is Futures Investment Company (FIC), which is controlled by Michael Pacult and his wife.

  The Partnership was in the development stage prior to March 5, 2007 and its efforts until then were principally devoted to organizational activities.

2.	Significant Accounting Polices

  Regulation - The Fund is a registrant (effective September 12, 2005) with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund and its General Partners are also subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry. The General Partners are also subject to the rules of the National Futures Association that regulate commodity pool operators and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the terms of the contracts it has entered with the futures commission merchants and rules of the interbank market makers through which the Fund trades.

  Offering Expenses and Organizational Costs - Providence has incurred $299,135 and $261,561 in offering costs through March 31, 2007 and December 31, 2006 respectively. The Fund has agreed to reimburse White Oak and other affiliated companies for all offering expenses incurred up to the commencement of business, which was March 5, 2007 after the twelfth month following the commencement of business. The commencement of business was contingent upon the sale of at least $1,030,000 of partnership interests. All costs after the commencement of business are paid directly by the Fund. The organization costs for the Fund are expensed as incurred by the general partner, White Oak, and are immaterial.

  Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering as part of the offering expenses to be reimbursed to the General Partner after the twelfth month of operation following commencement of business. Registration costs incurred after the commencement of business, if any, are charged to expense as incurred.

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)

2.	Significant Accounting Polices, Continued

  Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and are reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

  Interest income is recognized when it is earned.

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only money market funds to be cash equivalents. Net cash provided by operating activities includes no cash payments for interest or income taxes for the three months ending March 31, 2007 and 2006. There were no cash equivalents as of March 31, 2007 and December 31, 2006.

  Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

  The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.

3.	General Partner Duties

  The responsibilities of the General Partner, include all aspects of the management of the Fund. Specifically, they perform the duties of a commodity pool operator as that term is defined in the Commodity Exchange Act, 7 USC 1, et seq. They employ the commodity trading advisors to direct the trading and investment activity of the Fund, which include, if appropriate, to suspend all trading, to execute and to file all necessary legal documents, statements and certificates of the Fund, to retain independent public accountants to audit the Fund, to employ attorneys to represent the Fund, to review the brokerage commission rates to determine reasonableness, to maintain the tax status of the Fund as a limited partnership, to maintain a current list of the names, addresses and numbers of units owned by each Limited Partner and to take such other actions as deemed necessary or desirable to manage the business of the Partnership.

  The Corporate General Partner has contributed $27,050 in cash for deposit to the capital of the Fund for a General Partnership interest in the Partnership.

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)

3.	General Partner Duties, Continued

  If the net unit value of the partnership falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction in net unit value and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading shall commence until after the lapse of such fifteen day period.

4.	The Limited Partnership Agreement

  The Limited Partnership Agreement provides, among other things, that-

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

  Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees and expenses of the Fund.


  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the general partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and are transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds accrues to the account of the investor.

  Redemptions - A limited partner may request that any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the general partner no less than ten days prior to a month end. Redemptions are generally be paid within twenty days of the effective month end.
However, in various circumstances due to liquidity, etc. the general partner may be unable to comply with the request on a timely basis. There is a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee after the twelfth month.

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)

5.	Fees

  The Fund is charged the following fees:

  A monthly management fee is paid to the CTA based on the rate of trading assigned by the CTA and approved by the General Partner of up to 2.5% (annual rate) of the Fund's net assets allocated to the CTA to trade.

  The Fund pays the Corporate General Partner a fixed brokerage commission of 6%, from which the Corporate General Partner pays the round turn commissions to the futures commission merchant.

  A quarterly incentive fee of 20% of "new trading profits" is paid to the CTA and up to a 3% quarterly incentive fee is paid to the Corporate General Partner. "New trading profits" includes all income earned by the CTA and expense allocated to his activity. In the event that trading produces a loss for the CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for the CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

  The Fund pays the selling agents a 3% continuing service fee based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund pays this fee at 1/4% monthly based on the net asset value of the investment.

  The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the management fees paid to the CTA and general partner to 6% of total net assets if the total incentive fees are decreased to 15%.

6.	Related Party Transactions

  Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)





6.	Related Party Transactions, Continued

  The Fund has received advances from four related parties: White Oak Financial Services, Inc., general partner of Providence Select Fund, LP, Ashley Capital Management, Inc., Futures Investment Company, the introducing broker and Michael Pacult, president of Futures Investment Company, White Oak Financial Services, Inc. and Ashley Capital Management, Inc. The Fund has the following advances due to related parties at March 31, 2007 and December 31, 2006:

  					March 31,	December 31,
  					2007		2006

  Futures Investment Company		$81,104		$64,105
  Ashley Capital Management, Inc.	62,355		62,355
  Michael Pacult			46,650		46,650
  White Oak Financial Services, Inc.	83,635		83,635

  Total advances due to related parties	$273,744	$256,745

  These advances are to help pay for various costs, including operating and start-up costs, and are recorded as due to related party. The balance will be paid back after the twelfth month following the commencement of business. These amounts bear no interest or due dates and are unsecured.

7.	Partnership Unit Transactions

  As of March 31, 2007 and 2006 partnership units were valued at $1,008.62 and $1,000.00, respectively.

  Transactions in partnership units were as follows:

  					Units			Amount
 				 2007		2006	2007		2006

  Limited Partner Units
    Subscriptions		1,061.558	-	$1,070,941	$-
    Redemptions			-		-	-		-
      Total			1,061.558	-	1,070,941	-

  General Partner Units
    Subscriptions		24.819		-	24,818		-
    Redemptions			-		-	-		-
      Total			24.819		-	24,818		-

  Total Units
    Subscriptions		1,086.377	-	1,095,759	-
    Redemptions			-		-	-		-
      Total			1,086.377	-	$1,095,759	$-

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)





8.  Trading Activities and Related Risks

  The Fund is engaged in speculative trading of U.S. and foreign futures contracts in commodities. The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

  A certain portion of cash in trading accounts are pledged as collateral for commodities trading on margin. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

  Each U.S. commodity exchange, with the approval of the CFTC and the futures commission merchant, establish minimum margin requirements for each traded contract. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts. In general, the amount of required margin should never fall below 10% of the Net Asset Value. The cash deposited in trading accounts at March 31, 2007 was $998,700, which equals approximately 91.0% of Net Asset Value.

  Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held of approximately $4,603,513 on long positions at March 31, 2007. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

  Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

  The net unrealized gains on open commodity futures contracts at March 31, 2007 were $15,554.

  Open contracts generally mature within three months of March 31, 2007. The latest maturity for open futures contracts is in December, 2007. However, the Fund intends to close all contracts prior to maturity.

  Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

  The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

  The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

                  Providence Select Fund, Limited Partnership

                  Three Months Ended March 31, 2007 and 2006
                                  (A Review)



9.	Concentrations

  The Fund maintains all of its initial subscription deposits with a commercial financial institution. In the event of the financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits by the institution.

10.	Financial Highlights

  							Three Months Ended March 31,
  							2007		2006

  Performance per Unit (5)

  Net unit value, beginning of period			$1,000.00	$1,000.00

  Net realized and unrealized gains/
   losses on commodity transactions			93.33		-

  Investment and other income				12.48		-

  Expenses (1)						(97.19)		-

  Net increase (decrease) for the period		8.62		-

  Net unit value, end of period				$1,008.62	$1,000.00

  Net assets, end of period (000)			1,098		$2

  Total return (3)					0.86%		0.00%

  Ratio to average net assets (4)
    Investment and other income				1.24%		0.00%
    Expenses (2)					-8.37%		0.00%

(1)	Includes brokerage commissions
(2)	Excludes brokerage commissions
(3)	Not annualized
(4)	Annualized for all periods
(5)	Investment and other income and expenses is calculated using average number of units (limited and general) outstanding during the year. Net realized and unrealized gains/losses on commodity transactions is a balancing amount necessary to reconcile the change in net unit value.

                  Providence Select Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator
              For the Three Months Ended March 31, 2007 and 2006
                                  (A Review)

*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


  /s/ Michael Pacult					5-21-07
  Michael Pacult					Date
  President, White Oak Financial Services, Inc.
  General Partner
  Providence Select Fund, Limited Partnership

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

                       Index to the Financial Statements


								Page

Report of Independent Registered Public Accounting Firm		F-2

Financial Statements

Statements of Assets and Liabilities				F-3

Statements of Operations					F-4

Statements of Changes in Net Assets				F-5

Statements of Cash Flows					F-6

Notes to Financial Statements					F-7 - F-11

Affirmation of Commodity Pool Operator				F-12

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Partners of
Providence Select Fund, Limited Partnership
Dover, Delaware




We have audited the accompanying statements of assets and liabilities of Providence Select Fund, Limited Partnership (a development stage enterprise) as of December 31, 2006 and 2005, and the related statements of operations, changes in net assets and cash flows for the years ended December 31, 2006, 2005 and 2004, and the cumulative period from May 16, 2003 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Providence Select Fund, Limited Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Providence Select Fund, Limited Partnership internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Providence Select Fund, Limited Partnership as of December 31, 2006 and 2005, and the results of its operations, its changes in net assets and its cash flows for the years ended December 31, 2006, 2005 and 2004, and the cumulative period from May 16, 2003 through December 31, 2006 are in conformity with accounting principles generally accepted in the United States of America.



/s/ Jordan, Patke & Associates, Ltd.
Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
July 2, 2007

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

                     Statements of Assets and Liabilities

							December 31,
						2006		2005
Assets

  Cash						$304		$381
  Reimbursable syndication costs		261,561		125,426
  Prepaid operating costs and other		3,956		562

	Total assets				265,821		126,369

Liabilities

  Accrued expenses				7,076		-
  Advances due to related parties		256,745		124,369

	Total Liabilities			263,821		124,369

Net assets					$2,000		$2,000


Analysis of Net Assets

  Limited partners				$1,000		$1,000
  General partner				1,000		1,000

	Net assets (equivalent to $1,000.00 and
	 $1,000.00 per unit)			$2,000		$2,000


Partnership units outstanding

  Limited partners units outstanding		1.00		1.00
  General partner units outstanding		1.00		1.00

	Total partnership units outstanding	2.00		2.00

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

                           Statements of Operations

   For the Years Ended December 31, 2006, 2005 and 2004, and the Cumulative
       Period from May 16, 2003 (Date of Inception) to December 31, 2006

													Period From
													May 16, 2003
													(Inception) to
							Year ended December 31,	December 31,
							2006		2005		2004		2006

Investment income

	Total investment income				$-		$-		$-		$-

Expenses

	Total expenses					-		-		-		-

Net investment loss					-		-		-		-

Realized and unrealized gain (loss) from investments and foreign currency

	Net gain on investments and foreign currency	-		-		-		-

	  Net increase in net assets resulting
	   from operations				$-		$-		$-		$-


Net income per unit
  Limited partnership unit				$-		$-		$-		$-
  General partnership unit				$-		$-		$-		$-

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

                      Statement of Changes in Net Assets

   For the Years Ended December 31, 2006, 2005 and 2004, and the Cumulative
       Period from May 16, 2003 (Date of Inception) to December 31, 2006


													Period From
													May 16, 2003
													(Inception) to
							Year ended December 31,	December 31,
							2006		2005		2004		2006

Increase (decrease) in net assets from operations
  Net investment gain					$-		$-		$-		$-
  Net realized gains from investments and foreign
   currency transactions				-		-		-		-
  Net increase in unrealized appreciation from
   investments and translation of assets and
   liabilities in foreign currencies			-		-		-		-

	Net increase in net assets resulting from
	 operations					-		-		-		-

  Capital share subscriptions				-		-		-		2,000
  Capital share redemptions				-		-		-		-

	Total increase in net assets			-		-		-		2,000

  Net assets at the beginning of the year		2,000		2,000		2,000		-

  Net assets at the end of the year			$2,000		$2,000		$2,000		$2,000

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

                           Statements of Cash Flows

   For the Years Ended December 31, 2006, 2005 and 2004, and the Cumulative
       Period from May 16, 2003 (Date of Inception) to December 31, 2006

													Period From
													May 16, 2003
													(Inception) to
							Year ended December 31,	December 31,
							2006		2005		2004		2006

Cash Flows from Operating Activities

Net increase in net assets resulting from operations	$-		$-		$-		$-

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    (Increase) in reimbursable syndication costs	(114,760)	(20,707)	-		(115,817)
    (Increase) in prepaid operating costs		(3,394)		(434)		(105)		(3,956)
    Increase in accrued expenses			7,076		-		-		7,076

      Net cash (used in) operating activities		(111,078)	(21,141)	(105)		(112,697)


Cash Flows from Financing Activities

  Increase in advances from related parties		111,001		19,650		-		111,001
  Initial partner contribution				-		-		-		2,000

    Net cash provided by financing activities		111,001		19,650		-		113,001

      Net increase (decrease) in cash and cash
       equivalents					(77)		(1,491)		(105)		304

      Cash at the beginning of the period		381		1,872		1,977		-


      Cash at the end of the period			$304		$381		$1,872		$304


Non-Cash Financing Activities

  Reimbursable syndication costs paid by and owed to
   related parties					$21,375		$24,253		$15,899		$126,094


                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

             For the Years Ended December 31, 2006, 2005 and 2004



1.	Nature of the Business

Providence Select Fund, Limited Partnership (the Fund) was formed on May 16, 2003 under the laws of the State of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors (CTA's). However, the Fund will not commence business until at least $1,030,000 worth of partnership interests are sold. The maximum offering is $50,000,000. White Oak Financial Services, Inc. (White Oak) and Michael Pacult are the General Partners and commodity pool operators (CPO's) of the Fund. The initial CTA is expected to be NuWave Investment Corp., which will have the authority to trade as much of the Fund's equity as is allocated to it by the General Partner. The selling agent is Futures Investment Company (FIC), which is controlled by Michael Pacult and his wife.

The Partnership is in the development stage and its efforts through December 31, 2006 have been principally devoted to organizational activities.


2.	Significant Accounting Polices

Regulation - The Fund is a registrant (effective September 12, 2005) with the Securities and Exchange Commission (SEC) pursuant to the Securities and Exchange Act of 1934 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Act. The Fund will also be subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

Offering Expenses and Organizational Costs - White Oak has incurred $261,561 and $125,426 in offering costs through December 31, 2006 and 2005, respectively. The Fund has agreed to reimburse White Oak and other affiliated companies for all offering expenses incurred up to the commencement of business after the twelfth month following the commencement of business. The commencement of business is contingent upon the sale of at least $1,030,000 of partnership interests. All costs after the commencement of business will be paid directly by the Fund. The organization costs for the Fund will be expensed as incurred by the general partner, White Oak, and are expected to be immaterial.

Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering as part of the offering expenses to be reimbursed to the General Partner after the twelfth month of operation following commencement of business. Registration costs incurred after the commencement of business, if any, will be charged to expense as incurred.

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

             For the Years Ended December 31, 2006, 2005 and 2004


2.	Significant Accounting Polices, Continued

Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

Interest income is recognized when it is earned.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund will consider only money market funds to be cash equivalents. Net cash provided by operating activities includes no cash payments for interest or income taxes for the years ending December 31, 2006, 2005 and 2004. There were no cash equivalents as of December 31, 2006, 2005 and 2004.

Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.


3.	General Partner Duties

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

The Corporate General Partner has contributed $1,000 in cash for deposit to the capital of the Fund for a non-trading General Partnership interest in the Partnership.

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

             For the Years Ended December 31, 2006, 2005 and 2004


3.	General Partner Duties, Continued

If the net unit value of the partnership falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction in net unit value and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading shall commence until after the lapse of such fifteen day period.


4.	The Limited Partnership Agreement

The Limited Partnership Agreement provides, among other things, that-

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees and expenses of the Fund.


Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the general partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the general partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the general partner may be unable to comply with the request on a timely basis. There will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee after the twelfth month.

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

             For the Years Ended December 31, 2006, 2005 and 2004


5.	Fees

The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

A monthly management fee will be paid to the CTA based on the rate of trading assigned by the CTA and approved by the General Partner of up to 2.5% (annual rate) of the Fund's net assets allocated to the CTA to trade will be paid to the CTA.

The Fund will pay the Corporate General Partner a fixed brokerage commission of 6%, from which the Corporate General Partner will pay the round turn commissions to the futures commission merchant.

A quarterly incentive fee of 20% of "new trading profits" will be paid to each CTA and up to a 3% quarterly incentive fee will be paid to the Corporate General Partner. "New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

After the Fund commences trading, the Fund will pay the selling agents a 3% continuing service fee based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund will pay this fee at 1/4% monthly based on the net asset value of the investment.

The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the management fees paid to the CTA's and general partner to 6% of total net assets if the total incentive fees are decreased to 15%.


6.	Related Party Transactions

Michael Pacult, the sole shareholder of White Oak has made an initial limited partner capital contribution in the Fund of $1,000. He is also the sole shareholder of Ashley Capital Management, Inc. (the general partner of another commodity fund), which along with the shareholder, has temporarily funded the syndication costs incurred by the Fund to date. In Accordance with Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities, a variable interest entity relationship exists between White Oak and the Fund.

Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

                  Providence Select Fund, Limited Partnership
                       (A Development Stage Enterprise)

             For the Years Ended December 31, 2006, 2005 and 2004



6.	Related Party Transactions, Continued

The Fund has received advances from four related parties: White Oak Financial Services, Inc., general partner of Providence Select Fund, LP, Ashley Capital Management, Inc., Futures Investment Company, the introducing broker and Michael Pacult, president of Futures Investment Company, White Oak Financial Services, Inc. and Ashley Capital Management, Inc. The Fund has the following advances due to related parties at December 31, 2006 and 2005:

						December 31,
					2006		2005

Futures Investment Company		$64,105		$833
Ashley Capital Management, Inc.		62,355		20,450
Michael Pacult				46,650		19,650
White Oak Financial Services, Inc.	83,635		83,436

Total advances due to related parties	$256,745	$124,369

These advances are to help pay for various costs, including operating and start-up costs, and are recorded as due to related party. The balance is usually paid back within a year from the start of trading or when the Fund is financially capable of repaying the advance. These amounts bear no interest or due dates and are unsecured.


7.	Partnership Unit Transactions

As of December 31, 2006, 2005 and 2004 partnership units were valued at $1,000.

Transactions in partnership units were as follows:

				Units			Amount
			2006	2005	2004	2006	2005	2004

Limited Partner Units
  Subscriptions		-	-	-	$-	$-	$-
  Redemptions		-	-	-	-	-	-
	Total		-	-	-	-	-	-

General Partner Units
  Subscriptions		-	-	-	-	-	-
  Redemptions		-	-	-	-	-	-
	Total		-	-	-	-	-	-

Total Units
  Subscriptions		-	-	-	-	-	-
  Redemptions		-	-	-	-	-	-
	Total		-	-	-	$-	$-	$-


8.	Concentrations

The Fund will maintain all of its initial subscription deposits with a commercial financial institution. In the event of the financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits by the institution.

                  Providence Select Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator

   For the Years Ended December 31, 2006, 2005 and 2004, and the Cumulative
       Period from May 16, 2003 (Date of Inception) to December 31, 2006

*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


/s/ Michael Pacult					July 3, 2007
Michael Pacult						Date
President, White Oak Financial Services, Inc.
General Partner
Providence Select Fund, Limited Partnership

               White Oak Financial Services, Inc. and Subsidiary
                       (A Development Stage Enterprise)

                       Index to the Financial Statements




								Page

Report of Independent Registered Public Accounting Firm		F-2

Consolidated Financial Statements

Consolidated Balance Sheets					F-3

Consolidated Statements of Income and Retained Earnings		F-4

Consolidated Statements of Cash Flows				F-5

Notes to Consolidated Financial Statements			F-6 - F-8


         Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Board of Directors of
White Oak Financial Services, Inc.
Fremont, Indiana


We have audited the accompanying consolidated balance sheets of White Oak Financial Services, Inc. (a S Corporation) and Subsidiary (a development stage enterprise) as of December 31, 2006 and 2005, and the related consolidated statements of income and retained earnings and cash flows for the years ended December 31, 2006, 2005 and 2004, and the cumulative period from April 21, 2003 (date of inception) through December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. White Oak Financial Services, Inc. and Subsidiary is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of White Oak Financial Services, Inc. and Subsidiary internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of White Oak Financial Services, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and 2004, and the cumulative period from April 21, 2003 through December 31, 2006 are in conformity with accounting principles generally accepted in the United States of America.


/s/ Jordan, Patke & Associates, Ltd.
Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
July 11, 2007

       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

               White Oak Financial Services, Inc. and Subsidiary
                       (A Development Stage Enterprise)

                          Consolidated Balance Sheets

								December 31,
							2006		2005
Assets

  Cash							$1,589		$1,865
  Reimbursable syndication costs			261,561		125,426
  Prepaid operating costs and other			3,956		577

	Total assets					$267,106	$127,868

Liabilities

  Advances from stockholder				$116,135	$89,635
  Advances due to related parties			141,895		36,233
  Accounts payable					7,076		-

	Total Liabilities				265,106		125,868

Stockholder's / Partner's Equity

  Capital stock						1,000		1,000
  Limited partners (1unit) - initial capital
   contribution						1,000		1,000

	Total stockholder's and partner's equity	2,000		2,000

	  Total liabilities and stockholder's and
	   partner's equity				$267,106	$127,868



   The accompanying notes are an integral part of the financial statements.

               White Oak Financial Services, Inc. and Subsidiary
                       (A Development Stage Enterprise)

            Consolidated Statements of Income and Retained Earnings

For the Years Ended December 31, 2006, 2005 and 2004 and the Cumulative Period from April 21, 2003 (Date of Inception) to December 31, 2006

										Period From
										April 21, 2003
										(Inception) to
					Year ended December 31,			to December 31,
				2006		2005		2004		2006


Revenues			$-		$-		$-		$-

Expenses			-		-		-		-


Net income			-		-		-		-


Retained Earnings

Beginning of period		-		-		-		-

End of period			$-		$-		$-		$-



   The accompanying notes are an integral part of the financial statements.

               White Oak Financial Services, Inc. and Subsidiary
                       (A Development Stage Enterprise)

                     Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006, 2005 and 2004 and the Cumulative Period from April 21, 2003 (Date of Inception) to December 31, 2006

												Period From
												April 21, 2003
												(Inception) to
							Year ended December 31,			to December 31,
						2006		2005		2004		2006

Cash Flows from Operating Activities

Net income					$-		$-		$-		$-

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Increase in reimbursable syndication costs	(114,959)	(25,310)	(15,899)	(220,735)
    Increase in prepaid operating costs		(3,379)		(449)		(105)		(3,956)
    Increase (decrease) in accounts payable	7,076		(974)		974		7,076

      Net cash (used in) operating activities	(111,262)	(26,733)	(15,030)	(217,615)


Cash Flows from Financing Activities

  Sale of capital stock and limited partner
   interests					-		-				2,000
  Advances from stockholders and related
   parties					110,986		25,233		14,600		217,204

    Net cash provided by (used in) financing
     activities					110,986		25,233		14,600		219,204

      Net increase in cash and cash equivalents	(276)		(1,500)		(430)		1,589

      Cash at the beginning of the period	1,865		3,365		3,795		-


      Cash at the end of the period		$1,589		$1,865		$3,365		$1,589


Non-Cash Financing Activities

  Reimbursable syndication costs paid by
   and due to related parties			$21,176		$-		$-		$21,176


   The accompanying notes are an integral part of the financial statements.

               White Oak Financial Services, Inc. and Subsidiary
                         (A Development Stage Company)

                Notes to the Consolidated Financial Statements

             For the Years Ended December 31, 2006, 2005 and 2004


1.	Nature of the Business

White Oak Financial Services, Inc. (the "General Partner") was formed primarily to act as General Partner of the Providence Select Fund, LP (the "Fund"), its 50% owned subsidiary, collectively referred to as (the
"Company").    The General Partner became registered as a commodity pool
operator by the National Futures Association pursuant to the Commodity Exchange Act, 7 USC Sec. 1, et seq, (the "CE Act"), on May 14, 2003. The Fund expects to sell Units to the public, which is expected to substantially reduce the General Partner's percentage ownership in the Fund.


The responsibilities of the General Partner, in addition to the selection of trading advisors and other investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and number of units owned by each member and taking such other actions as deemed necessary or desirable to manage the business of the Fund and compliance with the CEAct. The General Partner is liable for the debts of the Fund including, but not limited to, any losses from trading in the pool account not covered by equity on deposit.

The Fund was formed on May 16, 2003 under the laws of the State of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors (CTA's). However, the Fund will not commence business until at least $1,030,000 worth of units of membership interests (the Units) are sold. The maximum offering is $50,000,000. White Oak Financial Services, Inc. and Michael Pacult are the General Partners and commodity pool operators (CPO's) of the Fund. The initial CTA is expected to be NuWave Investment Corp (NuWave) which will have the authority to trade as much of the Fund's equity as is allocated to them by the General Partner. The principal selling agent is Futures Investment Company (Futures), which is controlled by Michael Pacult and his wife.

Regulation - The Fund is a registrant (effective November 3, 2005) with the Securities and Exchange Commission (SEC) pursuant to the Securities and Exchange Act of 1933 (the "33 Act"). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934 (the "34 Act). The Fund, once it begins trading, will also be subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

The Fund is in the development stage and its efforts through December 31, 2006 have been principally devoted to organizational activities.

Offering Expenses and Organizational Costs - White Oak has incurred $261,561 and $125,426 in offering costs through December 31, 2006 and 2005 respectively. The Fund has agreed to reimburse White Oak and other affiliated companies for all offering expenses incurred up to commencement of business after the twelfth month following the commencement of business. The commencement of business is contingent upon the sale of at least $1,030,000 of partnership interests. All costs after the commencement of business will be paid directly by the Fund. The organization costs for the Fund will be expensed as incurred by the general partner, White Oak, and are expected to be immaterial.

Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering is expected to be made are accumulated, deferred and charged as part of the offering expenses to be reimbursed to the General Partner after the twelfth month of operation following the commencement of business. Registration costs incurred after the commencement of business, if any, will be charged to expense as incurred.

Revenue Recognition - After the commencement of trading by the Fund, the General Partner will earn fixed brokerage commissions (from which it will pay commissions to the introducing broker and the futures commission merchant) and incentive fees on "new trading profits".

The Fund will invest in forward contracts, futures and other investments which are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Advances from affiliated entities - The Company has received advances from affiliates to cover various costs, including operating and start-up costs. These advances are non-interest bearing and recorded when cash is received from the affiliate. These advances are typically paid back after the related fund has been in operation for one year and is financially capable of repaying the advance.


                Purchase of units in the Fund will not acquire
            or otherwise have any interest in the General Partner.

               White Oak Financial Services, Inc. and Subsidiary
                         (A Development Stage Company)

                Notes to the Consolidated Financial Statements

             For the Years Ended December 31, 2006, 2005 and 2004

1.	Nature of the Business, Continued

Principles of Consolidation - In accordance with FIN 46(R), Consolidation of Variable Interest Entities, the General Partner has consolidated the accounts of the Fund. All significant intercompany accounts and transactions have been eliminated. In addition, to date, the Fund has no revenue and has incurred no expenses.

Income tax status - For federal income tax purposes, the General Partner elected S-Corporation status and therefore pays no Federal income taxes, since income or losses are passed through to the respective shareholder.

The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund will consider only money market funds to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes for the years ending December 31, 2006, 2005 and 2004. There were no cash equivalents as of December 31, 2006, 2005 and 2004.

2.	Related Party Transactions

Michael Pacult, the Company's sole stockholder has made an initial limited partner capital contribution in the Fund of $1,000. He is also a 50% owner of Futures Investment Company, an affiliated introducing broker registered under the CEAct.

Mr. Pacult is also the sole stockholder of Ashley Capital Management, Inc. ("Ashley"), Belmont Capital Management, Inc., TriView Capital Management, Inc. ("TriView"), and Evergreen Capital Management, Inc. ("Evergreen"). Ashley, Belmont, White Oak, and Evergreen serve as commodity pool operators of other funds under the supervision of Mr. Pacult.

The Company has the following advances due to entities unrelated to White Oak but that are affiliates of Mr. Pacult outstanding as of December 31, 2006 and 2005:

						December 31,
					2006		2005

Ashley Capital Management, Inc.		$77,789		$36,233
Futures Investment Company		64,106		-
Michael Pacult				116,135		89,635

Total advances due to related parties	$258,030	$125,868

These advances are to help pay for various costs, including operating and start-up costs for the related fund, and are recorded as due to related party. The balance is usually paid back within a year from the start of trading or when the related fund is financially capable of repaying the advance. These amounts bear no interest or due dates and are unsecured.

There were advances from White Oak Financial Services, Inc. to its subsidiary of $83,635 and $83,436 at December 31, 2006 and 2005 respectively. These advances were eliminated in the consolidation of these entities.

3.	The Limited Partnership Agreement

The Limited Partnership Agreement of the Fund provides, among other things, that-

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees and expenses of the Fund.

Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the general partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the General Partner may be unable to comply with the request on a timely basis. There will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee after the twelfth month.

                Purchase of units in the Fund will not acquire
            or otherwise have any interest in the General Partner.

               White Oak Financial Services, Inc. and Subsidiary
                         (A Development Stage Company)

                Notes to the Consolidated Financial Statements

             For the Years Ended December 31, 2006, 2005 and 2004

4.	Fees

The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

A monthly management fee will be paid to the CTA based on the rate of trading assigned by the CTA and approved by the General Partner of up to 2.5% (annual rate) of the Fund's net assets allocated to the CTA to trade.

The Fund will pay the Corporate General Partner a fixed brokerage commission of 6%, from which the Corporate General Partner will pay the round turn commissions to the futures commission merchant.

A quarterly incentive fee of 20% of "new trading profits" will be paid to each CTA and up to a 3% quarterly incentive fee will be paid to the Corporate General Partner. "New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter when the Fund experienced a loss.

After the Fund commences trading, the Fund will pay the selling agents a 3% continuing service fee based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund will pay this fee at 1/4% monthly based on the net asset value of the investment.

The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the management fees paid to the CTA's and General Partner to 6% of total net assets if the total incentive fees are decreased to 15%.

5.	Concentrations

The Fund will maintain all of its initial subscription deposits at a local financial institution. The balance may, at times, exceed Federally insured credit limits.

6.	Guarantees

The corporate and individual general partners are liable for the debts of the Fund. Specifically, they have provided a written guarantee to the FCM (Futures Commission Merchant) to provide that they will pay any Fund overdraft should the Fund default in its payments.

                Purchase of units in the Fund will not acquire
            or otherwise have any interest in the General Partner.

                                    Part II
                      Statement of Additional Information


                  Providence Select Fund, Limited Partnership

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Providence Select Fund's disclosure document dated July __, 2007, both of which are combined in this single prospectus.

                               Table of Contents

Summary of the Fund							3
Trading Advisor Overview						4
Advisor Performance							6
Correlation Comparison							8
Fund And Offering Details						10

Appendix I	-	Commodity Terms And Definitions;
			State Regulatory Glossary
Appendix II	-	Privacy Statement
Exhibit A	-	Limited Partnership Agreement
Exhibit B	-	Request For Redemption
Exhibit C	-	Suitability Information
Exhibit D	-	Subscription Agreement And Power Of Attorney
Exhibit E	-	Depository Agreement
Exhibit F	-	Investment Advisory Contract









     The date of this Statement of Additional Information is July __, 2007

                                     SAI 1

Providence Select Fund, LP

*  Highly successful trading advisor with 21 years experience
*  6 year trading program track record
*  Virtually no historical correlation to stocks and bonds
*  Profit potential (and risk of loss) in both rising and falling markets
*  Participation in a wide variety of global markets
*  Monthly liquidity


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE OFFERING OF UNITS IN PROVIDENCE SELECT FUND, LP (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                                     SAI 2

Providence Select Fund, L.P.

Summary of the Fund

Fund Objectives

Providence Select Fund, L.P. allows investors to participate in a wide range of markets within a single investment. With access to an array of market sectors and investment opportunities, an investment in the Fund may encompass everything from stock index futures to commodity futures. Providence also provides investors with the potential for above average rates of return, as well as an important diversification from stocks, bonds and mutual funds through professionally managed futures investment. Markets traded by the Fund include global interest rates, foreign currencies, metals, energy products, global equity indices and agricultural commodities.

Professional Management

The trader selected by the General Partner to trade on behalf of the Fund NuWave Investment Corporation. The principal of NuWave has 21 years experience in professional money management, though past performance is not necessarily indicative of future results, and strives to maintain a reputation of excellence in the managed futures industry. NuWave's performance record appears in Part I of this prospectus.

Portfolio Diversification

The ability of futures trading advisors to trade in a market by going either long or short creates profit potential in both rising and falling markets. The strategy of the Fund acts independently of economic prosperity, interest rates or currency stability. Futures trading advisors can perform as well in a bear market as in a bull market. Of course, where there is profit potential, there is also risk of loss. The correlation between the performance of managed futures funds and stocks and bonds has historically been very low. Thus, managed futures funds provide vital diversification for suitable investors.

Disciplined, Multi-Strategy Trading Approach

The trading program used for the Fund represents a unique blend of strategies with access to global market sectors. This custom blend, and low correlation of the Advisor's strategies to each other, creates an opportunity for investors interested in diversifying their portfolios across multiple sectors using complimentary trading styles.

Limited Risk

An investor in the Fund has limited liability and is liable for principal and profits only.

Liquidity

Investors in the Fund can generally withdraw their capital at the net asset value as of the end of any month, with ten days advance written notice. Please note, there are redemption charges in the first year.

Administrative Convenience

The Fund's General Partner sends each investor a comprehensive monthly statement showing the results of the Fund's previous month's trading. The General Partner provides audited reports for the Fund and a year-end statement containing a Form K-1 for investor income tax preparation. Investors may call their financial advisor, or the General Partner, for intra-month updates if desired.

The General Partner

The Fund's General Partner is White Oak Financial Services, Inc., whose principal is Mr. Michael Pacult, a pioneer in the field of managed futures in the United States since 1980. The General Partner of the Fund encourages you to read the accompanying prospectus for a more detailed description of the advantages and risks associated with an investment in the Fund.

Principal Selling Agent

The Fund is offered through select Broker Dealers and Futures Investment Company, all of which are registered with the National Association of Securities Dealers. Futures Investment Company, through its affiliate relationship with White Oak Financial Services, Inc., is the principal selling agent for the Fund. Futures Investment Company is also a member of SIPC, and registered with the SEC, NFA and CFTC.

                                     SAI 3

Trading Advisor Overview

Fund Advantage

One of the major advantages of the Providence Select Fund, L.P. is that the Fund allows access to the trading advisor at the substantially lower minimum investment requirement of $25,000. To invest with this advisor separately, through an individually managed account, would require a substantially higher minimum investment.

The Advisor trades their Combined Futures Portfolio (2X) on behalf of the Fund. This portfolio combines each of the Advisor's three programs, Alpha, Pattern Recognition and Beta. Each program exhibits a substantial degree of non-correlation with one another as well as with other traditional strategies in any investment arena.

The performance information below (1) is a pro forma of the Advisor's Combined Futures Portfolio (2X), the program selected by the General Partner to trade on behalf of the Fund, (2) has deducted all known Fund fees and expenses from the gross results, and (3) is based upon the expected level of trading by the Advisor.

Pro Forma of NuWave Combined Futures Portfolio (2X) Inclusive of All Fund Fees and Expenses

Program Started Trading June, 2001

Jun. 2001 - Feb. 2007	Total Months Traded:  69

Performance		Total Rate of Return		142.91%
			Ave. Annual Rate of Return	17.12%
Risk			Worst Peak-to-Valley Drawdown*	-25.52%
			Annualized Standard Deviation**	24.93%
Statistics		Sharpe Ratio***			0.60

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13 week T-Bill returns divided by annualized standard deviation.

THE ABOVE TABLE WAS PREPARED BY THE FUND. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS. A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE GENERAL PARTNER OR THE TRADING ADVISOR.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.

                                     SAI 4

FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

                                     SAI 5

Providence Select Fund, L.P.

Actual Fund Performance and Advisor Pro Forma Performance

Historical Performance of the Fund (%)

March 2007 - June 2007

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR
2007			0.86	0.58	-0.74	2.05							2.76

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma of NuWave 2x Program Inclusive of All Fund Fees & Expenses
The performance information below (1) is a pro forma of the Advisor's Combined Futures Portfolio (2X), the program selected by the General Partner to trade on behalf of the Fund, (2) has deducted all known Fund fees and expenses from the gross results, and (3) is based upon the expected level of trading by the Advisor.

June 2001 - February 2007

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR
2007	0.72	-5.33											-4.61
2006	3.02	-4.68	-0.13	3.42	0.61	-2.31	-2.75	3.31	2.09	1.83	-2.04	7.38	9.50
2005	-4.26	-1.69	1.17	-8.84	5.26	5.62	4.85	8.09	3.60	-7.68	5.24	2.84	13.22
2004	3.76	5.63	-1.28	-7.11	-1.10	2.34	-5.03	-0.16	3.42	6.29	14.00	3.31	24.87
2003	14.12	15.24	-10.32	-5.40	2.45	-4.07	-0.08	6.21	-5.90	12.30	2.11	-0.82	24.53
2002	-6.32	-5.19	-9.95	-6.87	1.75	12.75	14.74	12.91	14.70	-7.27	-14.77	25.94	26.37
2001	2.95	0.92	1.00	-2.63	-0.79	-1.14	4.33	4.56

                                     SAI 6

Value of Pro Forma Initial 	Pro Forma Performance vs.
$10,000 Investment	 	Benchmarks
June 2001 - February 2007	June 2001 - February 2007


The S&P 500, NASDAQ, and MSCI World indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLE AND TWO GRAPHS WERE PREPARED BY THE FUND. AN INVESTMENT IN PROVIDENCE SELECT FUND, L.P. INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE
COMPLETE LOSS OF PRINCIPAL INVESTED.   SEE PAGE SAI 4 FOR IMPORTANT
DISCLOSURES REGARDING HYPOTHETICAL PERFORMANCE. A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE GENERAL PARTNER OR THE TRADING ADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                                     SAI 7

Providence Select Fund, L.P.

Correlation Comparison

Performance Through Diversification

The value of diversification can be seen by looking at the correlation comparison of the performance of the Advisor versus benchmark stock market indices.

Since June 2001, not only has the Advisor outperformed the major indices but also had negative correlation to such indices. In general, this attribute will allow investors to potentially reduce the risk and improve the performance in their portfolios through diversification.

The performance information on this page (1) is a pro forma of the Advisor's Combined Futures Portfolio (2X), the program selected by the General Partner to trade on behalf of the Fund, (2) has deducted all known Fund fees and expenses from the gross results, and (3) is based upon the expected level of trading by the Advisor.

Pro Forma Annual Rates of Return
June 2001 - February 2007

	NuWave (2X)
	Pro Forma	S&P 500		NASDAQ 100	CISDM CTA
2001	4.56%		-13.05%		-32.65%		4.92%
2002	26.37%		-23.36%		-37.58%		13.40%
2003	24.53%		26.39%		49.11%		11.07%
2004	24.87%		9.00%		10.45%		3.83%
2005	13.22%		3.01%		1.48%		2.44%
2006	9.50%		13.62%		6.78%		5.67%
2007	-4.61%		-0.84%		0.27%		-0.54%

Value of Initial Pro Forma $10,000 Investment vs. Benchmarks
June 2001 - February 2007

												Total Value ($)		Annual ROR
$10,000 invested June, 2001 in NuWave would be worth $24,291.38		NuWave (2X) Pro Forma	24,291.38		17.12%
$10,000 invested June, 2001 in S&P 500 would be worth $11,491.67	S&P 500			11,491.67		3.09%
$10,000 invested June, 2001 in NASDAQ would be worth $9,625.77		NASDAQ 100		9,625.77		2.38%
$10,000 invested June, 2001 in CISDM CTA would be worth $14,580.84	CISDM CTA		14,580.84		5.63%

Correlation Comparison
Jun. 2001 - June 2007	Total Months: 69			NuWave (2X)
								Pro Forma	S&P 500		NASDAQ 100	CISDM CTA
Performance		Total Rate of Return			142.91%		14.92%		-3.74%		45.81%
			Ave Annual Rate of Return		17.12%		3.09%		2.38%		5.63%
Risk			Worst Peak-to-Valley Drawdown*		-25.52%		-20.55%		-36.16%		-8.75%
			Annualized Standard Deviation**		24.93%		15.76%		26.25%		4.93%
Statistics		Sharpe Ratio***				0.60		0.07		0.01		0.69
			Correlation to NuWave Pro Forma		1.00		0.09		0.14		0.77

                                     SAI 8

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13-week T-Bill returns divided by annualized standard deviation.

THE ABOVE TABLES WERE PREPARED BY THE FUND. AN INVESTMENT IN PROVIDENCE SELECT FUND, L.P. INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED. THE FORGOING PERFORMANCE RESULTS SHOWN REPRESENT THE HISTORICAL PERFORMANCE OF THE ADVISOR PROGRAM SELECTED TO TRADE ON BEHALF OF THE FUND. SEE PAGE SAI 4 FOR IMPORTANT DISCLOSURES REGARDING HYPOTHETICAL PERFORMANCE. A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE GENERAL PARTNER OR THE TRADING ADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                                     SAI 9

Providence Select Fund, L.P.

Fund And Offering Details

The Fund

Investment Goal			Medium to Long-Term Capital Appreciation
General Partner			White Oak Financial Services, Inc.
Trading Advisors		NuWave Investment Corporation
Clearing Broker			Man Financial Inc.

The Offering

Minimum Investment		$25,000
Increment Amount		$1,000
Subscription Fee		None
Subscription Price		Net Asset Value
Subscription Notice		Subscriptions Available Monthly with Five Business
				Days Notice
Subscription Procedure		Subscribers Must Complete, Execute and Deliver to
				Their Selling Agents the Subscription Agreement and Power of Attorney
				Signature Page attached to this Prospectus as Exhibit D.
Redemption Notice		Liquidity Available Monthly with Ten Days Notice
Investor Liability		Limited to the Amount of Capital Invested
Investor Suitability		Net Worth of $150,000 -or-
				Income of $45,000 and Net Worth of $45,000
				Plus Specific State Requirements
				Please Refer to the Prospectus
				for Additional Information

Fees and Expenses

Continuing Service Fee		3% Annually
General Partner Compensation	Fixed Brokerage Commission of 6% Annually
				Incentive Fee of up to 0.5% of New Profit Quarterly
Trading Advisor Compensation	Management Fee of up to 3.25% Annually
				Incentive Fee of 20% New Profit Quarterly
Accounting, Legal & Misc.	Estimated $50,000 Annually
Redemption Fee			0-4 Months - 3%; 4-8 Months - 2%;
				8-12 Months - 1%; Thereafter - 0%

                                     SAI 10

Providence Select Fund, L.P.

General Partner:
White Oak Financial Services, Inc.
5914 N. 300 West
P.O. Box C
Fremont, IN  46737
(260) 833-1306



THE OFFERING OF UNITS IN PROVIDENCE SELECT FUND, LP (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                                  APPENDIX I

                        Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the selling agent, or the additional sellers, who are eligible to service the Fund, the partners and to receive continuing service fees.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.   See definitions of Futures Commission Merchant.

Capital means cash invested in the Fund by any partner and placed at risk for the business of the Fund.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, Three Lafayette Centre,

1155 21st Street, NW, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices that are traded on and off United States and foreign commercial exchanges. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker.  See definitions of Futures Commission Merchant.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). White Oak Financial Services, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). A person or entity that renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Fund.

Continuing Service Fee. A percentage of the Capital of the partnership paid to the selling agents who will pay their individual associated persons who work for them who have either sold the partnership interests to the partners or are providing services to the general partner or the other partners. The partnership will pay these fees to the principal selling agent, Futures Investment Company, which will pay a share of these fees to those that sell the Units.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account. A segregated account held in the name of the corporate general partner at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 that will hold subscription proceeds until the subscription is accepted. If it is rejected, the subscription is returned by the Bank directly to the subscriber without deduction for any expenses or fees.

Exchange for Physicals (EFP). A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Fixed Brokerage Commission. The percentage of equity charged to clear the round turn trades entered for the Fund account at the futures commission merchant. The entity charging the fixed commission takes the risk that the number of trades entered will not exceed the costs on a round turn basis in exchange for the retention in the difference between the round turn costs and the percentage charged. The percentage is usually expressed at an annual rate but paid monthly.

Form K-1. The section of the Federal Income Tax Return filed by the Fund which identifies the amount of investment in the Fund, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully committed position.

Futures Commission Merchant (FCM). The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The corporate general partner is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company. The principal selling agent, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 Mr. Michael Pacult, one of the general partners and the principal of White Oak Financial Services, Inc., the other general partner, is a 50% shareholder and one of the principals of Futures Investment Company. His spouse holds the other 50% and is also a principal.

General Partner. White Oak Financial Services, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300
West, P.O. Box C, Fremont, IN 46737.  They manage the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and depository account funds are released to the Fund for commencement of trading.

Limited Partner. Persons who have invested and admitted as Partners without management authority pursuant to the Fund agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract. Does not limit or define the amount of the risk or loss.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the general partner establishes as the amount that will terminate this offering. The general partner my elect to register additional partnership interests or terminate the offering at anytime.

National Association of Securities Dealers (NASD). The self-regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent and such other matters within the authority granted to it by the SEC pursuant to the Securities Act of 1933.

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the general partner of the Fund, commodity trading advisors, such as the trader for the Fund, introducing brokers, futures commission merchants, such as the clearing broker of the Fund, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the Fund divided by the total number of units of partnership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Fund.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

North American Securities Administrators Association, Inc. (NASAA). The association of securities administrators of the fifty United States that establish guidelines and procedures for the review of the sale of securities within their State. NASAA has established guidelines for the review of commodity pools, such as the Fund.

Offering Expenses. The expenses required to register units with the Securities and Exchange Commission, including the preparation of the Form S-1 and the filing with various State securities agencies and the printing of a Prospectus. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, the total expenses cannot exceed 15% of capital raised pursuant to the offering. The offering expenses do not include the first year's accounting, legal and other operating costs.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Organizational Expenses. The costs to form the partnership and qualify it to do business that are expensed as incurred.

Partners.  All general partners and all limited partners in the Fund.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Providence Select Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits. The Commodity Futures Trading Commission has established maximum positions that can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximums are is called position limits.

Principal. Mr. Michael Pacult, one of the general partners and the principal of the corporate general partner. Mr. Pacult is also a principal of the principal selling agent, Futures Investment Company.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Round-turn Commission. The brokerage cost for the open and close of a trade in a single contract defined by the exchange or other entity as to contract size and duration of position.

Redemption. The right of a partner to tender its partnership interests to the Fund for surrender at the net unit value. See the Limited Partnership Agreement attached as Exhibit A.

Scale in Positions. In some situations, the positions desired to be taken on behalf of the Fund and other accounts under management will be too large to be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Securities and Exchange Commission (SEC). The United States authority that regulates the sale of securities to the public, including the Units to be sold by the Fund pursuant to this prospectus.

Selling Agent. The National Association of Securities Dealers member broker dealer, Futures Investment Company, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, and any other selling agents selected by it and the general partner to offer the partnership interests for sale. See Plan for Sale of Partnership Interests.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Fund. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe a general or limited partnership interest in the Fund that was originally purchased at the initial $1,000 value and once trading commenced, was sold at the Net Asset Value on the last day of the month following receipt of the subscription agreement.

Unrealized Profit Or Loss. The profit or loss that would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of partnership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                           State Regulatory Glossary

The following definitions are supplied by the State securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective States. They belong to the North American Securities Administrators Association, Inc. that publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are from the Guidelines; however, the general partner has made additions to, but no deletions from, some of these definitions to make them more relevant to the consideration of an investment in the Fund.

Administrator-The official or agency administering the security laws of a State. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the general partner.

Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Mr. Michael Pacult one of the general partners, is the sole shareholder and principal of the other general partner and also owns 50% of the outstanding voting shares and is a principal in the affiliated selling agent.

Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price for the partnership interests.

Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant.

Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and State law, including taxes and fees, accountants' and attorneys' fees.

Participant-The holder of a Program Interest.  A Partner in the Fund.

Person-Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. The general partner will pay these fees from the fixed brokerage commissions.

Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant.

Program Interest-A limited partnership interest or other security representing ownership in a program. The units in the Fund. See Exhibit A, the Limited Partnership Agreement.

Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the partnership interests. The term Sponsor shall be deemed to include its Affiliates.

Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

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                                       6

                                  APPENDIX II

                               PRIVACY STATEMENT

                          PROVIDENCE SELECT FUND, LP
                             505 Brookfield Drive
                             Dover, Delaware 19901
                          Telephone:  (800) 331-1532

Providence Select Fund, LP, is committed to safeguarding the confidential information of its partners. We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except to our selling agents or as directed by you or required by law and we do not anticipate any change in these procedures in the future. If we were to change this disclosure policy, we would not take such action without your written permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

*	We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

*	We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as selling agents, trustees and clearing brokers or as directed by you or as required by law. As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with our selling agents and your accountant or other professional.

*	We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk.

*	The categories of nonpublic personal information that we collect from a prospect, partner, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

*	For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and State regulators also may review firm records as permitted under law.

*	Personally identifiable information about you will be maintained during the time you are a partner or client, and for the required time thereafter that such records are required to be maintained by Federal and State securities laws. After this required period of record retention, all such information is expected to be destroyed.

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
            EXHIBIT A TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                      AGREEMENT OF LIMITED PARTNERSHIP OF
                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP

                                  ARTICLE I.
             FORMATION, NAME, POWER OF ATTORNEY AND CONSIDERATION

1.1	THIS LIMITED PARTNERSHIP AGREEMENT, (the "LP Agreement") was entered into on May 16, 2003 and was amended by the First Amendment dated July 29, 2003 and is hereby amended and restated to combine, supersede and fully restate the LP Agreement as of September 1, 2003 into this single document to include all of the terms of the LP Agreement and the First Amendment. This fully restated partnership agreement is to be hereafter referred to as the "LP Agreement". The LP Agreement, as hereby amended and fully restated, forms and defines the terms of operation of a limited partnership named PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP (the "Partnership" or "Fund") among White Oak Financial Services, Incorporated, a Delaware corporation (the "Corporate GP"), and Michael Pacult (the "Other GP-Pacult"), collectively called "general partner", and Michael P. Pacult (the "Initial LP"), as the initial limited partner. In the event of conflicts between this agreement and either the LP Agreement of May 16, 2003 or the First Amendment of July 29, 2003, this Agreement will control. A Certificate of Limited Partnership was filed pursuant to the Uniform Limited Partnership Act of the State of Delaware, USA, (the "Act") to form and declare the effective date of the Partnership to be May 16, 2003. No change is made to the effective date of the Partnership and all acts previously taken by the general partner are ratified and approved.

1.2	POWER OF ATTORNEY.  As a condition precedent to admission to the
Partnership, every Partner will be required to grant a power of attorney to authorize the Corporate GP to admit that Partner and all future Partners it chooses to the Partnership and to grant the Corporate GP the authority and power to take all actions required or deemed necessary to carry out the purposes of the Partnership. The Other GP-Pacult, by his signature below, grants the Corporate GP a Power of Attorney and sole authority and power to take all actions required or deemed necessary to carry out the purposes of the Partnership.

                                  WITNESSETH:

1.3	IN CONSIDERATION of one thousand dollars ($1,000) paid to the
Partnership by the Corporate GP and the Initial LP and other good and valuable consideration, this Partnership was formed and henceforth will be operated on the following terms and conditions:

                                  ARTICLE II
          PRINCIPAL OFFICE, REGISTERED AGENT and TAX MATTERS PARTNER

2.1	PRINCIPAL OFFICE.  The principal office of the Partnership is: 505
Brookfield Drive, Dover, DE 19901, or such other place as the Corporate GP may designate, in its sole discretion, from time to time;

2.2	REGISTERED AGENT.  The Registered Agent for the Partnership is Corporate
Systems, Inc., 505 Brookfield Dr., Dover, Kent County, DE 19901; and

2.3	TAX MATTERS PARTNER.  The Tax Matters Partner for the Partnership is the
Corporate GP, 5914 N. 300 West, P. O. Box C, Fremont, IN  46737.

                                  ARTICLE III
                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

3.1	BUSINESS PURPOSE.  The Partnership's business purpose is to increase
Capital through the high risk, speculative and hedge trading of forward contracts, futures, options on futures and other investments selected by one or more managers ("Commodity Trading Advisors or CTAs or other qualified persons") retained by the Corporate GP on behalf of the Partnership.

3.2	PARTNERSHIP POWERS.  The Partnership, through the Corporate GP, is authorized to do any and all things incident or connected with or in furtherance of its business purpose that is authorized pursuant to the Act including, but not limited to:

(a)	admit additional Partners on terms determined solely by the Corporate
GP;

(b)	trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto;

(c)	invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales;

(d)	possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership;

(e)	borrow or raise monies and, from time to time without limit as to amount;

(f)	to open margin and other forms of leveraged accounts;

(g)	to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the Corporate GP shall deem advisable;

(h)	lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the Corporate GP shall deem advisable and consent;

(i)	rent or own and maintain one or more offices staffed as the Corporate GP shall determine and to do such other acts attendant thereto as may be necessary or desirable;

(j)	establish or waive the sales commission to acquire investment Capital as the Corporate GP, in its sole discretion, from time to time, may determine;
and

(k)	enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

3.3	EXERCISE OF POWERS.  The Partnership shall carry on its activities through the exercise of judgment by the Corporate GP and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the Corporate GP.

3.4	FEES AND COMMISSIONS TO THE CORPORATE GP. The Corporate GP may charge the Partnership brokerage commissions but will not serve as an investment or trading advisor to the Partnership. The Other GP-Pacult shall not receive any compensation from the Partnership for serving as an Other GP.

3.5	TRADING ADVISOR(S). The Corporate GP shall be solely responsible for the selection, retention and dismissal, from time to time, of one or more
Commodity Trading Advisor(s) ("CTA"). The CTA or CTAs selected will determine the markets to be traded, time the purchase and sale (including short sales, hedge positions, and option purchases and sales) and otherwise manage the trades made by the Partnership.

3.6	MANAGEMENT.  The Partnership's management is as follows:

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 (a)	POOL OPERATOR NAME AND PRINCIPALS.  The Corporate GP and Other GP-Pacult
are identified in the captions of this LP Agreement. They and any other general partners of the Partnership must qualify as commodity pool operators pursuant to the Commodity Exchange Act (the "CEAct") as a condition precedent to, and during, their appointment as GPs pursuant to the terms of this LP Agreement.

(b)	COMMODITY TRADING ADVISOR.  The Corporate GP will select one  or more independent CTAs to trade the assets of the Partnership. All CTAs selected must have a current disclosure document filed and on public record with the National Futures Association (the "NFA") pursuant to the CEAct. The Corporate GP will rely upon the track record and other information supplied by the CTA in its selection of the CTA. The CTA will have no ownership in the Partnership and its compensation will be subject to the terms of this LP Agreement and also as described in the Offering Documents that are used to offer Limited Partnership interests ("Units") for sale to prospective partners. The CTA will enter trades on behalf of the Partnership directly with the futures commission merchant ("FCM") without the prior knowledge or approval by the Corporate GP of the methods used by the CTA to select the trades, the number of contracts, or the margin required by the FCM for the Partnership to deposit to enter and hold the positions taken. The Partnership is expected to use from 10% to 40% of the Net Asset Value on deposit with the FCM, from time to time, for margin to hold positions taken by the CTA for the account of the Partnership. Margin is merely security to the FCM for the positions taken by the Partnership and does not define or otherwise limit the profit or (loss) that can be incurred from any or all of the positions taken. It is possible for the Partnership to be required to pay margin calls (addition deposits to the FCM) to continue to hold positions or to pay overdrafts created by losses on closed out positions.

(c)	INTRODUCING BROKER AND FUTURES COMMISSION MERCHANT.  The Corporate GP
may also select an Affiliated or independent Introducing Broker ("IB") to introduce and service the Partnership account(s) with the Futures Commission Merchant (the "FCM") and to handle communications with the limited partners ("LPs"). The Corporate GP will be paid fixed brokerage commissions for trades and will be responsible for payment of all Pit Brokerage and other clearing expenses and brokerage commission to the IB and the FCM. The FCM will hold the Partnership equity assigned by the Corporate GP for trading and will accept and clear the trades entered by the CTA. The trades will be made by the CTA directly to the FCM pursuant to a power of attorney granted by the Corporate GP on behalf of the Partnership to authorize the CTA to enter trades on behalf of the Partnership.

3.7	QUALIFICATION TO SELL UNITS.  The Corporate GP, on behalf of the
Partnership, shall have the authority, but not the obligation, to cause the Partnership Offering Documents and any other documents deemed necessary or desirable to be filed, and such amendments thereto as the Corporate GP deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the Commodity Futures Trading Commission and the commission of securities under the securities laws of the various states and any other jurisdiction desirable or proper to qualify the Units for sale pursuant to public or private offerings. Each of the Partners hereby acknowledge that the power of attorney granted to the Corporate GP extends to preparations of such documents, filings and payment of the attendant fees and further consent, confirm and ratify all action taken and things done by the Corporate GP with respect to such preparation, filings and payment of fees attendant to such public and private offerings. The Corporate GP may make such other arrangements, including sales outside the United States, for the public and private sale of Units as it, in its sole judgment, deems appropriate.

                                  ARTICLE IV
                TERM, DISSOLUTION, LIQUIDATION AND FISCAL YEAR

4.1	TERM OF PARTNERSHIP.  The Partnership shall commence on May 16, 2003, and shall continue until dissolved or terminated pursuant to the terms of this
Article IV or extended as provided by law.

4.2	DISSOLUTION.  The Partnership shall be dissolved and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a)	the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership; or

(b)	the Redemption by the Partners of substantially all of the Capital of the Partnership; or

(c)	the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business; or

                                       3
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 (d)	the resignation of the Corporate GP after one hundred twenty days notice to the other Partners, of the bankruptcy, insolvency or dissolution, of the Partnership General Partners, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event; or

(e)	at 11:59 p.m. on the day that is twenty-one (21) years from the effective date of this Agreement; or

(f)	any event which legally dissolves the Partnership.

4.3	EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Article XIV, Redemption. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits under that provision. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership.

4.4	EFFECT OF CORPORATE PARTNER TRANSFER OF STOCK.  The Corporate GP may
assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

4.5	LIQUIDATION. Upon the termination and dissolution of the Partnership, the Corporate GP (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the Corporate GP, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the Corporate GP, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

4.6	RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS.  A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the Corporate GP or any Other GP or any Limited Partner for that purpose.

4.7	NO PRIORITY.  In the event of dissolution or liquidation or other voluntary or involuntary wind-up of the affairs of the Partnership, no limited partner shall have priority over any other limited partner in regard to the return of their Capital contributed to the Partnership.

4.8	FISCAL YEAR.  The Corporate GP shall establish the Partnership Fiscal year, from time to time. The Corporate GP established the initial partial year to commence on May 16, 2003 and each year, thereafter, to commence on January 1 and for the initial year and all years, thereafter, to end on December 31.

                                   ARTICLE V
                                  DEFINITIONS

Certain terms used in this Agreement shall have the following special meanings:
5.1	The term Affiliate means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

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5.2	When referring to the assets of the Partnership:

(a)	the term Capital means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b)	the term Capital Contribution means, with respect to any Partner, the individual deposits made to Capital contributed to the Partnership by a Partner;

(c)	the term Capital Subscription means the amount such Partner agrees to pay for the Unit or Units in the Partnership subject to acceptance by the Corporate GP;

(d)	the term Initial Capital means the sum of all Capital Subscriptions received by the Corporate GP prior to commencement of trading;

(e)	the term Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i)	Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the Corporate GP;

(ii)	All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii)	Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv)	Management fees are accrued as an expense and paid on the last business day of each month;

(v)	Incentive fees are accrued as an expense of the Partnership and paid on the last business day of each calendar quarter;

(vi)	Interest earned on all Partnership accounts is accrued and paid monthly;

(vii)	The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the Corporate GP or as provided in this Agreement and the amount of any redemption is a liability of the Partnership upon acceptance by the Corporate GP and not the date of receipt of the redemption request from any Partner; and

(viii)	Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

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 (f)	The term Valuation Date means the date used to value the Net Assets of the Partnership selected by the Corporate GP which shall be no less often than immediately after the close of business on the last business day of each month;

(g)	the terms Profit or (Loss) Attributable to Units means the product of A)
the number of Units divided into B) an amount equal to the Net Profit or
(Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit and (Loss) shall include interest earned on all Partnership assets including realized and unrealized capital gains or losses on U.S. Treasury bills and on any other securities;

(h)	the term Management Fee means up to six percent (6%) annually of the Net
Assets of the Partnership as established, from time to time, by the Corporate
GP computed on the close of business on the last day of each month and payable to the Corporate GP and upon the Capital assigned to each independent
Commodity Trading Advisor, (the "CTA") or both, without regard to the income or loss of the Partnership for that period; upon the commencement of trading, the Corporate GP will not be paid a management fee on the Net Assets of the Partnership and the CTA will be paid a Management Fee based on the rate of trading assigned by the CTA and approved by the GP of up to two and one half percent (2.5%) on the Net Assets assigned to the CTA and on deposit in the Partnership's account at the FCM to trade; management fees to the Corporate
GP, should such fee be charged at some time in the future, shall be in addition to any income earned on its general partner interest in the Partnership.

(i)	the term Incentive Fee means a percentage of the New Net Profits accrued and paid to the Corporate GP, or its Affiliates, or the CTA, or to both, of up to a total of fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation as established, from time to time, by the Corporate GP; the Corporate GP has the right to both reduce the Incentive Fee below fifteen percent (15%) and to increase the Incentive Fee to a maximum of twenty-seven percent (27%), provided that in the case of an increase in Incentive Fee of over fifteen percent (15%) the Management Fee is correspondingly lowered by one percent (1%) for each two percent (2%) increase in Incentive Fee; i.e., at the maximum of a twenty-seven percent (27%) Incentive Fee, the Management Fee would be zero (0%); upon the commencement of trading, the Corporate GP has established the Incentive Fees on New Net Profits to be computed and paid quarterly of up to twenty-three percent (23%) with up to three percent (3%) to the Corporate GP and twenty percent (20%) to the CTA; should the Corporate GP select multiple CTA's to trade for the Partnership, it is possible for one CTA to be paid an Incentive Fee while the Partnership suffers a Net Loss from all trading; in that event, the Corporate GP would be paid no Incentive Fee; Incentive Fees to the Corporate GP shall be in addition to any income earned on its general partner interest in the Partnership.

(j)	the term Gross Profit or (Loss) means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(k)	the term New Net Profit or Loss means the amount of income earned from inception of trading by the Partnership in the case of the Corporate GP and by each CTA, less the trading losses and brokerage commissions and fees.; in the case of multiple CTA's, the New Net Profit or Loss applies to the results achieved by each CTA without regard to the results achieved by any other CTA or any non-trading asset or investment;

(l)	the term Net Profit or Loss means net profit or loss from all sources.

(m)	the term Unit shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

5.3	When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a)	the term Expenses shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed or round turn commissions, which are, in the opinion of the Corporate GP, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs,

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brokerage commissions, and all management and incentive fees payable to the
Corporate GP or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the Corporate GP on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of Corporate GP overhead. In addition, if extraordinary expenses are incurred, the Corporate GP shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the extraordinary expenses;

(b)	the term Net Unit Value shall mean the Net Asset Value, divided, from time to time, by the total number of Units outstanding;

(c)	the term Offering Period means the period of time established, from time to time, by the Corporate GP in which the Partnership will offer Units for sale at the Net Asset Value and admit new Partners pursuant to the terms of this LP Agreement; and,

(d)	the term Syndication Costs means the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Offering Documents, registrations and filing fees, web design and promotion, contract negotiation, and travel incurred which are deemed necessary or desirable by the Corporate GP and the professionals selected, to form the Partnership and become ready to sell Units and engage in business.

(e)	the term Pit Brokerage Fee means floor brokerage, clearing fees,
National Futures Association fees, and exchange fees.

5.4	Offering Documents means the disclosure document, memorandum, offering circular, prospectus and registration statement, together with the exhibits, Federal and state forms, and any subsequent continuations thereof, which describes this Partnership to persons selected by the Corporate GP including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the Corporate GP to participate in the affairs or provide services to the Partnership.

5.5	When referring to this LP Agreement and the Partners of the Partnership:

(a)	the term Act refers to the Uniform Limited Partnership Act of the State of Delaware, USA, as amended, from time to time.

(b)	the term CEAct refers to the United States Commodity Exchange Act, 7 U.
S. C. Sec. 1, et seq., as amended, from time to time.

(c)	the term LP Agreement refers to this agreement as amended, from time to time;

(d)	The term Commodity Pool Operator refers to the GPs of the Partnership as that term is defined by the CEAct;

(e)	the term CTA refers to Commodity Trading Advisor (sic investment manager) as that term is defined by the CEAct;

(f)	the term Corporate GP refers to White Oak Financial Services,
Incorporated, a Delaware corporation, with its principal office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 (260) 833-1306;

(g)	the term FCM refers to the Futures Commission Broker or Brokers, as that term is defined by the CEAct, selected, from time to time, by the Corporate GP and is the entity or entities that hold the Partnership equity made available for trading and accept the trades directed to be made by the CTAs;

(h)	the term GP refers to all general partners of the Partnership;

(i)	the term GP Interest refers to any non-trading Capital contributed to the Partnership by any GP;

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 (j)	the term IB refers to the Introducing Broker or Brokers, as that term is defined by the CEAct, selected, from time to time, by the Corporate GP and is the entity or entities that are responsible for the Partnership's relationship with the FCMs and for continuing service to the Partners;

(k)	the term Initial LP refers to Michael P. Pacult, a signatory to this LP
Agreement;

(l)	the term Additional LP refers to any limited partner other than Michael
P. Pacult admitted to this Partnership pursuant to the terms of this LP
Agreement;

(m)	the term Limited Partners refers to the Initial LP and all Additional
LPs in the Partnership;

(n)	the term Majority in Interest refers to that number of Partners who collectively hold over 50% of all of the outstanding Partnership interests held by all Partners in the Partnership; provided, however, the GP Interests cannot be considered to determine a Majority in Interest or otherwise vote or consent on the question of removal of the Corporate GP or any other matters specifically limited in this LP Agreement. In addition, see the rights, duties and limitations of the actions that can be taken by the Corporate GP and the Limited Partners specifically provided in this LP Agreement;

(o)	the term Other GP refers to any GP other than White Oak Financial
Services, Incorporated admitted to serve as a general partner of the Partnership pursuant to the terms of this LP Agreement; and

(p)	the term Partners refers to the Corporate GP, all Other GPs, the Initial
LP and all of the Additional LPs.

                                  ARTICLE VI
                   CAPITAL CONTRIBUTIONS AND USE OF CAPITAL

6.1	CAPITAL CONTRIBUTIONS OF PARTNERS.

(a)	Each Additional LP is required to deliver to the Partnership an executed
Subscription Agreement and Power of Attorney for review and acceptance by the Corporate GP on behalf of the Partnership and a wire transfer or check in the amount of his Capital Subscription and sales commission, if any, to the Partnership.

(b)	The Subscription shall be deposited to the Capital Account for the
Partnership.

(c)	Upon the commencement of trading, the Capital Account for the
Partnership shall be allocated to the Limited Partners and shall be expressed in both United States dollars invested and number of Units held.

(d)	A Partner shall contribute $1,000 per Unit prior to the commencement of trading and, after trading commences, contribute an amount equal to the Net Asset Value of a Unit calculated as of the end of the last business day of the month in which the subscription is made, plus the sales commission, if any, on the Valuation Date. The Corporate GP will have five (5) days from date of deposit of the subscription amount to review and accept or deny acceptance of the Partner's subscription. The Additional LP will have five (5) business days from the date of his subscription to rescind his subscription, after which time, the subscription will be irrevocable, subject to any applicable law which may extend the Partner's rescission period.

(e)	The Corporate GP has contributed $1,000 in cash for deposit to the
Capital of the Partnership for a non-trading General Partnership interest in the Partnership. Prior to the commencement of trading, and for so long as the Partnership is registered to sell its securities or is seeking to become registered to sell its securities in a state which requires the general partner to maintain a minimum investment in the Partnership, and for so long as there remains a partner from such a state that has not redeemed all its Units, either the Corporate GP, the Other GP - Pacult or any Other GP will make and maintain a capital contribution to the Partnership equal to the greater of 1% of all capital contributions to the Partnership or $25,000. In the event the Partnership determines not to seek registration in states requiring such minimum investment, or to terminate its registration in such states and, if there are no extant investments in the Partnership from partners from such states, the Corporate GP, Other GP-Pacult or Other GP may reduce or terminate its investment in the Partnership.

(f)	In addition to its deposit to its General Partnership account, the
Corporate GP and its Affiliates and any Other GP may, but are not obligated, purchase Units with the same rights and obligations as other Limited Partners.

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 (g)	All subscriptions for Units made pursuant to the offering of the Units must be on the form included in the Offering Documents or otherwise approved by the Corporate GP and must include the power of attorney to the Corporate GP.

(h)	The Corporate GP maintains an depository account to continuously accept prospective Partners' subscriptions until the minimum is sold or the end of the then current month, as applicable, and the Partner is admitted to the Partnership.

6.2	USE OF CAPITAL ACCOUNTS.

(a)	The Partnership shall use the funds subscribed to pay sales commissions, and its Capital allocated to Units to pay Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees and, from profits, the incentive fees and allocation of profits and (losses) to Partner's Capital Accounts.

(b)	All interest earned from investments of Capital shall be allocated to the Partner's in the Partnership; provided, however, the Partnership shall not be obligated to pay interest on any Capital invested in the Partnership.

                                  ARTICLE VII
               ALLOCATION OF PROFITS, (LOSSES) AND TAX ELECTIONS

7.1	CAPITAL ACCOUNTS.  A Capital account shall be established for each
Partner.   All GP Interests shall be segregated from the LP accounts engaged in active trading.

7.2	ALLOCATION OF PROFITS AND LOSSES

The Capital account established for each LP shall include, as the initial balance thereof, each LPs' initial contribution to Capital of the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(a)	The Incentive Fee.  The incentive fees upon New Net Profit at the rate established, from time to time, by the Corporate GP shall be paid accrued an allocated to Capital accounts monthly for Redemption, tax and all other purposes; provided, however, no incentive fee will be earned and paid the Corporate GP or any CTA unless New Net Profit has been produced for the then current quarter;

(b)	The Profit (Loss) Attributable to Units shall be added to (subtracted from) the Capital accounts of the Partners. Items of income, gain or loss, accrued, reserved, and paid Expenses shall be added to (subtracted from) the Capital account of each Partner in accordance with the ratio that account bears to the sum of all of the Partners' accounts.

(c)	All determinations and elections on behalf of the Partnership for
Federal Income Tax purposes shall be made by the Corporate GP, in its sole discretion.

                                 ARTICLE VIII
           RIGHTS, OBLIGATIONS AND LIMITATIONS UPON THE PARTNERSHIP

8.1	GENERAL PROHIBITIONS.  The Partnership shall not:

(a)	borrow from or loan to any person, except that the this prohibition will not prohibit any indebtedness to a Partner or an Affiliate with respect to the Registration or offering of Units for sale or initiation and maintenance of margin or collateral or other security to hold the Partnership's trading positions.

(b)	commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act of 1934 or the CEAct and the rules and regulations promulgated thereunder.

(c)	permit undisclosed rebates or give-ups to be received by the Corporate
GP or any Affiliate of the Corporate GP, or permit the Corporate GP or any Affiliate of the Corporate GP to engage in reciprocal business arrangements that would circumvent the foregoing prohibition except that this prohibition will not prevent the Corporate GP or an Affiliate to provide goods or services, including brokerage, pursuant to the terms of this LP Agreement.

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(d)	engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e)	margins of all open positions in all stocks and commodities combined that would exceed 250% of the partnership's Net Asset Value at the time such position is under consideration to be initiated.

(f)	permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g)	directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h)	hold any of the Partnership assets outside the United States.  The
Partnership funds committed to trading will be on deposit with and under the control of one or more FCMs and traded by one or more CTAs regulated pursuant to the CEAct, as may be amended, from time to time. Partnership funds not used to trade will be held in investments that are bonds or other instruments of the United States or in cash deposits in regulated United States banks and other United States financial institutions selected by the Corporate GP.

(i)	allow the Corporate GP to directly or indirectly pay or award any commissions or other compensation to any person, including the Corporate GP, if they are engaged to sell or give investment advice to a potential Partner; provided, however, this provision shall not prohibit the payment to a registered broker-dealer or other properly licensed person a sales commission or service fee for continuing to service the Partnership accounts.

(j)	allow any GP to receive a management fee if it receives, directly or indirectly, any portion of the brokerage commissions.

(k)	allow any CTA, to be paid a management fee if it provides investment advice to potential investors or is engaged in the sale of investments in the Partnership or shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the Partnership.

8.2	FEES AND EXPENSES.

(a)	The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the Corporate GP or an Affiliate of the Corporate GP. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the Corporate GP for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to fifteen percent (15%) of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials by web design, promotion, and other means used in connection with the Units; (iv) salaries of officers and employees of the Corporate GP and any Affiliate of the Corporate GP while directly engaged in distributing and processing the Units and establishing its records; (v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith; and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of Corporate GP overhead.

(b)	All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c)	The Corporate GP or any Affiliate of the Corporate GP may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, certain limitations contained in this LP Agreement restrict the Partnership's purchase of certain insurance coverage and the assumption of the defense of certain claims.

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(d)	A management fee of one half of one percent (1/2 of 1%) per month [six percent (6%) per year] of the Net Asset Value of the Partnership, computed and paid to the Corporate GP and/or Affiliated or non-affiliated independent investment or trading advisor on the close of business on the last day of each month and an incentive fee, paid quarterly, of up to fifteen percent (15%) of the New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year; provided, however, for each percentage point (1%) of reduction in management fee, the incentive fee may be increased by two percent (2%); i.e., upon reduction of the management fee to zero (0), the incentive fee may be increased to twenty-seven percent (27%); and

(e)	Each Partnership trading sub-account established by the Corporate GP and assigned to a different CTA shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first quarter of any year and pays the applicable incentive fee and, thereafter, suffers losses, the Corporate GP and all CTAs previously paid an incentive fee will not refund any of the incentive fee paid for the prior quarter or quarters. However, the Partnership will not pay or accrue to the Corporate GP or any CTA any further incentive fee until such time as New Net Profit is achieved.

                                  ARTICLE IX
            RIGHTS, POWERS, LIMITATIONS AND OBLIGATIONS OF THE GPs

9.1	POWERS TO THE CORPORATE GP.  The Corporate GP shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in the Agreement. In connection therewith, it shall have all powers of a Corporate GP under the Act, including, without limitation, the power to:

(a)	enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i)	brokerage services on behalf of the Partnership (which brokerage services may be performed by the Corporate GP or an Affiliate of the Corporate
GP), specifically, Futures Investment Company, or any successor to its business, an Affiliated futures commission merchant of the Corporate GP may clear the trades and an Affiliated GP, futures commission merchant, or IB may pay trailing commissions to its associated persons, including Affiliates of the Corporate GP and the Corporate GP;

(ii)	trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the Corporate GP or an Affiliate of the Corporate GP); and

(iii)	rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Partnership.

(b)	open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c)	deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d)	supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e)	pay or authorize the payment of distributions to the Partners and pay
Expenses of the Partnership.

(f)	invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g)	purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h)	borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the Corporate GP shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i)	confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

9.2	LOANS BY GPs.  No GP or Affiliates will be required to advance or loan funds to the Partnership. In the event any GP makes any advance or loan to the Partnership, the GP will not receive interest in excess of its interest costs, nor will the GP receive interest in excess of the amounts which would be charged the Partnership (without reference to the GP's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the GP shall not receive points or other financing charges or other loan related fees regardless of the amount.

9.3	ACTIVITIES OF GPs.  Any GP may, notwithstanding the obligations imposed by this LP Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The GPs are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation in those other entities to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the Corporate GP and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership, individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the Corporate
GP or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's admission as a Partner, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation in other activities from all other Partners.

9.4	NO PRIOR EXPERIENCE BY CORPORATE GP.  The Corporate GP is a Delaware
corporation that was formed on April 21, 2003, and it does not have any prior business experience.

9.5	GP TRADES CONFIDENTIAL.  The future trading results of the Corporate GP, any Other GP and their Affiliates and principals will be confidential and not disclosed to the other Partners. Any GP, their Affiliates and principals may take positions that are the same or different from positions taken by the Partnership. Nothing in this Section, or elsewhere in this LP Agreement, shall permit the any GP, Affiliate, or principal to violate its fiduciary or legal obligations to the Partnership.

9.6	LIMITATIONS ON EXERCISE OF GP POWERS:

(a)	Without diminishment of the right of the Corporate GP or any Affiliate to compensation for services provided to the Partnership, no GP shall:

(i)	sell, or otherwise dispose of, any of the Partnership's assets to the
Corporate GP or its Affiliates;

(ii)	allocate any portion of its indirect expenses including, but not limited to, salaries, rent, travel expenses and such other items generally falling under the category of Corporate GP overhead expense to the Partnership;

(iii)	cause or permit the Partnership to enter any agreement with the
Corporate GP or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the Corporate GP's fiduciary obligations to the Partnership or pursuant to which the Corporate GP or any Affiliate:

(A)	would provide or sell any services, equipment, or supplies at rates other than those charged to others; or

(B)	would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

(b)	Compensation to any party, including the Corporate GP and any CTA selected to trade for the Partnership may not exceed the most stringent limitations in effect during the period Units are offered for sale imposed by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the Corporate GP will promptly reimburse the Partnership for such excess.

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(c)	Without concurrence of a Majority in Interest or receipt of Redemptions equal to all or substantially all of the Partnership assets, no GP, including the Corporate GP, may:

(i)	Amend this Agreement except for those amendments that are specifically authorized by this Agreement or do not adversely affect the rights of the Limited Partners.

(ii)	Voluntarily withdraw as a GP.

(iii)	Appoint a substitute Corporate GP or Additional GP or allow any substitute Corporate GP or Additional GP to resign; provided, however, one or more Additional GPs may be appointed or may resign without obtaining the consent of a Majority in Interest if the addition of such person is necessary, or becomes no longer necessary, to preserve the tax status of the Partnership as a partnership and not as a corporation or comply with NASAA guidelines or any other law, regulations or rule or interpretation thereof by any regulator authorized to qualify the Partnership interests for sale and such additional GP has no authority to manage or control the Partnership.

(iv)	Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(v)	Cause the merger or other reorganization of the Partnership.

(vi)	Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

9.7	OBLIGATIONS OF CORPORATE GP.  The Corporate GP shall:

(a)	Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b)	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c)	Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(d)	Employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the Corporate GP to perform Partnership business at the expense of the Partnership.

(e)	Advance the Organization and initial Offering Expenses subject to reimbursement by the Partnership for such expenses immediately upon the Initial Closing and on each subsequent closing subject to any limitations imposed by law.

(f)	Employ only independent CTAs that are registered pursuant to the
Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g)	Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Corporate GP's immediate possession or control, and the Corporate GP will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(h)	Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the Corporate GP's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The Corporate GP shall maintain and preserve such records for a period of not less than six (6) years from the date they are generated.

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9.8	COMPENSATION TO THE CORPORATE GP.  The Corporate GP may establish its compensation, from time to time, for its services; provided, however, such charges shall be:

(a)	No more than:

(i)	A sales commission and/or continuing service fee of up to ten percent
(10%);

(ii)	A management fee of one half of one percent (1/2 of 1%) per month [six percent (6%) per year] of the Net Asset Value of the Partnership, computed and paid to the Corporate GP and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month and an incentive fee, paid quarterly, of up to fifteen percent (15%) of the New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year; provided, however, for each percentage point (1%) of reduction in management fee, the incentive fee may be increased by two percent (2%); i.e., upon reduction of the management fee to zero (0), the incentive fee may be increased to twenty-seven percent (27%); and

(iii)	Fixed and/or round turn brokerage commissions provided they are reasonable. Brokerage commissions will be presumed to be reasonable if they are either eighty percent (80%) of the published retail rate plus Pit Brokerage Fees or fourteen percent (14%) including Pit Brokerage Fees of the average annual Net Assets of the Partnership.

(b)	Reasonable when compared with similar services to similar partnerships.

                                   ARTICLE X
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

10.1	LIMITATION OF LIABILITY.  No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof.
However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

10.2	NO MANAGEMENT RIGHTS.  No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

10.3	CERTAIN RIGHTS.  Provided the following, does not either (i) subject the
Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the Corporate GP, the Other GP-Pacult or any other GP, shall have the following rights in addition to those granted elsewhere in this
Agreement:

(a)	Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the Corporate GP or which affects the duties of the Corporate GP requires the consent of the Corporate GP.

(b)	The Corporate GP and any Additional GP may be removed and a new
Corporate GP or Additional GP elected in accordance with the terms of this LP Agreement.

(c)	Cancel any contract for services with the Corporate GP or any Additional
GP, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the Corporate GP and any Additional GP with the Partnership is one year; and, provided further, should any amendment to this LP Agreement attempt to modify the compensation or distributions to which the Corporate GP and any Additional GP is entitled or which affects the duties of the Corporate GP or any Additional GP, such amendment will become effective only upon the consent of such GP.

(d)	The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e)	Dissolve the Partnership.

(f)	Any material changes in the Partnership's basic investment policies including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meeting which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

10.4	CORPORATE GP ACTION WITHOUT LIMITED PARTNER APPROVAL.  Notwithstanding
anything in this Agreement to the contrary, the Corporate GP may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a)	add to the representations, duties or obligations of the Corporate GP or its Affiliates or any Additional GP or surrender any right or power granted to the Corporate GP or its Affiliates or any Additional GP in this LP Agreement for the benefit of the Limited Partners;

(b)	cure any ambiguity, correct or supplement any provision in this
Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this LP Agreement which will not be inconsistent with the intent of this LP Agreement;

(c)	delete or add any provision of this LP Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

 (d)	reflect the withdrawal, expulsion, addition or substitution of Partners;

(e)	reflect the proposal, promulgation or amendment of Regulations under
Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the Corporate GP, the amendment does not have a material adverse effect on the Limited Partners generally;

(f)	elect for the Partnership to be bound by any successor statute to the
Act, if, in the opinion of the Corporate GP, the amendment does not have a material adverse effect on the Limited Partners generally;

(g)	conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the Corporate GP, it believe appropriate, necessary or desirable, if, in the Corporate GP's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h)	change the name of the Partnership;

(i)	conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the Corporate
GP, it believes appropriate, necessary or desirable, if, in the Corporate GP's reasonable opinion, such amendment does not have a material adverse effect on the Limited Partners generally or the Partnership; and

(j)	make any change which, in the exclusive discretion of the Corporate GP, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the Corporate GP, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

10.5	EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a)	If, at any time, the Corporate GP determines that any Limited Partner has an ownership percentage of ten percent (10%) or more, the Partnership, in the Corporate GP's exclusive discretion, may cause Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent (10%). The Redemption shall be effective as of the next Valuation Date or such other Valuation Date, at the discretion of the Corporate GP.

(b)	The Corporate GP has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner; however such minimum investment may not be lowered below $5,000. In the event the Corporate GP does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount within 30 days, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be Redeemed at the next Redemption date as provided in this LP Agreement.

(c)	Notwithstanding the foregoing, the Corporate GP, at its sole discretion, may expel any Partner at anytime for any reason, by causing the Redemption of that Partner's Units as of the next Valuation Date, or such other Valuation
Date as the Corporate GP may determine.

10.6	NOTIFICATION.  Notice shall be sent to each Partner within seven business days from the date of:

(a)	any decline in the Net Unit Value to less than 50% of the initial $1,000 or the highest Net Asset Value, whichever is greater, on the last Valuation
Date;

(b)	any material change in contracts with the Corporate GP, any Additional
GP, any FCM, IB or CTA or any of their Affiliates including, but not limited to, any addition or deletion of CTAs or any modification in connection with the method of calculating the incentive fees;

(c)	any other material change that affects the operation of the Partnership or is a reportable event to the SEC or CFTC or any State Securities Administrator or any self regulatory organization.

10.7	NOTIFICATION CONTENTS.

(a)	a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have had the opportunity for 30 days to Redeem pursuant to the terms of this LP Agreement;

(b)	in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to the LP Agreement and voting rights, if applicable, and a description of any material effect such changes may have on the interests of the Partners.

10.8	EXERCISE OF RIGHTS.  Upon receipt of a written request, executed by ten percent (10%) or more of the holders of Units for a vote upon and to take action with respect to any rights of the Partners under this LP, the Corporate GP shall call a meeting of all Partners of the Partnership as provided in
Section 13.5 hereof to vote on the specific matters raised in the request.

10.9	EXAMINATION OF BOOKS AND RECORDS.  A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the Corporate GP may keep and withhold the names of the other Partners, specific trading methods used by the CTA, and other designed confidential and trade secret information from the Partners.

                                  ARTICLE XI
                   ASSIGNMENT OF LIMITED PARTNERSHIP UNITS;
                         ADMISSION OF LIMITED PARTNERS

11.1	RESTRICTION ON ASSIGNMENT.  A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the Corporate GP; provided, however, that in no event may an assignment be made or permitted until after six months from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than $5,000 in value of Units in the Partnership. No transfers may be made where, after the transfer or assignment, either

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the transferee/assignee or transferor/assignor would hold less than $5,000 in value of Units in the Partnership, except transfers or assignments by gift, inheritance, intrafamily transfers, family dissolutions and transfers to Affiliates. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The Corporate GP shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership. If the Corporate GP withholds consent to a proposed transfer of Units in order to preserve the tax status of the Partnership, or the characterization or treatment of Partnership income or loss, the Corporate GP shall provide an opinion of counsel to support the restriction on the transfer of Units Upon advice of counsel, the Corporate GP shall eliminate or modify any restrictions on transfer or assignment at such time as the restriction is no longer in place.

11.2	DOCUMENTATION OF ASSIGNMENT.  The Corporate GP shall furnish to the assigning Limited partner a proper form to duly effect such assignment. The Corporate GP shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the Corporate GP has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefore) and such evidence of authority as the Corporate GP may reasonably request and the Corporate GP shall have accepted such assignment.

                                  ARTICLE XII
                 ACCOUNTING RECORDS, REPORTS AND DISTRIBUTIONS

12.1	DISTRIBUTIONS.  Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the Corporate GP.

12.2	BOOKS OF ACCOUNT.  Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the Corporate GP and each Limited Partner
(or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the Corporate GP, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a)	Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the Corporate GP to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the Corporate GP, in its sole discretion, determines to be necessary or appropriate.

(b)	Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than March 31 following the end of each Calendar Year.

12.3	CALCULATION OF NET ASSET VALUE.  The GP shall calculate an estimated or provisional daily Net Asset Value. At the close of each month, the Net Asset Value for such month shall be calculated and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the Corporate GP shall make available to any Partner the Net Unit Value.

12.4	MAINTENANCE OF RECORDS.  The Corporate GP shall maintain and retain all records as required by law and/or the NASAA Guidelines including, but not limited to, (1) all books of account required by this Article; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

12.5	TAX RETURNS.  The Corporate GP shall cause tax returns for the
Partnership to be prepared and timely filed with the appropriate authorities. The Corporate GP shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the Corporate GP shall not be required to cause the Partnership to pay any tax so long as the Corporate GP or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

12.6	TAX ELECTIONS.  The Corporate GP shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. The Corporate GP is authorized by this LP Agreement to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the Corporate GP as "tax matters partner" of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate Federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners that hold than a 1% interest in the Partnership at the time of the settlement unless any said Limited Partner shall have notified the Internal Revenue Service and the Corporate GP by certified mail, return receipt requested, served within 30 days of service of the notice upon said Limited Partner of the existence of the IRS claim against the Partnership by the Corporate GP, that the Corporate GP is not authorized to act on such Limited Partner's behalf.

                                 ARTICLE XIII
                                  AMENDMENTS

13.1	RESTRICTION ON AMENDMENTS.  No amendment to this Agreement shall be effective or binding upon the Partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the Corporate GP may adopt amendments without such approval which are, in the sole judgment of the Corporate GP, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units pursuant to any Federal or state law, regulation, rule or guideline or to maintain the Partnership and the Corporate GP and its principals and any Partner in compliance with the laws, regulations, rules and guidelines which govern or are applicable to the business, including the requirements of any self regulatory organization, or to substitute or add or withdraw persons as Limited Partners; provided, however, no such change may be made to the investment strategy or limited liability of the Limited Partners.

13.2	ADMISSION OF ADDITIONAL PARTNERS.  At any time, the Corporate GP may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner must contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the Corporate GP. Pursuant to Article VI, the Corporate GP may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

13.3	TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS.  Notwithstanding
anything stated herein to the contrary, the Corporate GP may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

13.4	NOTICE OF RESTRICTED TRANSFER.  There is no obligation upon the
Partnership to issue certificates of ownership. However, should the Corporate GP elect to cause the Partnership to issue certificates of ownership, each certificate of Limited Partnership shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION, LIMITED PARTNERSHIP AGREEMENT, AND LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE CORPORATE GP AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH

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OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH
TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, APPLICABLE STATE SECURITIES LAWS. OR CAUSE THE PARTNERSHIP TO BE TAXED AS A CORPORATION.

13.5	MEETINGS OF PARTNERS.  The Corporate GP may call a meeting for any purpose at the cost of the Partnership. A meeting of Partners may be also called by ten percent (10%) of the other Partners by written request that details the purpose of such meeting. The cost of distribution of the Notice of Meeting and Request to all Partners of any such meeting will be borne by the Fund. The Corporate GP shall, within fifteen (15) days thereafter, provide written notice to all Partners, either in person or by first class, certified mail, of the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty
(60) days, thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners votes for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

13.6	RIGHT OF CORPORATE GP TO RESIGN.  The Other GP-Pacult may submit his resignation as Other GP at any time for any reason without consent of the Corporate GP or any other Partner upon one hundred twenty (120) days prior written notice to the other Partners. The Corporate GP may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute GP and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide notice that the partners must elect a successor GP. In the event of the voluntary withdrawal by the Corporate GP, the Corporate GP shall pay the Partnership's legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the Corporate GP shall be paid the items identified in Section 13.7 below and be relieved of all responsibility for the future operation of the Partnership.

13.7	AMENDMENT INVOLVING SUCCESSOR CORPORATE GP.  Should a resignation or an amendment to the Agreement provide for a change in the Corporate GP upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the Corporate GP, shall require the following conditions: the Corporate GP shall retire and withdraw as Corporate GP and the Partnership business shall be continued by the successor GP or GPs, and such amendment shall expressly provide that on or before the effective date of removal.

(a)	The Corporate GP shall be permitted to Redeem 100% of its Units as of the Valuation Date following its removal or resignation in cash equal to the Net Asset Value of such Corporate GP's interest in the Partnership.

(b)	The Partnership shall pay to the removed or resigned Corporate GP an amount equal to the Appraised Value of such Corporate GP's assets to be transferred to the successor GP to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing Corporate GP's interest in the Partnership shall equal such Corporate GP's interest in the sum of (1) the Expenses advanced by the Corporate GP to the Partnership,
(2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the Net Book Value of all other assets, unless the withdrawing Corporate GP or the successor Corporate GP believes that the net book value of an asset does not fairly represent its fair market value in which event such Corporate GP shall cause, at its expense, an independent appraisal to be made by a person selected by a Majority in Interest of the Partners to determine its value.

(c)	The successor Corporate GP and the Partnership shall indemnify the former Corporate GP for all future activities of the Fund.

                                  ARTICLE XIV
                                  REDEMPTION

14.1	REDEMPTION.  A Partner (including any approved assignee who becomes a
Limited Partner) may request to withdraw any part or all of his Capital Contribution and undistributed profits, if any, in the Partnership by submission of a request to the General Partner (such request for withdrawal is called a "Redemption"). Redemption shall be at the Net Asset Value per Unit determined at the close of business on the last day of the period established, from time to time, by the Corporate GP for Redemptions subject to the limitations provided in 14.2 below. Such

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Redemptions shall be no less often than quarterly; provided, however,
Redemption may be deferred until after the lapse of twelve months from the date of initial purchase of the Units and, provided further, that the Partner maintain an investment in the Partnership of $5,000 or more.

14.2	REDEMPTION PROCEDURES.  Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the Corporate GP have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption" shall mean a letter mailed or delivered by a Partner and received by the Corporate GP prior to the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption became effective, less accrued expenses and any amount owed by such Partner to the Partnership. All Redemption requests shall be subject to the following:

(a)	If redemption requests received from limited partners exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemptions periods as cash becomes available.

(b)	The Corporate GP in its sole discretion may, upon notice to the
Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the Corporate GP.

(c)	The general partner may impose a redemption fee during the first year of investment not to exceed 3%. The amount of any cash distributions and amounts paid upon Redemption of Units as of the end of such month shall be subtracted from the Capital account of such Partner.

14.3	SPECIAL REDEMPTION.

(a)	In the event the Net Unit Value falls to less than fifty percent (50%)
of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the Corporate GP shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 14.1 and 14.2, above. No trading shall commence until after such fifteen (15) day period.

(b)	Until such time as the Corporate GP elects to qualify the Partnership
Units for public sale, the Corporate GP will establish, from time to time, the minimum amount that each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the Corporate GP of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum, The failure to contribute such Capital within ten days after receipt of said notice from the Corporate GP shall be deemed a request by the Limited Partner for redemption of 100% of his interest in the Partnership and termination as a Partner. Upon election by the Corporate GP and qualification of the Partnership Units for public sale, there will be no further right of the Corporate GP to give notice of an increase in the minimum amount that all Limited Partners will be required to contribute to Capital of the Partnership. Except for the increase in the minimum amount that all Limited Partners, in the sole discretion of the Corporate GP, shall be required to contribute to Capital or suffer redemption, there will be no required contribution or assessments of the Limited Partners.

                                  ARTICLE XV
                  NATURE OF PARTNER'S LIABILITIES FOR CLAIMS

15.1	PROSECUTION OF CLAIMS.  The Corporate GP shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any party at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

15.2	SATISFACTION OF CLAIMS.  The Corporate GP shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefore, next, out of Partnership assets and income, and finally out of the assets and income of the Corporate GP and any Other GP.

15.3	CORPORATE GP DECISION. The decisions made by the Corporate GP in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final unless contested and put to a vote of Partners pursuant to this LP Agreement, in which case a vote of a Majority in Interest will determine the course of action.

15.4	EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS.  The GP
shall not be liable to the Partnership or the Partners for any error in judgment or any mistake of law or fact or any act done in good faith or any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the Partnership or negligence or wrongful action on its part in the management of Partnership affairs or violation of Federal or state securities laws in connection with the offering of Units for sale.
In addition:

(a)	The GP will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the GP of the Partnership (other than an action by the Partnership or a Partner against the GP which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the GP and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence, misconduct, or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the GP or any affiliate did not act in good faith and not in the best interest of the Partnership.

No indemnification shall be available in respect of any allegation of a violation of the Federal or state securities laws by or against the GP, any broker/dealer or any other party unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the GP or broker/dealer or such other party; (ii) a court of competent jurisdiction approves a settlement of the claims against the GP or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware (x) that the Securities and Exchange Commission opposes such indemnification and (y) of the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold as to indemnification for violations of securities laws.

Notwithstanding any provision of this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. However, the Partnership may advance the GP's or any of its Affiliates' legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the GP or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

(b)	The indemnification of a GP shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the GP shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership. Additionally, the Partnership may not incur the cost of that portion of liability insurance which insures the GP for any liability as to which the GP is prohibited from being indemnified under this Agreement.

(c)	Any change in the requirements imposed by the Securities and Exchange
Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the GP to indemnification.

(d)	The indemnification of the GP provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the GP.

 (e)	The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(f)	In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(g)	No creditor of a Partner shall have a right to vote Units.  Nor may any
Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

(h)	The GP may rely upon the written opinion of legal counsel selected by the Partnership as to the taking of any action or refrain from any action on behalf of the Partnership without incurring any liability to the Partnership or any Partner.

                                  ARTICLE XVI
         CONFLICTS OF INTEREST, HIGH RISK, AND SPECULATIVE INVESTMENT

16.1	CONFLICTS OF INTEREST.  Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The Corporate GP has used its best efforts to identify and describe all existing and potential conflicts of interest that may be present in this LP Agreement. The Corporate GP intends to assert that all Partners have, by subscribing to the Partnership, consented to the existence of such existing and potential conflicts of interest as are described in this LP Agreement in the event of any claim or other proceeding by any Partner is brought against the Corporate GP, and its Principals, any Other GPs and their Principals, any CTAs and their Principals, any FCMs and their Principals, any IB and their Principals or any Affiliate of any of them that alleges that such conflicts violated any duty owed to said Partner.

(a)	MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GPs, THE
CTAs, AND THEIR PRINCIPALS. The right of any GP, in any capacity, to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools, presents existing and potential conflicts of interest. There is no limitation upon the right of the any GP and their principals, the CTA, or any of their Affiliates to engage in trading commodities for their own account. Having said that, the Corporate GP will provide and obtain representations from all Other GPs and persons who perform services for the Partnership and their Affiliates that no prior orders known in advance to be placed by the Partnership will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. The Corporate GP and any Other GP, should they form other commodity pools, and the CTA, may have financial incentives to favor other accounts over the Partnership. In the event the Corporate GP, or any Other GP or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. The Corporate GP does not presently intend to engage in trading for its own account; however, the CTA reserves the right to trade for its own account.
And no representation can be made regarding the trading by any Other GP to be admitted to the Partnership in the futures. Any trading for their personal accounts by the Corporate GP, any Other GP, and any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by any GP or CTA responsible for the management of the Partnership.

(b)	POSSIBLE RETENTION OF VOTING CONTROL BY THE CORPORATE GP.  There is no
limit upon the value of interests in the Partnership the Corporate GP and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership and the other Partners.

 (c)	CORPORATE GP TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP.
As the Corporate GP has a financial interest in the operation of the Partnership in the form of an incentive fee, it is unlikely that the Corporate GP would voluntarily resign, even if such resignation would be in the best interest of the Partnership and the other Partners

(d)	FEES AND CHARGES TO THE PARTNERSHIP PAID TO CORPORATE GP NOT NEGOTIATED.
The incentive fees, if any, paid to the Corporate GP and the amount of the fixed brokerage commissions payable to the Corporate GP by the Partnership have not been negotiated at arm's length.  And, the Corporate GP has a conflict of interest in the definition of the risks to be assumed by the CTA
by virtue of the incentive fee to be paid to the Corporate GP.   The Corporate
GP could allow the CTA selected to take trades that are other improvident to improve the chance of profit rather than protect the best interests of the Partnership. The arrangements between the Corporate GP and the Partnership with respect to the payment of the commissions are believed by the Corporate
GP to be fair to the Partnership.

(e)	CORPORATE GP COULD WITHHOLD APPROVAL OF REDEMPTIONS.  The Corporate GP
has an incentive to withhold distributions and to withhold approval of Redemptions because the Corporate GP receives an incentive fee on profits that depend, in part, on the amount of equity available to the trading advisor to trade.

(f)	HIGH RISK TRADING BY THE GP and CTA, or BOTH, TO GENERATE INCENTIVE
FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the Corporate GP and the CTA are compensated by the Partnership by an incentive fee based on the New Net Profit earned by the Partnership it is possible for the Corporate GP to fail to supervise and for the CTA, independently, to select trades which normally would be too risky for the Partnership in the attempt to earn the incentive fees.

(g)	THE CORPORATE GP TO RETAIN A SHARE OF THE COMMISSIONS.  The Partnership
will pay a fixed brokerage commission to the Corporate GP, and retains the difference between that amount and the round turn commissions it pays to the FCM. The Corporate GP has an incentive to select CTAs that trade less frequently to increase the share of profits earned by the Corporate GP from the commissions charged to the Partnership. This risk is offset by the payment of an incentive fee based upon the New Net Profit to the Corporate GP.

16.2	NO RESOLUTION OF CONFLICTS PROCEDURES.  As is typical in many partnerships, the Corporate GP has not established formal procedures, and none are anticipated in the future, to resolve the actual and potential conflicts of interest that are present the structure of the Partnership or that may arise in the future. It will be extremely difficult, if not impossible, for the Corporate GP to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the LPs. The foregoing list of risk factors and potential conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the Corporate GP. Investors are not to construe the risks identified in this LP Agreement as legal or tax advice. Before determining to invest in the Units, potential limited partners should read this entire LP Agreement as well as the Partnership's offering documents including, but not limited to, the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them.

16.3	INTERESTS OF NAMED EXPERTS AND COUNSEL.  The Corporate GP has or will employ legal counsel to prepare Offering Documents, provide explanations of the tax consequences of an investment in the Partnership and opine upon the legality of the issuance of the Units. No law firm selected nor its principals, nor any accountant or other expert employed by the Corporate GP to render advice in connection with the preparation of the Offering Documents or any other documents attendant thereto, have any present interest or future expectation of ownership in the Partnership or its Corporate GP or the Underwriter or the CTAs or the IB or the FCM. A substantial portion of the legal fees for preparation of the offering documents is contingent upon the sale of the Minimum and the Maximum of the Units to be offered for sale. All experts are disclosed in the Partnership's prospectus.

                                 ARTICLE XVII
                               POWER OF ATTORNEY

17.1	POWER OF ATTORNEY EXECUTED CONCURRENTLY.  Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the Corporate GP, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the Corporate GP as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

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 (a)	Any certificates and other instruments, including but not limited to, a
Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the Corporate GP deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b)	Any other instrument which may be required to be filed by the
Partnership under Federal or any state laws or by any governmental agency or which the Corporate GP deems advisable to file; and

(c)	Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

17.2	EFFECT OF POWER OF ATTORNEY.  The Power of Attorney concurrently granted by each Partner to the Corporate GP is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the Corporate GP for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the Corporate GP for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Corporate GP to execute, acknowledge and file an instrument necessary to effect such substitution.

17.3	FURTHER ASSURANCES.  Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the Corporate GP, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the Corporate GP deems necessary or desirable.

                                 ARTICLE XVIII
                           MISCELLANEOUS PROVISIONS

18.1	NOTICES.  Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the Corporate GP is otherwise notified in writing.

18.2	NATURE OF INTEREST OF PARTNERS.  The interest of each Partner in the
Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender or any other creditor or trustee appointed for the benefit of creditors of a Partner shall be valid without the express written consent of the Corporate GP.

18.3	GOVERNING LAW AND PRESUMPTION OF GOOD FAITH.  This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the Federal or state courts for the State and County of the principal office of the Partnership as it is established, from time to time, by the Corporate GP. Currently, the principal office of the Partnership is located in Steuben County, Indiana. All actions of the Corporate GP in furtherance of partnership business are presumed to be in good faith.

18.4	SUCCESSORS IN INTEREST.  This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

18.5	INTEGRATION.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous written and verbal agreements and the understandings of such parties in connection herewith. Any amendment or supplement made to this LP Agreement must be in writing.

18.6	COUNTERPARTS.  This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the Corporate GP shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

18.7	SEVERABILITY.  Any provision of this Agreement, which is invalid, illegal, or unenforceable in any respect in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

18.8	NO WAIVER.  The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

18.9	HEADINGS.  The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

18.10	RIGHTS AND REMEDIES CUMULATIVE.  This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

18.11	WAIVER OF RIGHT TO PARTITION.  Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

18.12	WAIVER OF CREDITORS.  No creditor who makes a non-recourse loan to the
Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Corporate GP:

WHITE OAK FINANCIAL SERVICES, INCORPORATED


By: _____________________________
    Michael P. Pacult, President

Other GP:


By: _____________________________
    Michael P. Pacult, Other GP

Initial Limited Partner:


By: _____________________________
    Michael P. Pacult, Limited Partner

            EXHIBIT B TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                            REQUEST FOR REDEMPTION

To:   White Oak Financial Services, Inc.
      General Partner                           ____________________________
      5914 N. 300 West                          Our Social Security Number or
      P. O. Drawer C                            Taxpayer ID Number
      Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Providence Select Fund, Limited Partnership, (the "Fund"), of _______________Units (insert the number of Units to be Redeemed). This Redemption request must be received by you no later than ten (10) days prior to the last business day of the month in which the Redemption is to occur. Once this Redemption request is approved and accepted by you as General Partner, it will be paid at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval. The undersigned may be charged a redemption fee of no more than 3% if this Redemption request is made within the first four months of investment, 2% during the second four months, 1% during the third four months, and none after the twelfth month of investment.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request is made with full power and authority to request Redemption of such Units.
Such Units are not subject to any pledge or otherwise encumbered.

      United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

      Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward a fund check for the Redemption proceeds to the undersigned at:


_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)

            EXHIBIT C TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                           SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for Providence Select Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's Offering Circular dated July __, 2007 (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Bank for the acct. of Providence". Purchaser is also delivering to the Selling Agent an executed Subscription
Agreement and Power of Attorney (Exhibit D to the Prospectus).   Upon
acceptance of Purchaser's Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Limited Partnership Agreement, attached as Exhibit A to the Prospectus, as amended from time to time pursuant to its terms. Thereafter, the General Partner will direct the release of the funds from the depository account on the first business day of the month following the acceptance of the subscription. Purchaser agrees to reimburse the Fund and its general partner for any expense or loss, including legal fees and court costs, incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, pursuant to the terms of the offering, Purchaser shall have executed the Limited Partnership Agreement.

As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a)	Purchaser is of legal age to execute the Subscription Agreement and
Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b)	All information that Purchaser has heretofore furnished to the General
Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c)	Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d)	The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e)	If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
(d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees:
(i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

1.	Alaska-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

2.	Arizona-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

3.	California-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

4.	Iowa-Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.

5.	Kansas--Net worth of at least $225,000 or a net worth of at least
$60,000 and an annual gross income of at least $60,000. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

6.	Maine-Net worth of at least $200,000 or a net worth of at least $50,000 and an annual taxable income of at least $50,000.

7.	Massachusetts-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

8.	Michigan-Net worth of at least $225,000 or a net worth of at least
$60,000 and taxable income during the preceding year of at least $60,000.

9.	Minnesota-Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and Power of Attorney and (ii) make the representation in respect of risk tolerance in the Subscription Agreement.

10.	Mississippi-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

11.	Missouri-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

12.	Nebraska-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

13.	New Hampshire-Net worth of at least $250,000 or a net worth of at least
$125,000 and an annual taxable income of at least $50,000.

14.	North Carolina-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

15.	Pennsylvania-Net worth of at least $175,000 or a net worth of at least
$100,000 and an annual income of at least $50,000. Because the minimum closing amount is less than 1/10th of the maximum offering size, Pennsylvania investors are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

16.	South Carolina-Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

17.	South Dakota-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

18.	Tennessee-Net worth of at least $250,000 or a net worth of at least
$65,000 and annual taxable income of at least $65,000.

19.	Texas-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

            EXHIBIT D TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                           SUBSCRIPTION INSTRUCTIONS
                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

    The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

    A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

    FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

    Item 1     -    Enter the dollar amount of the purchase.

    Items 2 - 7    -     Enter the Social Security Number or Taxpayer ID
Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

    The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.
Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

     Item 8     -     The investor(s) must execute the Subscription Agreement
and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

    Item 9    -    Registered Representative must complete.

 The Selling Agent's copy of the Subscription Agreement and Power of Attorney
      Signature Page may be required to be retained in the Branch Office.

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

White Oak Financial Services, Inc.
General Partner                        ____________________________
5914 N. 300 West, P. O. Drawer C       Social Security Number or
Fremont, IN 46737                      Taxpayer ID Number

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Providence Select Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated July ___, 2007, (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Bank for the acct. of Providence" to be delivered by the Sales Agent to the Depository Agent within 24 hours after receipt for deposit to the Depository Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

3. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4. Representations and Warranties. By executing the Subscription Agreement and Power of Attorney, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to general partner and the Fund as follows (As used below, the terms "you and your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):
(Please initial each item to provide your acknowledgement or representation)

______1. I have received a copy of the Prospectus dated July ___, 2007, including the Agreement of Limited Partnership.

______2. If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so.

______3. I satisfy the applicable financial suitability and minimum investment requirements in the Prospectus and Exhibit C, including the "State Suitability Requirements" for residents of the state in which I reside that appear under that caption.

______4. Unless representation (5) or (6) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.

______5. If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

______6. If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

______7 I understand that my investment is not transferable and is illiquid except for limited redemption provisions, as set forth in the Prospectus and the Agreement of Limited Partnership.

______8  This investment represents 10% or less of my total net worth.

______9 I believe I have provided for my retirement and the support of those who are dependent on me without the need for return of my investment in this Fund.

______10 I have not omitted any information in the documents supplied to my broker or sales agent that would prevent them from determining my suitability for this investment.

5.  Additional Disclosures:

The trade of futures and options on futures involves substantial risk, including the loss of your investment.

The general partner and the sales agent shall make every reasonable effort to determine that the purchase of units of partnership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from the suitability questionnaire and subscription agreement (Exhibit D) signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the general partner and the sales agent shall make every reasonable effort to ascertain that you:

(a) meet the minimum income and net worth standards established for the Fund;

(b) can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c) are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)  have an understanding of:

  (i)   the fundamental risks of an investment in the Fund;

  (ii)  the risk that you may lose your entire investment;

  (iii) the restrictions on the liquidity and transferability of the units;

  (iv) the background and qualification of the general partner and the Fund's commodity trading advisor; and

  (v)   the tax consequences of an investment in the Fund.

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                    Units of Limited Partnership Interests
                 Subscription Agreement and Power of Attorney
                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Providence Select Fund, Limited Partnership (the "Partnership"), and by either enclosing a check payable to "Star Bank for the acct. of Providence", or by instructing their brokerage firm to debit their customer securities account in the amount set forth below, hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus. The named investor further, by signature below, acknowledges (i) receipt of the Prospectus of the Partnership dated July ___, 2007; (ii) that such Prospectus includes the Partnership's Limited Partnership Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and, (iv) after the lapse of five business days from submission, this subscription will be irrevocable. Investor understands that if the account is titled "for the benefit of" ("FBO"), that the named entity will custody the Units, purchase, hold and redeem Units in the investor's account, and will receive copies of Partnership application forms and statements for the benefit of the investor. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1)  Account # ____________________________.
Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)
[ ] Check here if investor's securities account is to be debited.

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____
Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust
Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP
3) Investor's Name _________________________________________________________
4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)
5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code
6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code
7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street                    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) that the Partnership is the first client account to trade in the Providence Select Fund portfolio; (iii) the Partnership's substantial charges; (iv) the Partnership's highly leveraged trading activities; (v) the lack of liquidity of the Units; (vi) the existence of actual and potential conflicts of interest in the structure and operation of the Partnership; (vii) that Limited Partners may not take part in the management of the Partnership; (viii) the tax consequences of the Partnership; and (ix) the redemption fee of 3% that will be charged during the first four months of investment, 2% during the second four months, 1% during the third four months, and none thereafter.


8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to a registered representative of a Selling Agent.
Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                         UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)        REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:
    Selling Agent:
    Reg. Rep. No.:
    Branch Office:
    Address:
    City, State, Zip:
    Tel. Number:
    Facsimile:
    Email:

11) PRINCIPAL SELLING AGENT
    Futures Investment Company, 5914 N. 300 West, Fremont, IN  46737,
    (260) 833-1306

            EXHIBIT E TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                             DEPOSITORY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of December, 2004, is by and among Providence Select Fund, Limited Partnership, (the "Fund"), White Oak Financial Services, Inc., 5914 N. 300 West, P. O. Box, C, Fremont, IN 46737, (the "General Partner"); Futures Investment Company, an Illinois corporation, 5914 N. 300 West, P. O. Box, C, Fremont, IN 46737 (the "Selling Agent"), and Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, a bank unaffiliated with the Fund, General Partner or Selling Agent and otherwise within the definition of Section 3(a)(6) of the 1934 Act (the "Depository").

1. Account Opened. The General Partner establishes and the Depository accepts and opens an account that will be invested in short term bank certificates of deposit that comply with SEC Rule 15c2-4 titled
"Star Bank for the acct. of Providence" to clear proceeds of sale of limited partnership interests (the "Units") in a best efforts minimum/maximum offering of the Fund promptly delivered by the Selling Agent from subscribers at an initial offering price of one thousand dollars ($1,000) to be held in said bank account subject to the terms of this Agreement until a total face amount of one million thirty thousand dollars ($1,030,000) of Units (the "Minimum") are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month. The Selling Agent shall direct all subscribers to make their checks to "Star Bank for the acct. of Providence." Any instrument not so made out shall be promptly returned to the subscriber, with notice to the Selling Agent. The Selling Agent will supply Depository with a list of the subscribers to identify their name, address and amount of subscription. The Selling Agent will be solely responsible for the allocation of interest earned among the subscribers.

2. Sale of Minimum Required. The Selling Agent shall promptly transmit all checks and wire transfers for the purchase of Units directly to the Depository. At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units. Should the Minimum not be sold within twelve months from the effective date of the Offering established by the Securities and Exchange Commission (the "Offering Period") or should the offering terminate for any reason prior to the Offering Period, the Depository shall promptly return the proceeds to each subscriber plus interest as allocated by the General Partner without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the General Partner and the Selling Agent of its distribution of the funds. The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. The General Partner is solely responsible for the allocation of the interest earned to the subscribers. Upon the receipt of deposits that total $1,030,000 to the account before the lapse of or termination of the Offering Period, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund. In no event will the proceeds be released to the Fund until the Minimum is received by the Depository in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Depository which have cleared normal banking channels and are in the form of cash.

3. No Creditor's Rights. The Selling Agent and the General Partner, individually and on behalf of the Fund agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the Selling Agent, General Partner, Fund or any other entity or person.

4. Collection Procedure. The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the Selling Agent. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the General Partner rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5. Depository Liability Limited. Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6. Depository May Resign. Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Selling Agent and the General Partner or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith. Notwithstanding the foregoing, nothing in this paragraph releases the Selling Agent or the General Partner of their obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 10b-9.

7. Depository Indemnification. The Selling Agent and the General Partner agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Selling Agent and the General Partner and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WHITE OAK FINANCIAL SERVICES, INC.     STAR FINANCIAL BANK



By: ______________________________     By: __________________________
    Mr. Michael Pacult                     Thad Wright
    President                              Vice President

FUTURES INVESTMENT COMPANY             PROVIDENCE SELECT FUND, L.P.
                                       By: White Oak Financial Services, Inc.


By: ______________________________     By: ____________________________
    Mr. Michael Pacult                     Mr. Michael Pacult
    President                              President

            EXHIBIT F TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                            NUWAVE INVESTMENT CORP.

    THIS AGREEMENT is made and entered as of this ____ day of _____________, 2007, between Providence Select Fund, Limited Partnership, (the "Fund") and NuWave Investment Corp., a New Jersey corporation (the "CTA").

                                  WITNESSETH:

    In consideration of the deposit by the Fund of equity to Man Financial, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1. White Oak Financial Services, Inc., the Fund general partner and commodity pool operator (the "CPO") shall determine the amount the Fund shall initially deposit in the Account with the FCM, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. The CTA's services are not rendered exclusively for the Fund and the Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4. The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. The Fund will pay the CTA an annual management fee, payable monthly, based on the rate of trading assigned by the CTA and approved by the CPO of up to three and one quarter percent (3.25%). The CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each
calendar quarter.   The Fund accountant
will calculate the fee subject to
approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the CPO of
the Fund.   Once approved by the CPO, the incentive fee will be paid
promptly from the Fund account selected by the CPO. Interest on cash and cash equivalents such as T-Bills and money market account shall not be included as profits for incentive fee purposes.

7. The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Providence Select Fund, Limited Partnership  NuWave Investment Corp.
By: White Oak Financial Services, Inc.
    General Partner


________________________________             ________________________________
Michael Pacult                               Troy Buckner
President                                    Principal

                     Dealer Prospectus Delivery Obligation

Until one year from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation, if any, to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         [The balance of this page has been intentionally left blank.]

                                   FORM S-1

                                         Registration No. 333-119635

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(a) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Section 15.4 of the Partnership Agreement.

(b) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling Agreement or the Clearing Agreement.

(c) The following reflects all expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions:

Expense                                 Cost
Registration fees                  $  17,386
Federal taxes                              0
States taxes and fees                 60,967
Trustees' and transfer agents' fees        0
Costs of printing and engraving       25,185
Legal                                 91,331
Accounting                           102,193
Engineering                                0
Additional Offering Expenses           5,560
                                   $ 302,622

Item 15. Recent Sales of Unregistered Securities. None within three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

 (a)  Exhibits.

Exhibit
Number  Description of Document

  1.01 Selling Agreement dated August 11, 2004 between the Partnership and Futures Investment Company, the Selling Agent
  2.01  None

  3.01  Articles of Incorporation of the General Partner
  3.02  By-Laws of the General Partner
  3.03 Board Resolution of General Partner to authorize formation of Delaware Limited Partnership
  3.04 Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)
  3.05  Certificate of Limited Partnership of the Registrant
  4.01 Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)
  5.01 Opinion of The Scott Law Firm, P.A. with respect to the legality of the Partnership Units
  6.01  Not Applicable
  7.01  Not Applicable
  8.01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences
  9.01  None
  10.01 Form of Advisory Agreement between the Partnership and the Commodity Trading Advisor (included as Exhibit F to the Prospectus)
  10.02 Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus)
  10.03 Depository Agreement among Depository, Underwriter, and the Partnership (included as Exhibit E to the Prospectus)
  11.01  Not Applicable - start-up business
  12.01  Not Applicable
  13.01  Not Required
  14.01  None
  15.01  None
  16.01  Not Applicable
  17.01  Not Required
  18.01  Not Required
  19.01  Not Required
  20.01  Not Required
  21.01  None
  22.01  Not Required
  23.01  Consent of Frank L. Sassetti & Co., Certified Public
         Accountants
  23.02  Consent of The Scott Law Firm, P.A., Legal & Tax Counsel
  23.03  Consent of Jordan Patke & Associates Ltd.
  24.01  None
  25.01  None
  26.01  None
  27.01  Not Applicable
  28.01  Not Applicable

(b)  Financial Statement Schedules.

  No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That the registrant is not a foreign private issuer.

	(5)	That, for the purpose of determining liability under the
Securities Act of 1933:

		(i)	Each prospectus filed by the registrant pursuant to Rule
424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule
424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.
As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

		(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a
registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) 	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, if any pre-effective amendment was used, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The General Partner has provided an indemnification to Futures
Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

		Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the event that
a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 17th day of July, 2007, Mr. Michael Pacult, the individual general partner of the Registrant, signed this Registration Statement; and White Oak Financial Services, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WHITE OAK FINANCIAL SERVICES, INC.   PROVIDENCE SELECT FUND, LP
                                     BY WHITE OAK FINANCIAL SERVICES, INC.
                                     GENERAL PARTNER



By: /s/ Michael Pacult               By: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT
    PRESIDENT                            PRESIDENT

                                     PROVIDENCE SELECT FUND, L.P.
                                     BY MR. MICHAEL PACULT
                                     GENERAL PARTNER



By: /s/ Michael Pacult               By: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of White Oak Financial Services, Inc., General Partner of the Registrant in the capacities and on the date indicated.




/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  July 17, 2007


(Being the principal executive officer, the principal financial and accounting officer and the sole director of White Oak Financial Services, Inc., General Partner of the Partnership)

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